_________________________________________________________
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities and Exchange Act of 1934
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Filed by a party other than the Registrant  ☐
Check the appropriate box:
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☑    Definitive Proxy Statement
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☐    Soliciting Material under § 240.14a-12
Anywhere Real Estate Inc.
(Name of Registrant as Specified In Its Charter)
___________________________
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~~_________________________________________________________________________________________________________________________________________________________~~

NOTICE OF 2023 ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

A Letter from our Chief Executive Officer
Dear Stockholders:

Amidst the backdrop of one of the most turbulent real estate markets in history, Anywhere Real Estate Inc. seized the opportunity to accelerate our transformation while navigating the changing industry landscape. Throughout 2022, we responded with agility to further reimagine how we operate and strengthen our balance sheet as we continued to make strategic progress and invest for growth.

While we believe 2023 may hold similar challenges for housing, we are confident that Anywhere, with our unique advantages, leading position, and track record of delivery, can continue to simplify the real estate transaction and win in the market.

Strategic Vision
Anywhere stands out in the industry with an integrated business model across leading franchise brands, national brokerage, title, and mortgage businesses, extensive agent network, deep technology and data scale, and strong talent and culture. In May, we laid out a bold strategy to harness the power of these strengths, including our luxury leadership, to deliver a more attractive transaction experience, reduce our costs of delivery, and unlock new growth. With the first chapter of our transformation journey complete, we also unveiled our new Anywhere name and brand identity as we embark on this next phase of growth and innovation.

Even with the fast-changing real estate environment in 2022, we remained focused on executing our priorities. We believe we are creating further competitive differentiation, positioning Anywhere for even greater success as the market improves.

Strengthening Our Balance Sheet
Last year, we capitalized on market conditions to reduce our cost of capital, redeem high interest notes, extend maturities to allow for flexibility, and strengthen our balance sheet. In January, we raised $1.0 billion of 5.25% senior notes, using net proceeds (together with cash on hand) to redeem higher interest notes with nearer term maturities. In July, we refinanced and lengthened our revolving credit facility to provide for a $1.1 billion facility. In November, we redeemed in full our 4.875% senior notes.

March 17, 2023

We entered 2022 with a publicly disclosed $70 million cost savings target, and as the housing market worsened, we aggressively identified more opportunities, realizing a total $150 million in cost savings for the year.

People and Culture
Anywhere continued to be recognized as a home for top talent, earning designation as one of Forbes’ 2022 World’s Best Employers and 2022 World’s Top Female Friendly Companies, one of LinkedIn’s 2022 Top Companies in the U.S., and as a Great Place to Work® for the fifth consecutive year. Year after year, Anywhere has been honored for our culture of integrity as one of Ethisphere’s World’s Most Ethical Companies®.

We are inspired every day by excellence, doing what’s right, and helping people achieve their dreams. Those commitments, along with the incredible opportunity to transform one of life’s most meaningful events, helped us recruit great talent and new skills to Anywhere last year. We also continued to stretch and expand the roles of our leaders to simplify how we work, and we kept a relentless focus on providing more ways for our people to develop and grow. We believe our strong talent focus is not only great for careers but also helps us to strategically move faster, drive growth, and ultimately, deliver a better experience for affiliated agents and consumers.

Moving to What’s Next
I believe our powerful strengths and transformation progress will enable us to successfully navigate the current market while still propelling our strategy forward. Anywhere has substantial advantages, and with continued diligence and innovation, I am confident we will lead the way to empower everyone’s next move.

On behalf of our Board of Directors, my senior leadership team, and our employees, thank you for your continued support of and investment in Anywhere.

Sincerely,
Ryan M. Schneider
Chief Executive Officer and President

A Letter from our Independent Chairman of the Board                March 17, 2023
To Our Stockholders:
In 2022, Anywhere Real Estate Inc. accelerated its strategic vision during a very dynamic and evolving year for the real estate industry. We remain focused on navigating the company through this challenging housing market, while we advance our long-term strategy of simplifying the home buying and selling experience for the consumer. The Board believes Anywhere is well-positioned to lead through the current environment and into the future under the exceptional leadership of our CEO, Ryan Schneider, and the talented team he has put in place.
The Board continued to focus on several key areas to complement the strategic goals of the management team, including Board Governance, Strategy, Investor Outreach, and Corporate Social Responsibility. I’d like to update you on each of these areas.
Board Governance
We take pride in our commitment to strong board governance, reinforced by our Nominating & Corporate Governance Committee. The Anywhere Board comprises 12 directors, 11 of whom are independent for purposes of New York Stock Exchange listing standards. Consistent with best practices, we continue to be a leader in Board diversity: 33% of Board members are leaders of color and 33% are women.
We recently welcomed Egbert L. J. Perry, Chairman and CEO of The Integral Group LLC, a leading real estate and community development and investment management firm, to our Board of Directors. With decades of experience, including previous service as chairman of the board of directors at Fannie Mae, Egbert brings extensive knowledge of the real estate and mortgage markets, a passion for housing and homeownership, and a shared commitment to strong corporate governance.
Strategy
The Board continues to be closely involved in the oversight of the Anywhere strategy, particularly as we navigate near-term shifts in the housing market. We are acutely focused on proactively responding to changing dynamics while still driving forward the long-term vision for Anywhere: simplifying the transaction experience for the consumer.
With oversight from the Board, Anywhere executed several Executive Committee level talent moves in support of these strategic goals, adding world-class product and technology leaders to drive digital innovation and stretching seasoned industry leaders to support stronger alignment across the Company’s brands and integrated services businesses. With a new lens on digital transformation and a more streamlined operational structure, we are confident in the Company’s path forward.
We also believe Anywhere is competitively well-positioned, even in a challenging market. The Company seized opportunities in 2022 to further improve its debt profile by extending maturities and lowering its cost of capital. Looking forward, the Board continues to thoughtfully consider investment priorities and the best use of capital to support the Anywhere strategy with a focus on driving long-term value through technology innovation and operating efficiency.
Investor Outreach
The Board continues to prioritize direct engagement with our investors and maintains a proactive investor outreach program. For the fifth year running, the Board engaged directly with stockholders through our 2022 Investor Outreach Program, covering key topics such as strategy, leadership, governance and compensation. We greatly value investor feedback, which has helped inspire meaningful change to both our governance and executive compensation programs. We remain committed to building upon our governance best practices and continuing to gather and implement feedback from investors.
Corporate Social Responsibility
Anywhere remains committed to enhancing our ongoing environmental, social, and governance practices. In 2022, the Company earned repeated honors from Forbes as one of the Best Employers for Diversity and Top Female Friendly Companies, as well as continued recognition for excellence in ethics and integrity as one of the World’s Most Ethical Companies.
The Board and I remain fully supportive of the Anywhere strategy and believe the Company is in a favorable competitive position to weather near-term housing market challenges and continue executing on its bold vision for the future of real estate. We stand behind Ryan and his leadership team, and we are confident they will deliver long-term value to our shareholders.
On behalf of your Board of Directors, thank you for your continued investment in Anywhere. We appreciate the opportunity to serve the Company on your behalf.
Michael J. Williams
Independent Chairman of the Board
c/o Corporate Secretary
Anywhere Real Estate Inc.
175 Park Avenue
Madison, NJ 07940

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 3, 2023
Who may attend the meeting
Only stockholders, persons holding proxies from stockholders, invited representatives of the financial community and other guests of Anywhere may attend the Annual Meeting.
See Frequently Asked Questions—How do I attend the Annual Meeting on page 87.
We intend to hold the Annual Meeting as a virtual-only meeting. Accordingly, there will not be a physical meeting location. You will be able to attend the meeting online, examine a list of our stockholders of record, submit your questions and vote your shares electronically by visiting www.virtualshareholdermeeting.com/HOUS2023.
Your vote is important.
Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting.
You can vote by Internet before the Annual Meeting, by telephone, by requesting a printed copy of the proxy materials and using the enclosed proxy card or by Internet during the Annual Meeting.
By order of the Board of Directors,
Marilyn J. Wasser
Corporate Secretary

March 17, 2023

Time:	9:00 a.m., Eastern Daylight Time
Place:	www.virtualshareholdermeeting.com/HOUS2023

Record Date
Owners of Anywhere Real Estate Inc.* common stock as of March 8, 2023 are entitled to notice of, and to vote at, the 2023 Annual Meeting of Stockholders (and any adjournments or postponements of the meeting) (the "Annual Meeting").

Purposes of the meeting
1.	to elect twelve Directors for a term expiring at the 2024 Annual Meeting of Stockholders
2.	to vote on an advisory resolution to approve executive compensation
3.	to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2023
4.	to vote on a proposal to approve the Second Amended and Restated 2018 Long-Term Incentive Plan
5.	to vote on a proposal to amend our Amended and Restated Certificate of Incorporation (our "Certificate of Incorporation") to limit the liability of certain officers of the Company
6.	to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting
The matters specified for voting above are more fully described in the attached proxy statement.

Important Notice Regarding Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders: Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended December 31, 2022 are available at on the Investors section of our website at www.anywhere.re

* Except as otherwise indicated or unless the context otherwise requires, references in this proxy statement to "we," "us," "our," "the Company," "Anywhere" and "Anywhere Real Estate" refer to Anywhere Real Estate Inc. and our consolidated subsidiaries, including but not limited to Anywhere Real Estate Group LLC. References in this proxy statement to "Anywhere Group" mean Anywhere Real Estate Group LLC.		Website addresses given in this proxy statement are provided as inactive textual references. The contents of these websites are not incorporated by reference herein or otherwise a part of this proxy statement.

This proxy statement is issued in connection with the solicitation of proxies by the Board of Directors of Anywhere Real Estate Inc. for use at the Annual Meeting. On or about March 17, 2023, we will begin distributing print or electronic materials regarding the Annual Meeting to each stockholder entitled to vote at the meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the stockholder.

i

Forward Looking Statements. This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “intends”, "believes", "expects", "forecasted", "projects", "estimates" and "plans" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
The Company wishes to caution each participant to consider carefully the specific factors discussed with each forward-looking statement in this proxy statement and other factors contained in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as such factors in some cases have affected, and in the future (together with other factors) could affect, the ability of the Company to implement its business strategy and may cause actual results to differ materially from those contemplated by the statements expressed herein. The Company assumes no obligation to update the information or the forward-looking statements contained herein, whether as a result of new information or otherwise.
Non-GAAP Financial Measures. This proxy statement includes certain supplemental measures of the Company’s performance that are not Generally Accepted Accounting Principles (“GAAP”) measures, including Operating EBITDA (and Plan Operating EBITDA) and Cumulative Free Cash Flow. Definitions of these non-GAAP terms and reconciliations to their most comparable GAAP terms are included as Annex A to this proxy statement.

ii

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting.

PROPOSALS TO BE PRESENTED AT THE 2023 ANNUAL MEETING

Proposal 1	The Board recommends a vote FOR all director nominees
Election of twelve Director Nominees	Our Nominating and Corporate Governance Committee and our Board have determined that each director nominee possesses the skills and experience to oversee Anywhere's business strategy and that the mix of backgrounds and qualifications represented by our Directors strengthen our Board's effectiveness.
Go to page 23 for additional information on Proposal 1

Proposal 2	The Board recommends a vote FOR this proposal
Advisory Vote on Executive Compensation Program	Our executive compensation program is designed by our independent Compensation Committee to align executive compensation with the interests of our stockholders by linking a significant portion of the target direct compensation opportunity of our senior leadership team to short- and long-term strategic and business goals as measured by our performance against absolute and relative metrics and each executive's contribution to our strategic initiatives.
Go to our Compensation Discussion and Analysis on page 34 and Proposal 2 on page 71 for additional information on our executive compensation program

Proposal 3	The Board recommends a vote FOR this proposal
Ratification of the Appointment of the Independent Registered Public Accounting Firm	As a matter of good corporate governance, the Board is asking stockholders to vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2023.
Go to page 72 for additional information on Proposal 3

Proposal 4	The Board recommends a vote FOR this proposal
Approve the Second Amended and Restated 2018 Long-Term Incentive Plan (the "2018 Plan")	The 2018 Plan is an important part of the Company’s overall compensation program. It allows us to make annual and long-term incentive awards to the Company’s current and prospective officers, employees, directors and consultants and gives us a competitive advantage in attracting, retaining and motivating our team by providing incentives that are directly linked to stockholder value.
Go to page 76 for additional information on Proposal 4

Proposal 5	The Board recommends a vote FOR this proposal
Approve Amendment of the Certificate of Incorporation to Limit the Liability of Certain Officers of the Company	The proposed amendment of the Company's Certificate of Incorporation is consistent with recent revisions to the Delaware General Corporation Law and would allow for the exculpation of certain officers only in connection with the types of claims described in Proposal 5.
Go to page 85 for additional information on Proposal 5

1

2022 INVESTOR OUTREACH PROGRAM
Our Board maintains a proactive and robust investor outreach program, offering meetings to a substantial majority of shares each year since 2018. We believe offering our stockholders an opportunity for regular communication with our Board is critical to our Board's ability to ensure thoughtful and informed consideration of evolving corporate governance and executive compensation best practices. Investor feedback received during this outreach has served as a catalyst for substantive changes to both our governance and executive compensation programs.

Investors holding an aggregate of ~75% of our outstanding shares participated in the 2022 Board Investor Outreach Program*	Mr. Williams, Independent Chairman of the Board, attended all meetings and was joined by the Chair of the Compensation Committee during substantially all of the meetings.

Key topics discussed during these sessions include:

■strategy ■capital allocation	■executive compensation ■corporate governance	■environmental, social and governance (ESG) ■leadership
The strength of the Board's governance profile was noted with approval by many investors. Stockholders noted the Board's diversity of membership from multiple perspectives, including the scope of experience represented as well as the gender, ethnic, and racial diversity among its members. In response to investor interest during the 2022 Investor Outreach Program, we have provided additional information concerning the individual diversity, skills and experience of our Directors on pages 23 to 26.
Many of our stockholders noted their support for our executive compensation program. Responsive action to specific investor feedback relating to our executive compensation program is noted below. See the Compensation Discussion and Analysis (page 34) section of this proxy statement for more information.

Topic	Stockholder Feedback	Board Action

Overall Executive Compensation Philosophy	A significant number of our investors noted their support for our executive compensation program design as articulated in the 2022 proxy statement
The Compensation Committee reaffirmed its commitment to a pay-for-performance compensation program that aligns the interests of our executive officers with our stockholders through an emphasis on the use of rigorous pre-established goals and long-term equity awards

Annual Cash Incentive Payout Volatility / Award Metrics	Certain investors noted the volatility in award payouts under the annual cash incentive plan and suggested design and/or metric considerations, including those that might moderate extreme variations, such as metrics that take into account key Company objectives, including cost reductions
The 2023 annual cash incentive plan has been designed to reduce payout volatility by:
▪funding 30% of the plan based on the achievement of strategic and business objectives related to operational excellence (including cost savings), consumer experience and talent
▪funding the remaining 70% of the plan based on achievement of a budget-aligned Plan Operating EBITDA target
▪requiring a higher multiple of Plan Operating EBITDA to achieve maximum funding and a lower multiple to obtain threshold funding, while remaining in line with the Company's peers
▪reducing Compensation Committee discretion with respect to individual payouts to +/-25% of the amount funded under the plan
▪retaining the requirement that total payouts under the plan may not exceed aggregate plan funding

* 2022 Board Investor Outreach Program included spring and fall sessions; investor holdings based on estimates at the time of outreach.

2

BOARD COMPOSITION HIGHLIGHTS
Our Board is comprised of highly-qualified individuals who are committed to our Company.
See full biographies of each Director nominee beginning on page 27.

Name and Age	Director Since	Current or Key Business Experience	Independent	Committee Membership*
				AC	CC	NGC	PTC
Fiona P. Dias, 57	2013	Principal Digital Partner, Ryan Retail Consulting (since 2015)	●		●		●
Matthew J. Espe, 64	2016	Former President and CEO, Armstrong World Industries, Inc. (2010-2015)	●		●	●
V. Ann Hailey, 72	2008	Former CFO, L Brands, Inc. (formerly, Limited Brands, Inc.) (1997-2006)	●	●		●
Bryson R. Koehler, 47	2019	Chief Technology Officer, Equifax Inc. (since 2018)	●	●			●
Duncan L. Niederauer, 63	2016	Former CEO, NYSE Euronext (2007-2013)	●			●	●
Egbert L.J. Perry, 67	2023	Chairman and Chief Executive Officer, The Integral Group LLC	●
Ryan M. Schneider, 53	2017	President and CEO, Anywhere Real Estate Inc. (since 2018)
Enrique Silva, 57	2018	CEO, Culver Franchising System, LLC (2021)	●		C
Sherry M. Smith, 61	2014	Former CFO, SuperValu, Inc. (2010-2013)	●	●	●
Christopher S. Terrill, 55	2016	Former CEO of ANGI Homeservices (2017-2018)	●			●	C
Felicia Williams, 57	2021	Macy's Fellow for CEO Action for Racial Equity	●	C
Michael J. Williams, 65 (Independent Chairman)	2012	Former President and CEO, Fannie Mae (2009-2012)	●	●		C

*	C = Chair	AC = Audit Committee	CC = Compensation Committee	NGC = Nominating & Corporate Governance Committee	PTC = Product & Technology Committee

3

EXECUTIVE COMPENSATION HIGHLIGHTS
Emphasis on At-Risk & Performance-Based Compensation

90% of 2022 CEO Target Direct Compensation* is "At-Risk" and 61% is tied to Performance Metrics
At-Risk	Compensation Element	Why We Pay It	CEO Target Direct Compensation (%)	Performance-Based
	Equity (Long-Term Incentive)		Total: 71%
●	Performance-Based PSUs	Long-term value creation	42%	●
●	Time-Based RSUs	Align with stockholder interests	29%
	Cash (Short-Term Incentive)		Total: 29%
●	Annual Incentive	Drive short-term performance	19%	●
	Base Salary	Attract and retain talent	10%
* Target direct compensation includes base salary, annual incentive at target and the value assigned by the Compensation Committee to long-term incentive (equity) awards including, performance share units (PSUs) at target and restricted stock units (RSUs). Target direct compensation does not include the one-time Market Share Performance and Retention Awards granted in November 2020 due to the special one-time nature of the awards, which for the CEO were 75% performance-based and 25% time-based.

Performance Metrics Align with Business Strategy

Annual Cash Incentive Metric	Three-Year Performance Share Unit (PSU) Metrics
Plan Operating EBITDA	Relative Total Stockholder Return	Cumulative Free Cash Flow
Key metric for evaluating overall performance of our operating business	Measures our stockholder returns relative to the S&P MidCap 400	Leveraged to advance key strategic imperatives and capital allocation priorities
Pay Aligned with Performance—Performance Metrics Working as Designed

Achievement against Performance Goals for Compensation Periods ended December 31, 2022
Plan Operating EBITDA (Annual Cash Incentive - 2022)	Relative Total Stockholder Return (PSUs - 2020 to 2022 Cycle)	Cumulative Free Cash Flow (PSUs - 2020 to 2022 Cycle)
Achievement: $449 million	Achievement: Below Threshold	Achievement: $1.254 billion
Target Goal: $810 million	Target Goal: Equal to Index	Target Goal: $738 million
Funding Achievement: 0%	Payout Achievement: 0%	Payout Achievement: 200%
Realized Value: 0%	Aggregate Realized Value of PSU Awards†: 71%
See page 40 for full summary	See page 44 for full summary	See page 46 for full summary
Realized Value: 0% under one-time Market Share Performance Award for the two-year period ended September 30, 2022 (see page 49 for full summary)
† Aggregate realized value of PSU awards is determined by comparing (i) the product of (A) the aggregate number of shares or units earned by the NEOs times (B) the stock price or unit value on the last day of the performance cycle vs. (ii) the target value of the awards approved by the Compensation Committee.

4

The table below summarizes historical and forecasted payouts under PSU awards as of December 31, 2022.
The aggregate realized value of PSU awards was 71% for award cycles ended in 2022, and three of the four PSU awards outstanding at the end of 2022 were tracking below target as of December 31, 2022.

PSU Award Cycle and Metric	Years in Performance Share Unit Performance Period
	2018	2019	2020	2021	2022	2023	2024
2018-2020 PSU Award†	Completed in 2020 (Aggregate Realized Value: 21%)
RTSR	No Payout
CFCF	Below Target Payout (72% of shares)
2019-2021 PSU Award†		Completed in 2021 (Aggregate Realized Value: 139%)
RTSR		No Payout
CFCF		Above Target Payout (200% of shares)
2020-2022 PSU Award†			Completed in 2022 (Aggregate Realized Value: 71%)
RTSR			No Payout
CFCF			Above Target Payout (200% of shares)
2021-2023 PSU Award*				66% Completed
RTSR				Tracking Below Threshold
CFCF				Tracking Above Target
2022-2024 PSU Award*					33% Completed
RTSR					Tracking Below Threshold
CFCF					Tracking Below Target
† Aggregate realized value of PSU awards is determined by comparing (i) the product of (A) the aggregate number of shares or units earned by the NEOs times (B) the stock price or unit value on the last day of the performance cycle vs. (ii) the target value of the awards approved by the Compensation Committee.
* Actual results to be determined based upon results under the applicable metric at the conclusion of the applicable 3-year cycle.

ANYWHERE'S EXECUTIVE COMMITTEE
Our Board and the Compensation Committee oversee the talent management and compensation of the executive officer members of our Executive Committee, which is comprised of the Chief Executive Officer and the most senior leaders in the Company.

From left to right:
Top Row: Ryan Schneider, Chief Executive Officer & President; Charlotte Simonelli, EVP, Chief Financial Officer; Susan Yannaccone, President & CEO, Anywhere Brands & Anywhere Advisors; Melissa McSherry, EVP, Chief Operating Officer; and Marilyn Wasser, EVP, General Counsel.
Second Row: Don Casey, President & CEO, Anywhere Integrated Services; Tanya Reu-Narvaez, EVP, Chief People Officer; Eric Chesin, Chief Strategy Officer; Tony Kueh, EVP, Chief Product Officer; and Trey Sarten, SVP, Communications and Corporate Affairs.

5

GOVERNANCE OF THE COMPANY
Board Investor Outreach Program
Our Board considers the feedback received from our stockholders via its investor outreach program to be a critical component of its executive compensation, corporate governance and strategic oversight functions.
Our Board prioritized investor outreach in 2022 so that the Board could hear directly from our investors. We held meetings with investors holding an aggregate of approximately 75% of outstanding shares.
For additional information on our 2022 Investor Outreach Program, go to page 2.
Management Outreach
Anywhere management—including our CEO, CFO and IR team—also maintains an active stockholder engagement program designed to reach current and prospective investors through earnings calls, investor conferences, individual and group meetings and other communication channels.
In 2022, we hosted an Investor Day featuring presentations by our CEO, CFO and COO. Management also attended meetings and conferences and participated in panel discussions and podcasts to reach current and potential investors.
We consider investor feedback from both the Board Investor Outreach and management outreach programs, and may incorporate consistent key themes into our business. In 2022, informed in part by our investors, we continued to focus on strategic initiatives—including those designed to bring us closer to the consumer, like our ancillary title and mortgage services and technology.

BOARD GOVERNANCE HIGHLIGHTS
Strong corporate governance is an integral part of our core values and practices.
To promote the long-term interests of stockholders, we consistently seek ways we can strengthen our Board and our corporate governance practices, including:

Independent Chairman of the Board

AVERAGE TENURE ~6.6 YEARS

RANGING FROM 15+ YEARS TO <1 YEAR

MEMBERS
4
4
4
1 TO 4
5 TO 7
8+
YEARS

92% Independent Directors

Annual Election of Directors

Majority Voting for Directors

Board Investor Outreach Program

Strong Stock Ownership Guidelines

Annual Say-on-Pay Vote

Proxy Access Bylaws

Strong Enterprise Risk Management Oversight

Culture and Talent Focus

Annual Corporate Social Responsibility Report

Annual Two-Day Meeting Focused Exclusively on Strategy (with quarterly updates)

Board Structure Lends Itself to Consistent Communications between CEO, Chairman and Directors

6

Strategic Planning & Business Execution
Our Board spends a substantial amount of time working with management to refine Anywhere's mid- and long-term strategy and also pays significant attention to near-term objectives, such as efforts focused on navigating the current industry downturn, improving operating efficiencies, enhancing agent, franchisee and consumer value propositions, market position growth and debt reduction.
The Board receives updates on our strategy at its meetings throughout the year and holds an additional annual two-day meeting focused exclusively on strategy. These strategic meetings focus on core aspects of our business, including initiatives to advance our business strategy, capital allocation matters and our competitive position in light of emerging and existing competitive trends.
During these meetings, the Board considers whether business strategies are appropriately aligned to mitigate the risks identified in the Company's enterprise risk management process (described under "Oversight of Risk Management"), as well as the pursuit of initiatives intended to advance the Company's strategy, enhance consumer and agent value, and keep the Company well-positioned for the future.
The Board oversaw the Company's execution against multiple key strategic initiatives in 2022, including key aspects of the long-term Strategic Shift laid out at Anywhere's 2022 Investor Day, such as:
▪Relentlessly focus on cost
▪Leverage our competitive advantages, including franchise power, luxury leadership, a network of trusted independent sales agents, and owned brokerage and title synergies
▪Create an easier and integrated experience for all parts of a consumer's next move, meeting the consumer anywhere they are
Additionally, the Board oversaw moves designed to continue to improve the Company's debt profile in 2022, including:
▪raising $1.0 billion in capital through the offering of 5.25% senior notes due 2030, using net proceeds (and cash on hand) to redeem higher interest senior notes with nearer term maturities
▪refinancing our revolving credit facility to provide for a $1.1 billion facility due July 2027 (subject to earlier springing maturity in certain circumstances)
▪redeeming our 4.875% senior notes due 2023
To empower Anywhere to achieve results, the Board worked with management to reimagine its senior leadership team, including the recruitment of key technology talent and the re-positioning of two of our most experienced executives to lead core aspects of our business.

KEY LEADERSHIP CHANGES

Elevated Susan Yannaccone to assume a broader role and take responsibility for both Anywhere Advisors and Anywhere Brands

Empowered Donald Casey with oversight of certain operational, agent service delivery and consumer experience aspects of our owned brokerage and title operations

Recruited Melissa McSherry to drive product, technology, enterprise marketing and customer experience in the newly created role of Chief Operating Officer

Recruited Tony Kueh as our first Chief Product Officer, leading our product strategy, innovation roadmap and technology investments

As conditions in the residential real estate market worsened during the second half of 2022, the Board oversaw management's efforts to identify cost saving opportunities while continuing to invest in strategic objectives and achieve against key goals, including:
▪achieving record franchise sales growth in 2022 (inclusive of conversions, M&A and agent recruitment);
▪growing our Company-owned independent sales agent base by 4% on a like-for-like basis in 2022 and achieved record retention levels;
▪expanding the Company's initial target of $70 million in realized cost savings in 2022 to $150 million in realized cost savings in 2022; and
▪selling our title insurance underwriter in exchange for cash and a minority stake in a title insurance underwriter joint venture.

7

Oversight of Risk Management
The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board focuses on the key risks facing us and our risk management strategy and seeks to ensure that risks—inherent and undertaken by us—are consistent with a level of risk that is appropriate for our Company and the achievement of our business objectives and strategies.
Anywhere's enterprise risk management (“ERM”) program recognizes the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission, as well as the 2017 update issued by the same, but our Company has fashioned a process that integrates our specific goals and objectives.
A Risk Management Committee, chaired by our General Counsel and comprised of key members of management, meets regularly and plays a core role in the identification, monitoring, mitigation and management of the risks the Company faces.
Our Head of Internal Audit reports directly to the Audit Committee and our Chief Ethics & Compliance Officer has a dotted-line reporting relationship to the Audit Committee. Each of these officers regularly participates in executive sessions with the Audit Committee. Our ERM program is facilitated by our Vice President, ERM.
Through our dynamic risk assessment process, the Risk Management Committee and our Board consistently evaluate the risk environment and adjust the Company's risk profile and focus as needed to respond to industry and macroeconomic changes.
In 2022, an integrated risk assessment was performed by Internal Audit in collaboration with ERM and Ethics & Compliance, with the results driving our 2023 Internal Audit Plan and 2023 Ethics & Compliance Plan.
On a regular basis, management presents to the Board, or the applicable Board committees, a comprehensive review of the Company’s ERM processes, including risk assessment and risk management as well as updates on key risks that have been identified and assessed during the year and the strategies management has developed for managing them.
During 2022, these topics included the Company's potential exposure to risks related to:
▪macroeconomic factors,
▪continued shifts of commission income to affiliated independent sales agents and the impact on traditional brokerage earnings,
▪changes to the traditional consumer experience of buying and selling a home, including due to competitive factors and industry disruption,
▪capital structure,
▪simplification, modernization and cost reduction,
▪cybersecurity and data privacy,
▪product strategy and delivery,
▪talent and succession,
▪earnings concentration, key ventures and strategic third-party relationships,
▪litigation and other legal and regulatory matters, including with respect to the antitrust, Telephone Consumer Protection Act and worker classification matters described in Note 15, "Commitments and Contingencies—Litigation", to the Condensed Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and
▪other operational matters.
Throughout the year, at meetings of the Board and, as applicable, Board committees, senior management presents updates on specific Company risks and trends, including emerging and existing competitive trends.
The Board and the applicable Board committees regularly review information regarding, and risks associated with, our finances, credit, liquidity, operations, litigation and legal and regulatory obligations, talent development, executive compensation, information technology (including cybersecurity and data privacy risks) and business strategy, including measures management has taken and will take to mitigate risks.
While each committee is responsible for evaluating certain risks and overseeing the management of risks, the entire Board is regularly informed about our risks through committee reports and management presentations.
The Audit Committee is charged with reviewing our processes with respect to risk assessment and risk management, including overseeing management of financial accounting and reporting and compliance risks, and steps undertaken by management to mitigate these risks to an acceptable level.

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The Audit Committee shares oversight responsibility with the full Board for our information security and technology risks, including cybersecurity. In 2022, the Audit Committee and/or Board were briefed by the Chief Information Security Officer and Chief Operating Officer on these matters on a quarterly basis, with the Product & Technology Committee joining the Audit Committee at several meetings.
The Nominating and Corporate Governance Committee oversees the management of risks associated with the independence and composition of the Board, including that the Board has the appropriate skills and competencies necessary for effective oversight, as well as risks related to the reputation of the Company and potential conflicts of interest. In addition, the Nominating and Corporate Governance Committee is responsible for monitoring the Company's ESG initiatives and programs.
The Compensation Committee is responsible for overseeing the management of risks relating to talent, succession and executive compensation.
As part of its oversight of the Company's executive compensation program, the Compensation Committee annually considers the impact of the Company's executive compensation program, and the incentives created by the compensation awards that it administers, on the Company's risk profile as well as risks related to succession planning and talent management.
In addition, the Company reviews all of its compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a material risk to the Company.
To assist the Compensation Committee in its assessments of the Company's compensation risk profile, Internal Audit assessed the reasonableness of the criteria and assumptions that are used by the Company to identify the risks associated with the Company's material incentive-based compensation programs. Multiple factors were considered as part of Internal Audit's assessment, including incentive compensation criteria and payment limits, compensation mix, number of participants and risk mitigation factors.
The results of the validation procedures were presented by Internal Audit to both management and the Compensation Committee. The Company's Chief People Officer and the Compensation Committee's independent compensation consultant also reviewed the results. The Compensation Committee considered the results in making its determinations regarding the Company's executive compensation program and its compensation policies and procedures.
Based on these reviews and procedures, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.
While the Board and the committees oversee our risk management, our CEO and other members of senior management (including the Risk Management Committee) are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant committee regarding risk management. We believe this division of responsibility is the most effective approach for addressing our risk management.

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Environmental, Social & Governance Program
Board Oversight. Since 2020, the Nominating and Corporate Governance Committee has had oversight responsibility for the Company’s Environmental, Social and Governance, or ESG, initiatives, with the full Board receiving an annual report on the Company’s progress on ESG matters. In 2022, the Nominating and Corporate Governance Committee and/or Board met to discuss ESG matters on a quarterly basis.
Since assuming its ESG oversight role, the Nominating and Corporate Governance Committee has focused on several important ESG-related topics such as employee, affiliated agent and brokerage diversity, equity and inclusion initiatives and ESG trends, including with respect to reporting requirements.

The Nominating and Corporate Governance Committee also reviews Anywhere's corporate responsibility report, which is released on an annual basis and can be accessed on our website at www.anywhere.re under the ESG page.

Members of management with responsibilities and expertise in ESG-related topics, including human resources, diversity, equity and inclusion, corporate governance, and compliance, work with our Executive Committee and Board to report on our key ESG-related initiatives and metrics.
Governance. The Company and Board have historically focused on governance topics, including Board and management structure, best corporate governance practices, risk management, transparent and accurate information disclosure and strong auditing and compliance. Based on investor feedback during the Board-led Investor Outreach Programs, the Board believes that our stockholders view strong governance practices as the linchpin to an effective ESG program. Our key governance practices are outlined throughout this Governance of the Company section of the proxy statement.
Social. Social issues, including diversity, equity and inclusion—both at Anywhere and in the real estate community—are a priority for the Company. Internally, we have eight long-standing Employee Resource Groups, or ERGs, each with its own executive sponsor, that support and promote an inclusive culture at Anywhere.

Over half of our Executive Committee identifies as female and/or a person of color

Talent-centric Board sessions have focused on diversity, equity and inclusion topics. Our Executive Committee members have had diversity, equity and inclusion performance goals included as part of their annual performance reviews since 2018. Standardized diversity, equity and inclusion performance goals were expanded to our broader senior leadership team (nearly 200 employees) in 2021 as part of their annual review process.
Anywhere is also a proud sponsor and partner of several national real estate associations that promote the advancement of diverse homeownership through empowering diverse real estate professionals.
Health and Safety. The protection of the health and safety of our employees is a Company priority.
In 2022, we completed the transformation of our corporate headquarters—streamlining its footprint to one floor that is designed to welcome approximately 200 transitional employees during the week, instead of the approximately 750 employees who would frequent the building as part of a traditional office.
As of December 31, 2022, approximately half of our employees worked remotely on a full-time basis, other employees, in particular consumer-facing employees at our Company-owned brokerages, were operating in an office-based environment, while other employees remained on a hybrid model.

In 2022, we achieved an 88% employee engagement score and an 86% response rate

Environment. We do not manufacture products and we own de minimis real property. From 2017 to 2022, we decreased our leased-office footprint by approximately 23%.
Despite our limited environmental footprint, we seek to mitigate our environmental impact. For example, our headquarters building interior is LEED Gold certified and the building’s exterior is LEED Silver certified, in each case by the Green Building Certification Institute. As part of the redesign of our corporate headquarters, we made strategic decisions to conserve energy and recycle materials through our building plans and during construction.

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Succession Planning
The Board is responsible for the development, implementation and periodic review of a succession plan for our Chief Executive Officer and the other executive officer members of our Executive Committee.
The November 2022 meeting of the Board focused on talent and succession for the executive team. The meeting also included a review of broader business and corporate talent.
The Board has an emergency succession plan in the event of an unexpected disability or inability of our Chief Executive Officer to perform his duties.
The Board works, as appropriate, with the Compensation Committee and Nominating and Corporate Governance Committee with respect to the Company's programs and plans in the areas of talent development, succession planning, and diversity, equity and inclusion initiatives.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that, along with the charters of the Board Committees, Director Independence Criteria, Code of Ethics for Employees and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. The governance rules for companies listed on the NYSE and those contained in SEC rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically. The Corporate Governance Guidelines are available on the Governance page of our website at www.anywhere.re.
Director Service on Other Public Company Boards
Our Board believes that service on other public company boards provides Directors with valuable governance and leadership experience that benefits the Company.
At the same time, our Board recognizes that it is critical that directors dedicate sufficient time and attention to their service on Anywhere's Board.
Accordingly, under the Corporate Governance Guidelines, Directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of Directors and serving the interests of the Company’s stockholders.

Our Board believes that each of our Directors has demonstrated the ability to devote sufficient time and attention to fulfill the responsibilities required of a Director of Anywhere

Unless explicitly approved by the Board:
▪Directors who also serve as CEO (or an equivalent position) may not serve on more than two other boards of public companies.
▪Other Directors may not serve on more than four other boards of public companies.
▪Directors on the Audit Committee may not serve on the audit committees of more than three public companies, including the Company.
All Directors are in compliance with this policy.
Prior to recommending a candidate as a nominee for director, the Nominating and Corporate Governance Committee reviews the other commitments of such candidate (including service and leadership positions on public boards) and considers whether such obligations may interfere with the candidate's Board duties.
Director Independence Criteria
NYSE listing standards and our Corporate Governance Guidelines require the Board to affirmatively determine annually whether each Director satisfies the criteria for independence and has no material relationship with Anywhere Real Estate other than as a Director. The Board adopted the Director Independence Criteria set out below for its evaluation of the materiality of Director relationships with us. The Director Independence Criteria are available on the Governance page of our website at www.anywhere.re.
A Director who satisfies all of the following criteria shall be presumed to be independent under our Director Independence Criteria:
▪No relationships that would disqualify independence under NYSE listing standards;
▪No personal services contract in the last three years with Anywhere Real Estate or any of its executive officers; and
▪No control position with a non-profit organization that has received more than the greater of (i) 2% of the consolidated gross revenues of such organization during any single fiscal year or (ii) $1,000,000, either directly or indirectly from Anywhere Real Estate within the last three years.

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Determination of Director Independence
During the Board's annual review of the independence of the Directors, the Board considered whether there are any relationships between each Director (or any member of his or her immediate family) and us and our subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between Directors (or any member of their immediate family or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and us. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.
As a result of this review, the Board affirmatively determined that, under NYSE listing standards and our Director Independence Criteria:
▪All of the members of our Board are Independent Directors, other than our CEO; and
▪All members of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Product and Technology Committee are Independent Directors.
The Board also determined that none of the Independent Directors had or has any material relationship with us other than as a Director.
In making these determinations, the Board took into consideration the following transactions:
▪several of our Independent Directors and/or their immediate family members, either before they joined the Board or during their tenure as Directors, utilized the brokerage services of our company owned brokerages and/or our franchisees in the purchase or sale of residential real estate and/or the Company's title and settlement services in the ordinary course and on similar terms to those offered to unrelated third parties in similar transactions;
▪the Company entered into an agreement in the fourth quarter of 2022 to sublease approximately 13,000 square feet of office space to Transcend Capital Advisors, an entity affiliated with Mr. Niederauer, at an annualized cost of approximately $322,000, with a term of seven years. Until full occupancy commences (expected in the second half of 2023), the entity has occupied approximately 1,500 square feet of temporary space since May 2022 at an annualized cost of $24,000; and
▪prior to Mr. Koehler joining our Board, the Company and Equifax Inc., Mr. Koehler’s employer, were party to agreements (which have been renewed over time) for certain tools, credit reports and information with respect to unemployment claims pursuant to which the Company made payments of approximately $100,000 in 2022.
Board and Committee Leadership Structure
Michael J. Williams became our Independent Chairman on December 31, 2017. Mr. Williams previously served as the Board's Lead Independent Director (from late 2013) and has been a Director since 2012.
The Board has no fixed policy on the separation of the CEO and Chairman roles and our Bylaws allow for these roles to be either combined or separated. This flexibility allows our Board to choose a different Board leadership structure if and when it believes it is in the best interests of the Company based on current circumstances. In making this determination, the Board considers a number of factors, including the position and direction of the Company, the specific needs of our business, and the constitution of the Board and management team.
The Board currently believes that the separation of the CEO and Chairman roles is the most effective leadership structure for the Company at this time, as it allows Mr. Schneider to focus on the day-to-day management of the business and on executing our strategic priorities, while allowing Mr. Williams to focus on leading the Board, providing its advice and counsel to Mr. Schneider, and facilitating the Board’s independent oversight of management.
The Board will continue to regularly review its leadership structure and exercise its discretion in recommending an appropriate and effective framework on a case-by-case basis, taking into consideration the needs of the Board and the Company at such time.
In his capacity as Independent Chairman of the Board, Mr. Williams:
▪presides at all meetings of the Board and stockholders;
▪acts as an adviser to Mr. Schneider on strategic aspects of the CEO role with frequent and regular consultations on major developments and decisions germane to the Board's oversight responsibilities;

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▪serves as a liaison between the CEO and the other members of the Board, including eliciting feedback from the Committee Chairs and Directors throughout the year and providing feedback to the CEO;
▪coordinates with Directors between meetings and encourages and facilitates active participation of all Directors;
▪sets Board meeting schedules and agendas in consultation with the CEO and corporate secretary;
▪reviews Board materials, including drafts of key presentations and consultations with members of senior management;
▪has the authority to call meetings of the Independent Directors or of the entire Board; and
▪monitors and coordinates with management on corporate governance issues and developments.
While the Corporate Governance Guidelines do not mandate rotation of committee assignments or chairs, the Board may take such action from time to time if it believes that rotation is likely to increase committee performance.
When assigning committee memberships as well as designating committee chairs, the Board takes into account the recommendation of the Nominating and Corporate Governance Committee and each director’s knowledge, interests and areas of expertise.
Upon the recommendation of the Nominating and Corporate Governance Committee, in May 2022, the Board determined to:
▪designate Ms. Williams as Chair of the Audit Committee, with Ms. Hailey, the former Chair of the Audit Committee continuing service on the Audit Committee;
▪designate Mr. Silva as Chair of the Compensation Committee, with Mr. Niederauer, the former Chair of the Compensation Committee, rotating to the Nominating and Corporate Governance Committee;
▪rotate Mr. Silva off of the Audit Committee and to appoint Mr. Koehler to the Audit Committee in his place;
▪rotate Ms. Smith off of the Nominating and Corporate Governance Committee and onto the Compensation Committee;
▪rotate Mr. Williams off of the Compensation Committee; and
▪rotate Mr. Terrill onto the Nominating and Corporate Governance Committee.
Annual Board and Committee Evaluations
The Board recognizes that a robust and constructive performance evaluation process is an essential component of Board effectiveness.
Confidential annual Board evaluations are overseen by our Chairman of the Board, while the Chairs of our standing committees oversee the evaluation of their respective committees.
Tailored questions are designed to solicit Board and committee feedback on critical Board topics, including composition, culture, focus, strategy, risk, talent, process, and access.
Results of the evaluations are discussed by the Board and each committee in executive session and have led to substantive changes in practice.
Recent examples include
▪evolving the composition of the Board and its committees, including rotations of the Chairs of the Audit Committee and Compensation Committee;
▪reconfirming the focus the Product and Technology Committee on product and technology strategy and implementation; and
▪enhancing Board focus on talent management, including as related to diversity, equity and inclusion topics.
The Nominating and Corporate Governance Committee periodically reviews the form and process for Board and committee self-evaluations.
The Chairman of the Board also consults with each Director on a quarterly basis during one-on-one telephonic meetings at which Directors are able to further share their views on matters related to the Board and the Company. Key themes raised at these meetings or during Board and Committee sessions are also summarized by the Chairman of the Board and conveyed on a regular basis to the other Directors and management. When appropriate, the Chairman of the Board incorporates real-time evaluation topics and feedback into regular sessions of the Board.

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Executive Sessions of Independent Directors
The Independent Directors met without any members of management present in executive session at more than half of the Board meetings held in 2022. During 2022, Michael Williams, the Independent Chairman of the Board, chaired these sessions. Committees of the Board also regularly hold executive sessions without management present. These sessions are led by the Committee Chairs.

Communications with the Board and Directors
Stockholders and other parties interested in communicating directly with the Board, an individual Independent Director or the Independent Directors as a group may do so by writing our Corporate Secretary at anywhereboard@anywhere.re or Anywhere Real Estate Inc., 175 Park Avenue, Madison, New Jersey 07940. The Corporate Secretary will forward the correspondence only to the intended recipients. However, prior to forwarding any correspondence, the Corporate Secretary will review it and, in her discretion, not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.
Committee Membership
The following chart provides the membership of our standing committees as of December 31, 2022:

Director (1)	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Product & Technology Committee
Fiona P. Dias	—	M	—	M
Matthew J. Espe	—	M	M	—
V. Ann Hailey	M	—	M	—
Bryson R. Koehler	M	—	—	M
Duncan L. Niederauer	—	—	M	M
Egbert L.J. Perry(2)	—	—	—	—
Ryan Schneider	—	—	—	—
Enrique Silva	—	C	—	—
Sherry M. Smith	M	M	—	—
Christopher S. Terrill	—	—	M	C
Felicia Williams	C	—	—	—
Michael J. Williams	M	—	C	—
Meetings held in 2022	11	6	7	4
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M = Member    C = Chair
(1) Each member of each Committee is an Independent Director; see "Board and Committee Leadership Structure" above for additional information.
(2) Mr. Perry joined the Board in January 2023 and does not currently serve on any committee of the Board.
During 2022, the full Board held 12 meetings, five of which were full meetings that included regular committee sessions, one of which was a two-day strategy session and the balance of which were update meetings to review Company performance and recent developments.
Each Director nominated for election attended at least 75% of the aggregate total number of meetings of the Board and the committees of the Board on which the Director served in 2022.

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From time to time the Company utilizes ad hoc committees. For example, from 2020 to 2022, the Board had an Ad Hoc Transactions Committee that was focused on capital structure and capital allocation considerations and other finance matters, including our debt profile, as well as corporate transactions.
Directors fulfill their responsibilities not only by attending Board and committee meetings and reviewing meeting materials, but also through communication with the Independent Chairman and the CEO and other members of management relative to matters of mutual interest and concern to Anywhere Real Estate.
Directors have also attended employee meetings, Company conferences and other strategic events, both in-person and virtually, which allows them to meet with an extended variety of members of management and to gain a deeper understanding of Company operations.
Director Attendance at Annual Meeting of Stockholders
As provided in the Board's Corporate Governance Guidelines, Directors are expected to attend our annual meeting of stockholders absent exceptional cause. All of our Directors were in attendance at the 2022 Annual Meeting of Stockholders, which was held in a virtual-only format.
Committees of the Board
The following describes our standing Board Committees and related matters. The Charter for each committee is available on the Governance page on our website at www.anywhere.re.
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management regarding:
▪systems of internal control over financial reporting and disclosure controls and procedures;
▪the integrity of the financial statements;
▪the qualifications, engagement, compensation, independence and performance of the independent auditors and the internal audit function;
▪compliance with legal and regulatory requirements and the Company's ethics program;
▪review of material related party transactions; and
▪compliance with, adequacy of, and any requests for written waivers sought with respect to any executive officer or Director under, the code of ethics.
The Audit Committee is charged with reviewing our policies with respect to risk assessment and risk management, including overseeing management of financial accounting and reporting and compliance risks, and steps undertaken by management to control these risks. The Audit Committee shares oversight responsibility with the full Board for our information security and technology risks, including cybersecurity and data privacy, as well as legal risks.
The Board has direct oversight of operational and strategic risks while the Compensation Committee addresses compensation, talent management and succession planning related risks. For a more detailed discussion of the oversight of risk management, see "—Oversight of Risk Management."
All members of the Audit Committee are Independent Directors under the Board's Director Independence Criteria and applicable SEC and NYSE listing standards. The Board in its business judgment has determined that all members of the Audit Committee are financially literate, knowledgeable and qualified to review financial statements in accordance with applicable listing standards. The Board has also determined that each member of the Audit Committee (Felicia Williams, V. Ann Hailey, Bryson R. Koehler, Sherry M. Smith and Michael J. Williams) is an audit committee financial experts within the meaning of applicable SEC rules.
Compensation Committee
The purpose of the Compensation Committee is to:
▪oversee management compensation policies and practices, including, without limitation, reviewing and approving, or recommending to the Board:
◦the compensation of our CEO and other executive officers;
◦management incentive policies and programs;
◦equity compensation programs; and
◦stock ownership and clawback policies;
▪review and make recommendations to the Nominating and Corporate Governance Committee with respect to the compensation and stock ownership policies for Directors;
▪provide oversight concerning selection of officers and severance plans and policies;

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▪review and discuss with management the Company's compensation discussion and analysis that is included in this proxy statement; and
▪no less frequently than annually review the talent development and succession plans for the Company's executive officers (other than the CEO) and key individuals within the Company's senior leadership group (officers who report to the CEO's direct reports) and make recommendations to the Board as appropriate regarding possible successors for these positions.
For additional information regarding the Compensation Committee's processes and procedures, see below under "Executive Compensation—Compensation Discussion and Analysis—Role of Committee, Advisors and Executives in Setting Executive Compensation."
All of the members of the Compensation Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards. Each member of the Compensation Committee is a “non-employee” Director as defined in the Securities Exchange Act of 1934, as amended.
Nominating and Corporate Governance Committee
The principal duties and responsibilities of our Nominating and Corporate Governance Committee include the following:
▪implementation and review of criteria for membership on our Board and its committees;
▪identification and recommendation of proposed nominees for election to our Board and membership on its committees;
▪monitoring the Company's ESG initiatives and programs;
▪overseeing governance matters, including the development and recommendation to the Board of a set of corporate governance principles applicable to the Company;
▪reviewing, and recommending to our Board, of compensation, reimbursement and stock ownership policies for Directors; and
▪oversee the evaluation of the Board.
All of the members of the Nominating and Corporate Governance Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards.
Product and Technology Committee
The principal duties and responsibilities of our Product and Technology Committee are to assist the Board in fulfilling its oversight responsibilities with respect to the role of products and technology in executing the business strategy of the Company including, but not limited to:
▪product and technology strategy and performance;
▪major investments in product and technology projects (including, technology infrastructure and the development of products and services); and
▪product and technology trends.
All of the members of the Product and Technology Committee are Independent Directors under the Board's Director Independence Criteria and applicable NYSE listing standards.

Ethisphere® Institute, a leading international business ethics think-tank, has recognized us as one of the World's Most Ethical Companies

Code of Business Conduct and Ethics
Our Board has adopted a code of ethics (the "Code of Ethics"), which applies to all officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is available on the Investors link, Governance page of Anywhere's website at www.anywhere.re. The purpose of the Code of Ethics is to:
▪promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
▪promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company;
▪protect Company information and assets; and
▪promote compliance with all applicable laws, rules and regulations that apply to the Company and its officers.
The Code of Ethics also focuses on our responsibilities to each other to maintain a respectful, fair and productive work environment.

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The Board has adopted a Code of Business Conduct and Ethics for Directors, which sets forth ethics guidelines specifically applicable to Directors. The Code of Business Conduct and Ethics for Directors is available on the Investors link, Governance page of Anywhere's website at www.anywhere.re.
Copies of the Code of Ethics and the Code of Business Conduct and Ethics for Directors may also be obtained free of charge by writing to our Corporate Secretary. We will disclose on our website any amendment to or waiver from a provision of our Codes of Conduct that applies to any Director or executive officer, including our CEO, CFO or Chief Accounting Officer.
Availability of Corporate Governance Documents
Please visit our website at www.anywhere.re under the Investors link, Governance page for the Board's Corporate Governance Guidelines, Director Independence Criteria, the Code of Ethics for Employees, the Code of Business Conduct and Ethics for Directors, the Board-approved charters for the Audit, Compensation, Nominating and Corporate Governance and Product and Technology Committees and related information. These guidelines and charters may be obtained by writing to our Corporate Secretary at Anywhere Real Estate Inc., 175 Park Avenue, Madison, New Jersey 07940.
Compensation of Independent Directors
Independent Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders.
The Board has established guidelines with respect to the compensation of our Directors. These guidelines designate a portion of the compensation of our Directors to be paid in restricted stock unit awards.
The Board is subject to stock ownership guidelines for Directors as discussed under "Governance of the Company—Independent Director Stock Ownership Guidelines" on page 19 pursuant to which the Independent Directors must retain a meaningful portion of their equity compensation.
The Compensation Committee undertakes an annual review of the competitiveness of the compensation paid to the Company's Directors and receives advice from its independent compensation consultant on market comparables. The Compensation Committee recommends changes, if any, to the Nominating and
Corporate Governance Committee, which in turn makes recommendations to the Board.
In May 2022, based upon an analysis performed by its compensation consultant, the Compensation Committee determined to recommend that no changes be made to Director compensation in 2022.
Cash fees are paid in advance on a quarterly basis, though Directors may elect to receive fully vested shares of common stock in lieu of cash fees. The equity portion of each of the Annual Retainer and the Annual Independent Chairman Retainer is granted immediately following the annual meeting of stockholders. The restricted stock unit awards vest one year following the date of grant, subject to the Director's continued service on our Board.
In the case of a new Director appointed in between annual meetings of stockholders, the RSU award is pro-rated for the period between the date of grant (on or about the date they are appointed to the Board) and the first anniversary of the immediately preceding annual meeting of stockholders.
A Director may defer cash fees and eligible equity awards, including restricted stock units, under the Anywhere Director Deferred Compensation Plan. Cash fees are deferred in the form of deferred stock units settled in shares of our common stock. The number of deferred stock units issuable in connection with a deferral of cash fees is calculated by dividing the amount of the deferred cash fees by the fair market of our common stock on the date of grant.
Deferred stock units are eligible to accrue dividend equivalent units, the value of which are factored into the grant date fair value. Generally, a Director's deferral will be paid as elected by the Director, or, if earlier, on the first anniversary following a Director's separation from service for elections made prior to December 11, 2014 or on the last business day of the quarter following a Director's separation of service for elections made on or after December 11, 2014. A Director may elect to receive deferred payments in a single lump-sum payment or installment payments over time.
A Director who serves on our Board does not receive any additional compensation for service on the Board of Directors of our subsidiaries.
We reimburse Independent Directors for all travel and other expenses incurred in connection with attending Board and Committee meetings and for continuing director education programs they attend.

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The following table sets forth the compensation for services payable to our Directors as of December 31, 2022:

Compensation(1)
Annual Director Retainer Paid in Cash	$90,000
Value of Annual Director Retainer Paid in Restricted Stock Units (2)	$160,000
Annual Independent Chairman of the Board Retainer Paid in Cash (3)	$200,000
Annual Independent Chairman of the Board Retainer Paid in Restricted Stock Units (2)(3)	$250,000
Audit Committee Chair Retainer	$20,000
Audit Committee Member Retainer	$15,000
Compensation Committee Chair Retainer	$20,000
Compensation Committee Member Retainer	$15,000
Nominating and Corporate Governance Committee Chair Retainer	$10,000
Nominating and Corporate Governance Committee Member Retainer	$10,000
Product and Technology Committee Chair Retainer	$10,000
Product and Technology Committee Member Retainer	$10,000

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(1)Members of the Board who are also officers or employees of Anywhere Real Estate or its subsidiaries (i.e., our CEO) do not receive compensation for serving as Directors. A Chair of a committee receives a Chair fee as well as a fee as a member of that committee.
(2)Amounts shown reflect grant date fair value.
(3)The Independent Chairman of the Board is not entitled to receive the Annual Director Retainer or Committee Chair or Member Retainers.
The following sets forth information concerning the compensation of our Independent Directors in 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Fiona P. Dias	115,000	160,009	275,009
Matthew J. Espe	115,000	160,009	275,009
V. Ann Hailey	121,667	160,009	281,676
Bryson Koehler	110,000	160,009	270,009
Duncan L. Niederauer	118,333	160,009	278,342
Enrique Silva	118,333	160,009	278,342
Sherry M. Smith	118,333	160,009	278,342
Christopher S. Terrill	116,667	160,009	276,676
Felicia Williams	118,333	160,009	278,342
Michael J. Williams	200,000	250,010	450,010
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* Egbert Perry did not join our Board until January 2023 and is not included in the table above.
(1)The amounts reported in the "Stock Awards" column include: for each director, the grant date fair value of the RSU award granted in May 2022, representing the equity portion of the Director's retainer ($160,009 for each Director, other than Mr. Williams, and $250,010 for Mr. Williams).

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The grant date fair value of equity awards granted in 2022 are computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value are described in Note 13, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
As of December 31, 2022, each Independent Director held 13,782 unvested RSUs with the exception of Mr. Williams, who held 21,534 unvested RSUs.
Independent Director Stock Ownership Guidelines
In order to further strengthen alignment with stockholders, each Independent Director is required to beneficially own an amount of our stock with a value equal to the greater of:
▪$500,000; and
▪at least five times the cash portion of the annual Director retainer (i.e., $1,000,000 for our Independent Chairman of the Board or $450,000 for our other Independent Directors).
Stock options are not counted toward the stock ownership requirement. Shares of Anywhere common stock, deferred stock units, and unvested restricted stock units count as stock ownership. Directors have five years after joining the Board to achieve compliance with the guideline levels. If the guideline levels are not achieved by this compliance deadline, 100% of the net shares received from the exercise of stock options or the vesting of any full value award must be retained until compliance is achieved.
Ms. Dias, Ms. Hailey, and Mr. Niederauer met the ownership guidelines based on the trailing 20-day trading average stock price as of December 31, 2022. While all of our Directors met the ownership guidelines based on the trailing 20-day trading average stock price at the end of 2021 (or were within the five-year compliance period), declines in our stock price during 2022 resulted in certain Directors falling below the ownership guidelines. Directors who have served on our Board for at least five years must retain 100% of net shares until compliance is re-achieved.

None of our current Directors has ever sold a share of Anywhere stock

The following table shows each Independent Director's progress toward achievement of the stock ownership guidelines at the end of 2022:

Name*	Shares of Common Stock (#)	RSU Awards (#)	Deferred Stock Units (#)(1)	Total Ownership Value ($)(2)
Fiona P. Dias	12,505	13,782	47,185	$510,630
Matthew J. Espe	48,373	13,782	9,175	495,744
V. Ann Hailey	45,780	13,782	39,649	689,516
Bryson Koehler	37,470	13,782	—	356,201
Duncan L. Niederauer	77,015	13,782	—	631,039
Sherry M. Smith	19,448	13,782	36,421	484,074
Enrique Silva	56,223	13,782	—	486,535
Christopher S. Terrill	53,464	13,782	—	467,360
Felicia Williams	10,638	13,782	—	169,719
Michael J. Williams	120,234	21,534	—	985,288
______________
(1)Includes accrued dividend equivalent units. If a Director elected to defer his or her 2022 RSU award upon vesting in May 2023, such award is reported as deferred in the footnotes to the "Ownership of our Common Stock" table on the next page.
(2)Calculated based on average closing sale price for the 20 trading days immediately prior to the December 31, 2022 measurement date, in accordance with the stock ownership guidelines.

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Ownership of Our Common Stock
The following table sets forth information regarding the beneficial ownership of our common stock as of March 8, 2023 by (i) each person known to beneficially own more than 5% of our common stock, (ii) each of our named executive officers, (iii) each member of the Board and (iv) all of our executive officers and members of the Board as a group. As of March 8, 2023, there were 110,346,549 shares of common stock outstanding.
The amounts and percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest.
Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
See above for a description of the Stock Ownership Guidelines applicable to our independent Directors, which shows achievement against guideline levels and includes deferred stock units held by our Directors (which are not reflected in the table below).

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock
BlackRock, Inc. (1)	20,232,506	18.3%
The Vanguard Group (2)	18,418,210	16.7%
Angelo, Gordon & Co., L.P. (3)	9,476,405	8.6%
FMR LLC (4)	8,428,160	7.6%
Southeastern Asset Management, Inc. (5)	6,543,957	5.9%
Dimensional Fund Advisors LP (6)	5,534,250	5.0%
Ryan M. Schneider (7)	1,892,055	1.7%
Charlotte C. Simonelli (8)	304,868	*
Melissa K. McSherry (9)	33,286	*
Marilyn J. Wasser (10)	418,656	*
Susan Yannaccone (11)	50,128	*
Fiona P. Dias (12)	12,505	*
Matthew J. Espe (13)	48,373	*
V. Ann Hailey (14)	48,749	*
Bryson R. Koehler (15)	51,252	*
Duncan L. Niederauer (16)	90,797	*
Egbert L.J. Perry (17)	5,765	*
Enrique Silva (18)	70,005	*
Sherry M. Smith (19)	19,967	*
Christopher S. Terrill (20)	67,246	*
Felicia Williams (21)	24,420	*
Michael J. Williams (22)	120,234	*
Directors and executive officers as a group (19 persons) (23)	3,674,132	3.3%

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_______________
 *    Less than one percent.
(1)The information in the table is based solely upon Amendment No. 3 to Schedule 13G filed by such person with the SEC on January 30, 2023. The principal address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. reported sole voting power over 19,814,322 shares of common stock and sole dispositive power over all 20,232,506 shares of common stock.
(2)The information in the table is based solely upon Amendment No. 10 to Schedule 13G filed by such person with the SEC on February 9, 2023. The principal address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. Vanguard reported sole dispositive power over 18,098,194 shares of common stock, shared voting power over 210,373 shares of common stock and shared dispositive power over 320,016 shares of common stock.
(3)The information in this table is based solely upon the Schedule 13D jointly filed on November 25, 2022 by such person, AG GP LLC, Josh Baumgarten, and Adam Schwartz. The principal address for Angelo, Gordon is 245 Park Avenue, 26th Floor, New York, NY 10167. Angelo, Gordon and AG GP LLC reported sole dispositive and voting power over 9,476,405 shares of common stock and noted that Messrs. Baumgarten and Schwartz may be deemed to have shared dispositive and voting power over 9,476,405 shares of common stock.
(4)The information in the table is based solely upon Amendment No. 2 to Schedule 13G filed by such person with the SEC on February 9, 2023. The principal address for FMR LLC is 245 Summer Street, Boston, MA 02210. FMR reported sole voting power over 8,421,875 shares of common stock and sole dispositive power over all 8,428,160 shares of common stock.
(5)The information in the table is based solely upon Amendment No. 7 to Schedule 13G jointly filed by such person, Longleaf Partners Small-Cap Fund and O. Mason Hawkins, individually with the SEC on February 14, 2023. The principal address for all such filers is 6410 Poplar Ave., Suite 900, Memphis, TN 38119. Southeastern Asset Management, Inc. reported sole voting power over 3,671 shares of common stock, shared voting power over 6,540,286 shares of common stock, sole dispositive power over 3,671 shares of common stock and shared dispositive power over 6,540,286 shares of common stock and Longleaf Partners Small-Cap Fund reported shared voting and dispositive power over 6,507,042 shares of common stock. Mr. Hawkins disclaims direct or indirect control over the shares.
(6)The information in the table is based solely upon the Schedule 13G filed by such person with the SEC on February 10, 2023. The principal address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746. Dimensional Fund Advisors LP reported sole voting power over 5,405,779 shares of common stock and sole dispositive power over all 5,534,250 shares of common stock.
(7)Includes 905,434 shares of common stock underlying options. Does not include (i) 734,710 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under performance share unit awards that do not become issuable within 60 days of March 8, 2023.
(8)Includes 78,571 shares of common stock underlying options. Does not include (i) 212,129 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under performance share unit awards that do not become issuable within 60 days of March 8, 2023.
(9)Does not include (i) 269,006 shares of common stock subject to restricted stock unit awards or (ii) shares issuable under performance share unit awards that do not become issuable within 60 days of March 8, 2023.
(10)Includes 187,693 shares of common stock underlying options. Does not include (i) 156,861 shares of common stock subject to restricted stock unit awards or (ii) 11,743 shares issuable under deferred stock units or shares issuable under performance share unit awards that do not become issuable or settleable within 60 days of March 8, 2023.
(11)Does not include (i) 326,003 shares of common stock subject to restricted stock unit awards or (ii) 2,654 shares issuable under deferred stock units or shares issuable under performance share unit awards that do not become issuable or settleable within 60 days of March 8, 2023.
(12)Does not include 60,967 shares issuable under deferred stock units that will not become settleable within 60 days of March 8, 2023.
(13)Does not include 22,957 shares issuable under deferred stock units that will not become settleable within 60 days of March 8, 2023.
(14)Includes 2,969 shares issuable under deferred stock units that will become settleable within 60 days of March 8, 2023. Does not include 50,462 shares issuable under deferred stock units that will not become settleable within 60 days of March 8, 2023.
(15)Includes 13,782 shares subject to vesting under a restricted stock unit award.
(16)Includes 13,782 shares subject to vesting under a restricted stock unit award and 51,967 shares held by a family limited partnership of which the reporting person and his spouse are the general partners.
(17)Includes 5,765 shares subject to vesting under a restricted stock unit award.

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(18)Includes 13,782 shares subject to vesting under a restricted stock unit award.
(19)Includes 519 shares issuable under deferred stock units that will become settleable within 60 days of March 8, 2023. Does not include 49,684 shares issuable under deferred stock units that will not become settleable within 60 days of March 8, 2023.
(20)Includes 13,782 shares subject to vesting under a restricted stock unit award.
(21)Includes 13,782 shares subject to vesting under a restricted stock unit award.
(22)Does not include 21,534 shares issuable under deferred stock units that will not become settleable within 60 days of March 8, 2023.
(23)Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount includes 180,023 shares of common stock underlying options. Does not include, with respect to such other executive officers, 183,931 shares subject to restricted stock unit awards or shares issuable under performance share unit awards that do not become issuable within 60 days of March 8, 2023.
Related Person Transactions
The Audit Committee has adopted a written policy on the review, approval, or ratification of transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest. In general, related persons are directors, executive officers, stockholders beneficially owning 5% or more of our outstanding common stock, and immediate family members of any of the foregoing.
Under the policy, transactions with related persons are reviewed in advance by the Chief Compliance Officer, General Counsel and Chief Financial Officer of the Company, or in certain circumstances, as soon as possible thereafter. If it is determined by such officers that the transaction is a related person transaction and the amount involved exceeds $120,000, the transaction will be submitted for review to the Audit Committee or, under certain circumstances, to the Audit Committee Chair. The Audit Committee (or the Chair thereof) may approve or ratify only those transactions that are in, or not inconsistent with, the best interest of the Company and its stockholders. The Chair will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals or ratifications granted. No Director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.
Under the policy, certain related person transactions are pre-approved, including:
▪the ordinary course utilization of Company services by a related person;
▪transactions subject to a competitive bidding process and other transactions of a nature that would not require disclosure under SEC rules; and
▪transactions involving an entity in which any related person is employed, provided that such related person is not employed as an executive officer (or its equivalent) of the entity and the transaction does not involve payments to or from such entity that exceed the greater of (i) $750,000 and (ii) 1% of the entity's annual gross revenues.
Without any requirement to do so, our Directors and executive officers and their immediate family members from time to time have utilized, and in the future may utilize, the services offered by the Company in the ordinary course and on similar terms to those offered to unrelated third parties in similar transactions, including but not limited to engaging our Company-owned brokerages (or those of our franchisees) and/or the Company's title and settlement services in the purchase or sale of real estate. These types of transactions have been pre-approved by the Audit Committee. While we do not generally consider ordinary course transactions between related persons and our franchisees to require approval under our policy, we request that our Directors and executive officers inform us whenever they engage in a transaction with any entity connected with the Company as part of our corporate governance controls.
Approved Related Person Transactions. During 2022, the Audit Committee reviewed and approved the transactions described under the heading Determination of Director Independence, although no Director was determined to have a direct or indirect material interest in any such transaction.

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PROPOSAL 1: ELECTION OF DIRECTORS
Board of Directors
As of the date of this proxy statement, the Board consists of twelve members, eleven of whom are Independent Directors under NYSE listing standards and our corporate governance documents.
In February 2022, the Nominating and Corporate Governance Committee of our Board, which we refer to in this "Election of Directors" section as the "Governance Committee," recommended, and the Board nominated, Fiona P. Dias, Matthew J. Espe, Bryson R. Koehler, V. Ann Hailey, Duncan L. Niederauer, Egbert L.J. Perry, Ryan M. Schneider, Enrique Silva, Sherry M. Smith, Christopher S. Terrill, Felicia Williams and Michael J. Williams for election at the Annual Meeting. The nominees, all of whom are current Directors, are standing for election as Directors to hold office for a one-year term expiring in 2024 or until his or her successor has been duly elected and qualified. Each nominee has consented to his or her nomination for election to the Board.
The information under "Nominees for Election to the Board" includes each Director's professional experience, educational background and qualifications. The information also sets forth the public company directorships each Director currently holds or has held during the past five years. The age of each Director nominee is as of March 8, 2023.
If a Director nominee should become unavailable to serve as a Director, an event that we do not anticipate occurring, the persons named as proxies intend to vote the shares for the person whom the Board may designate to replace that nominee. In lieu of naming a substitute, the Board may reduce the number of Directors on our Board.
Process for Nominating Directors
The Governance Committee is responsible for identifying, recruiting, evaluating and recommending to the Board nominees for election at the Annual Meeting.
Identification and Evaluation Process. The process for identifying and evaluating nominees to the Board is initiated by Governance Committee and Board discussions concerning the skills and competencies of the current membership of the Board. While the Board does not have any mandatory policies with respect to rotation of committee assignments or chairs, its process for identifying and evaluating nominees does take into account the periodic rotations of committee chairs and committee members. Its process also seeks to address both short-term and longer-term needs of the Board.
Once the need for a new Director has been determined, the Board begins a process to identify a candidate who meets the criteria for selection as a nominee and has the specific qualities or skills being sought based on input from members of the Board, management, stockholders or others and, if the Governance Committee deems appropriate, a third-party search or board advisory firm. Mr. Perry is being nominated for election as director for the first time and was originally proposed to us as a Director nominee by a non-management Director.
To help the Governance Committee determine whether Director nominees qualify to serve on our Board and would contribute to the Board's current and future needs, candidates undergo a series of interviews with, and evaluations by, the CEO, the Chair of the Governance Committee and generally one or more other members of the Governance Committee. In addition, candidates complete questionnaires regarding their backgrounds, qualifications, skills and potential conflicts of interest. Candidates are evaluated by the Governance Committee reviewing the candidates' biographical information and qualifications and checking the candidates' references.
Using the input from the interviews and other information it has obtained, the Governance Committee evaluates whether the prospective candidate is qualified to serve as a Director and whether the Governance Committee should recommend to the Board that the Board nominate the prospective candidate for election by the stockholders or to fill a vacancy on the Board.
Stockholder Nominations and Bylaw Procedures. The Governance Committee will consider written recommendations from stockholders for nominees for Director. Recommendations for Director candidates should be submitted to the Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the stockholder and evidence of such person's ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate's resume or a listing of his or her qualifications to be a

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Director and the candidate's consent to be named as a Director if selected by the Governance Committee and nominated by the Board.
Assuming that appropriate biographical and background material has been provided on a timely basis, the Governance Committee will use a substantially similar evaluation process as described herein for candidates recommended by stockholders as it follows for candidates identified by Directors or management to evaluate nominees for Director recommended by stockholders.
Stockholders also have the right under our Bylaws to directly nominate Director candidates. Qualifying stockholders may also use the proxy access provisions of our Bylaws to nominate director candidates. See "Stockholder Proposals and Nomination of Directors" for additional information.
General Qualifications. The Board believes all Directors should possess certain personal characteristics, including personal and professional integrity, substantial professional achievement, sound business judgment and vision, to serve on our Board. We believe these characteristics are necessary to establish a competent, ethical and well-functioning Board that best represents the interests of our business, stockholders, employees, business partners and consumers.
Under our Corporate Governance Guidelines (the "Guidelines"), when evaluating the suitability of individuals for nomination, the Governance Committee seeks individuals from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise relevant to Anywhere. The Governance Committee takes into account many factors, including but not limited to: the individual's general understanding of the varied disciplines relevant to the success of a mid-cap publicly traded company in today's business environment; understanding of the real estate market and/or other relevant business models (e.g., franchising and businesses that have a focus on branding); professional expertise and educational background; experience as a director of a publicly-traded company; and other factors described below.
The Governance Committee also considers an individual's ability to devote sufficient time and effort to fulfill his or her Anywhere responsibilities, taking into account the individual's other commitments. In addition, the Governance Committee considers whether an individual meets various independence requirements, including whether his or her service on boards and committees of other organizations is consistent with our conflicts of interest policy, and when searching for a candidate to serve on the Audit Committee, financial expertise.
When determining whether to recommend a Director for re-election, the Governance Committee also considers the Director's attendance at Board and committee meetings and participation in, and contributions to, Board and committee activities. In addition, under the Guidelines, the Governance Committee generally will not recommend, and the Board will not approve, the nomination for re-election of an Independent Director who has reached the age of 75, unless the Governance Committee, on an annual basis, waives or continues to waive, the mandatory age limitation. An employee Director must offer his or her resignation from the Board upon ceasing to be a Anywhere officer though the Governance Committee has the discretion as to whether or not it should accept such resignation.
Diversity. The Guidelines provide that the Governance Committee will consider factors that promote diversity of views and experience when evaluating the suitability of individuals for nomination. The Guidelines also provide that the Governance Committee will include, and have any search firm that it engages include, women and minority candidates in the initial pool from which the Governance Committee selects director candidates. The Governance Committee recognizes diversity's benefit to the Board and Anywhere, as varying viewpoints contribute to a more informed and effective decision-making process.
As shown in the tables below, our current Directors have varied experiences, backgrounds and personal characteristics, which ensure that the Board will have diverse viewpoints, enabling it to effectively represent our business, stockholders, employees, business partners and consumers:
▪all of our Directors possess deep senior leadership experience as well as the skills needed to develop and execute an operating plan and business strategy;
▪five Directors (including our CEO) are current or former chief executive officers or presidents of mid- or large-cap publicly traded companies, with nine Directors possessing accounting, financial or capital markets knowledge;
▪three Directors are former chief financial or chief accounting officers of publicly traded companies;
▪six Directors have significant industry, housing or franchise knowledge;

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▪three Directors have experience developing or overseeing an organization’s cybersecurity and/or data privacy program;
▪four Directors have experience with the development, procurement and/or marketing of technologies and products targeting consumers;
▪all of our Directors have experience serving on other public company boards and/or providing oversight of matters such as risk management and strategic planning as well as corporate governance and corporate social responsibility;
▪four Directors are women;
▪one Director is Hispanic;
▪one Director is Asian;
▪two Directors are African American; and
▪the age range for the Directors is 47 to 72.
Individual Skills and Experience. When evaluating potential Director nominees, the Governance Committee considers each individual's professional expertise and educational background in addition to the general qualifications. The Governance Committee evaluates each individual in the context of the Board as a whole. The Governance Committee works with the Board to determine the appropriate mix of backgrounds and experiences that would establish and maintain a Board that is strong in its collective knowledge, allowing the Board to fulfill its responsibilities, represent our stockholders' interests and best perpetuate our long-term success.
The Governance Committee regularly communicates with the Board to identify characteristics, professional experience and areas of expertise that will help meet specific Board needs, including:
▪operating experience as current or former executives, which gives Directors specific insight into, and expertise that fosters active participation in, the development and implementation of our operating plan and business strategy;
▪leadership experience, as Directors who have served in important leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others;
▪industry/housing or franchising knowledge, which assists in understanding and reviewing our business strategy;
▪accounting, financial and/or capital markets expertise, which enables Directors to analyze our financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes;
▪cybersecurity and data privacy experience, given the heightened risk to the Company in light of the increasing level and sophistication of cyber attacks as well as the breadth of compliance requirements;
▪consumer technology and product experience, which assists our Board in advising us on strategic initiatives and innovation opportunities related to product development and procurement; and
▪public company board and ESG experience at mid-cap or large publicly traded companies, which provides Directors with a solid understanding of their extensive and complex oversight responsibilities—including risk management and strategic planning—as well as corporate social responsibility matters and furthers our goals of greater transparency, accountability for management and the Board and protection of stockholders' interests.
The Board believes that, as a whole, the Board represents diverse views, experience and background, and that each of the Directors is highly qualified and possesses leadership and professional experience, knowledge and skills that qualify them for service on our Board.

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The following table highlights each current Director's specific skills, knowledge and experiences. A particular Director may possess other skills, knowledge or experience even though they are not indicated below.

Director Nominees	Industry/ Housing	Franchise	Operating/ Leadership	Acct./Financial	Capital Markets	Cyber-security/Data Privacy	Consumer Tech./ Product	Public Company Board/ESG
Fiona P. Dias		x	x				x	x
Matthew J. Espe			x	x				x
V. Ann Hailey			x	x	x			x
Bryson R. Koehler			x	x		x	x	x
Duncan L. Niederauer			x		x			x
Egbert L.J. Perry	x		x	x				x
Ryan M. Schneider	x	x	x	x	x		x	x
Enrique Silva		x	x	x				x
Sherry M. Smith			x	x	x	x		x
Christopher S. Terrill	x		x				x	x
Felicia Williams			x	x	x	x		x
Michael J. Williams	x		x	x	x			x
The following table reports each Director's self-identified race/ethnicity and gender.

Director Nominees	Race/Ethnicity[1]				Gender[2]
	African-American	Asian (excluding Indian/South Asian)	Caucasian/White	Hispanic/Latino	Female	Male
Fiona P. Dias		x			x
Matthew J. Espe			x			x
V. Ann Hailey			x		x
Bryson R. Koehler			x			x
Duncan L. Niederauer			x			x
Egbert L.J. Perry	x					x
Ryan M. Schneider			x			x
Enrique Silva				x		x
Sherry M. Smith			x		x
Christopher S. Terrill			x			x
Felicia Williams	x				x
Michael J. Williams			x			x
________________________________
(1)None of our Directors self-identified as Indian/South Asian, Middle Eastern/North American, Native American/Alaskan Native, Native Hawaiian/Other Pacific Islander or any other racial/ethnicity category.
(2)We have not surveyed our Directors on whether they identify as non-binary.

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Stockholder Voting for Election of Directors
Pursuant to the Bylaws, Directors are each elected by a majority of the votes cast with respect to that nominee in uncontested elections. This means that the number of votes cast "for" each Director nominee must exceed the number of votes cast "against" that nominee. Any abstentions or broker non-votes are not counted as votes cast "for" or "against" that nominee's election and will have no effect on the election of Directors.
Under the Board's Director Resignation Policy, each incumbent Director who fails to receive the required vote for election or re-election in an uncontested election is required to submit a contingent, irrevocable resignation that the Board may accept. The Governance Committee is required to make a recommendation to the Board as to the action to be taken with respect to the tendered resignation. In making this recommendation, the Governance Committee will consider all factors deemed relevant by its members.
The Board is required to act on the resignation within 90 days following the date of the stockholders' meeting at which the election of the Directors occurred. In considering the Governance Committee's recommendation, the Board will consider the information, factors and alternatives considered by the Governance Committee and such additional information, factors and alternatives the Board believes to be relevant. We will promptly publicly disclose the Board's decision and process in a report filed with the SEC. Any Director who tenders his or her resignation under this process will not participate in the Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such Director shall remain active and engaged in all other committee and Board activities, deliberations and decisions during this committee and Board process.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES:
Nominees for Election to the Board
Fiona P. Dias            Director since June 2013

Standing Committees: ▪Compensation (since Aug. 2013) ▪Product & Technology (since Aug. 2018) Additional Public Directorships (current): ▪Qurate Retail, Inc. ▪Berkshire Grey, Inc.
Business Experience and Biographical Information: Ms. Dias, age 57, is currently Principal Digital Partner at Ryan Retail Consulting, a global consulting firm, and has held that position since January 2015. Previously, she was Chief Strategy Officer of ShopRunner, an online shopping service, from August 2011 to October 2014. Before that, she was Executive Vice President, Strategy & Marketing, of GSI Commerce, Inc., a provider of digital commerce solutions, from February 2007 to June 2011. Prior to 2007, Ms. Dias was Executive Vice President and Chief Marketing Officer of Circuit City Stores, Inc., a specialty retailer of consumer electronics, and also held senior marketing positions with PepsiCo, Inc., Pennzoil-Quaker State Company and The Procter & Gamble Company. Ms. Dias was a member of the Board of Directors of Advance Auto Parts, Inc. from September 2009 to May 2019.
Skills and Qualifications: Ms. Dias possesses extensive experience in marketing and managing consumer and retail brands. Her experience with developing, implementing and assessing marketing plans and initiatives allows the Board to benefit from her marketing expertise. In addition, Ms. Dias' e-commerce and digital marketing experience with a broad spectrum of brands aligns well with the Board's review and assessment of the Company's multi-brand strategies. Her position as a director of other public companies also enables her to share with the Board her experience with governance and compensation issues facing public companies.

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Matthew J. Espe        Director since August 2016

Standing Committees:
▪Compensation (since Dec. 2017)
▪Nominating & Corporate Governance (since Aug. 2018)
Additional Public Directorships (current):
▪WESCO International, Inc.
▪Periphas Capital Partnering Corporation

Business Experience and Biographical Information: Mr. Espe, age 64, serves as an operating partner at Periphas Capital, a private investment firm (since 2018), Strategic Value Partners Global, a global investment firm (since 2018), and Advent International, a global private equity firm (since 2017). He served as the Chief Executive Officer of Radial Inc., an omnichannel commerce technology and operations provider, from February 2017 until its acquisition by bpost in November 2017. Prior thereto, he served as the President and Chief Executive Officer of Armstrong World Industries, Inc., a publicly traded global producer of flooring products and ceiling systems, from 2010 until 2015. Before joining Armstrong, he was Chairman and Chief Executive Officer of Ricoh Americas Inc. Prior to that role, Mr. Espe was Chairman of the board of directors and Chief Executive Officer of IKON Office Solutions, Inc. from 2002 to 2008. Mr. Espe began his career at General Electric Company, where he was employed for more than 20 years, serving in various leadership roles in Europe, Asia and the United States, last as President and Chief Executive Officer of GE Lighting. Mr. Espe was a member of the Boards of Directors of Foundation Building Materials, Inc. from 2018 until its acquisition in 2021.
Skills and Qualifications: Mr. Espe brings to the Board significant leadership experience, including serving as a CEO of two publicly traded companies. His skills include strategic vision, operational efficiency and driving change throughout an organization. His homebuilding experience also provides the Board with another perspective on the residential real estate industry. Mr. Espe also has extensive corporate governance experience including his service on boards of publicly traded companies.
V. Ann Hailey             Director since February 2008

Standing Committees: ▪Audit (Chair of our Audit Committee from Feb. 2008 to May 2022) ▪Nominating & Corporate Governance (since Oct. 2012) Additional Public Directorships (current): ▪W.W. Grainger, Inc.
Business Experience and Biographical Information: Ms. Hailey, age 72, spent ten years with L Brands, Inc. (formerly Limited Brands, Inc.), where she served as Executive Vice President and Chief Financial Officer from 1997 to 2006, as Executive Vice President of Corporate Development from 2006 to 2007 and as a board member from 2001 to 2006. Previously, Ms. Hailey spent 13 years at PepsiCo, Inc. in various leadership positions, including Vice President, Headquarters Finance, Pepsi-Cola Company and Vice President, Finance and Chief Financial Officer of the Pepsi-Cola Fountain Beverage and USA Divisions, as well as holding positions in the marketing and human resources functions. In addition, Ms. Hailey held leadership roles at Pillsbury Company and RJR Nabisco Foods, Inc. as well as gaining experience in on-line businesses as the President, Chief Executive Officer and Chief Financial Officer of Famous Yard Sale, Inc., an online marketplace, from July 2012 to March 2014 and as Chief Financial Officer of Gilt Groupe, Inc. from 2009 to 2010. She served as a member of the Board of Directors of TD Ameritrade Holding Corporation from 2016 until its acquisition by The Charles Schwab Corporation in October 2020 and the Federal Reserve Bank of Cleveland from 2004 to 2009, where she served as Audit Committee Chair from 2006 through 2009.
Skills and Qualifications: Ms. Hailey has spent her career in consumer businesses and brings key financial and operations experience to the Company. In particular, Ms. Hailey possesses broad expertise in finance, strategic planning, branding and marketing, retailing, and sales and distribution on a global scale. Ms. Hailey's positions as chief financial officer, her current and prior service as Audit Chair of other public companies and the Cleveland

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Federal Reserve and her accounting and financial knowledge provide significant expertise to the Board, including an understanding of financial statements, accounting and internal controls, corporate finance and capital markets. Through her experiences at Gilt Groupe Inc. and Famous Yard Sale, Ms. Hailey has experience in internet site development and selling as well as new venture management and funding.
Bryson R. Koehler        Director since January 2019

Standing Committees: ▪Audit (since May 2022) ▪Product & Technology (since Jan. 2019) Additional Public Directorships (current): ▪None
Business Experience and Biographical Information: Mr. Koehler, age 47, has served as Chief Product, Data, Analytics and Technology Officer at Equifax Inc. since June 2018, where he is responsible for leading Equifax’s global product, data, analytics and information technology strategy, development and operations. From November 2016 to June 2018, Mr. Koehler was Chief Technology Officer for the IBM Watson and Cloud Platform, the division that encompasses the cognitive and AI computing capabilities of Watson machine learning. From July 2012 to November 2016, he served as Chief Technology and Information Officer at The Weather Channel Companies (TWCC), which was acquired in 2016 by IBM. Before joining TWCC, Mr. Koehler served as Senior Vice President of Global Revenue and Guest Technology at the Intercontinental Hotels Group from January 2002 to December 2011.
Skills and Qualifications: Mr. Koehler brings to the Board his exceptional experience in cloud computing, data analytics, cyber security, product management and Artificial Intelligence (AI), technology architecture development and specialized applications. Mr. Koehler’s proficiency in driving technology and data change at large publicly traded companies and his expertise in overseeing the strategic vision, development, technical operations, financial planning, and execution of technology initiatives, paired with his experience leading global product development and technology teams, led the Board to consider him well-qualified to serve as a Director of the Company.
Duncan L. Niederauer          Director since January 2016

Standing Committees: ▪Nominating & Corporate Governance (since May 2022) ▪Product & Technology (since Aug. 2018) Additional Public Directorships (current): ▪None
Business Experience and Biographical Information: Mr. Niederauer, age 63, is a founder and managing member of Transcend Capital Advisors, a financial advisory firm, and a co-founder of Communitas Capital Partners, a venture capital firm. He previously served as chief executive officer of NYSE Euronext (the “NYSE”) from December 2007 until the NYSE’s merger with Intercontinental Exchange in November 2013, and thereafter continued to serve as chief executive officer of the NYSE until his retirement in August 2014. Prior to joining the NYSE, Mr. Niederauer worked at Goldman Sachs for 22 years, where he was a partner and co-Head of the Equities Division Execution Services and Head of Electronic Trading and e-Commerce Strategy. Mr. Niederauer was a member of the Board of Directors of GEOX S.p.A. (Milan Stock Exchange) from 2014 to 2019 and First Republic Bank from 2014 to 2022.
Skills and Qualifications: Mr. Niederauer is well qualified to serve as a member of the Board based on his experience at Goldman Sachs as well as his role as CEO of the NYSE. In addition to his leadership skills, Mr. Niederauer has a keen understanding of the capital markets and the impact that technology may have on a business, both as an enabler and a disrupter.

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Egbert L. J. Perry        Director since January 2023

Standing Committees: ▪None Additional Public Directorships (current): ▪None
Business Experience and Biographical Information: Mr. Perry, age 67, is the Chairman and Chief Executive Officer of The Integral Group LLC. Founded in 1993 by Mr. Perry, Integral is a real estate development, advisory and investment management company based in Atlanta, Georgia. Mr. Perry served on the Board of Directors of Fannie Mae from December 2008 until December 2018, including as Chairman of the Board from 2014 through the end of his tenure. He has over 35 years of experience as a real estate professional, including work in urban development, developing and investing in mixed-income, mixed-use communities, affordable/work force housing and commercial real estate projects in markets across the United States.
Skills and Qualifications: Mr. Perry is well qualified to serve as a member of the Board based on his extensive business leadership experience as well as his deep knowledge of mortgage lending and the real estate market and his corporate governance experience.
Ryan M. Schneider        Director since October 2017

Standing Committees: ▪None Additional Public Directorships (current): ▪Elevance Health, Inc.
Business Experience and Biographical Information: Mr. Schneider, age 53, has served as our Chief Executive Officer and President since December 31, 2017 and as a director since October 20, 2017. From October 23, 2017 until his appointment as our CEO and President, Mr. Schneider served as the Company’s President and Chief Operating Officer. Prior to joining the Company, Mr. Schneider served as President, Card of Capital One Financial Corporation (“Capital One”), a financial holding company, from December 2007 to November 2016 where he was responsible for all of Capital One’s consumer and small business credit card lines of business in the United States, the United Kingdom and Canada. Mr. Schneider held a variety of other positions within Capital One from December 2001 to December 2007, including Executive Vice President and President, Auto Finance and Executive Vice President, U.S. Card. From November 2016 until April 2017, he served as Senior Advisor to Capital One. Under the terms of his employment agreement, Mr. Schneider serves as a member of the Board of Anywhere.
Skills and Qualifications: Mr. Schneider’s current responsibilities and leadership as Chief Executive Officer of the Company, coupled with his executive management and leadership expertise, his depth of experience leveraging technology, data and analytics as well as his extensive knowledge of the complex strategic, operational, talent and regulatory issues faced by global public companies make him well qualified to serve on the Board. In addition, Mr. Schneider's service on the board of another public company allows him to offer broader perspectives on corporate governance topics to the Board.

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Enrique Silva        Director since August 2018

Standing Committees: ▪Compensation Chair (since May 2022) Additional Public Directorships (current): ▪None
Business Experience and Biographical Information: Mr. Silva, age 57, has served as Chief Executive Officer of Culver Franchising System, LLC (Culver's) since March 2021. He served as the Chief Executive Officer and President of Checkers Drive-In Restaurants, Inc. from February 2007 to February 2020. For 13 years prior thereto, Mr. Silva served in various leadership positions at Burger King Corporation, including Senior Vice President, Franchise Operations East Zone and Canada, Senior Vice President, U.S. Company Operations, President, Latin America Region, and Vice President and General Counsel, Latin America.
Skills and Qualifications: Mr. Silva brings to the Board extensive executive leadership experience in franchise operations and business strategy. His deep knowledge of operational, financial and legal matters, including with respect to risk management, also led the Board to consider him well-qualified to serve as a Director of the Company.
Sherry M. Smith        Director since December 2014

Standing Committees: ▪Audit (since Dec. 2014) ▪Compensation (since May 2022) Additional Public Directorships (current): ▪Deere & Company ▪Piper Sandler Companies
Business Experience and Biographical Information: Ms. Smith, age 61, served as Chief Financial Officer and Executive Vice President of SuperValu Inc., a grocery retailer and food distributor, from December 2010 until August 2013. She previously served as Senior Vice President of Finance from 2006 until 2010, and before that as Senior Vice President of Finance and Treasurer from 2002 until 2005, and in various other capacities with SuperValu from 1987 to 2001, including accounting, audit, controller, compensation, mergers and acquisitions, strategic planning and treasury. Ms. Smith was a member of the Board of Directors of Tuesday Morning Corporation from 2014 to 2022.
Skills and Qualifications: Ms. Smith is well qualified to serve as a member of the Board based on her leadership qualities developed from her experience while serving as a senior executive and as Chief Financial Officer of Supervalu Inc., the breadth of her experiences in auditing, finance, accounting, compensation and strategic planning, and her subject matter knowledge in the areas of finance and accounting.

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Christopher S. Terrill        Director since July 2016

Standing Committees: ▪Product & Technology Chair (since Aug. 2018) ▪Nominating and Corporate Governance (since May 2022) Additional Public Directorships (current): ▪Vacasa, Inc. ▪Yelp, Inc.
Business Experience and Biographical Information: Mr. Terrill, age 55, served as the Chief Executive Officer and a director of ANGI Homeservices, an international digital marketplace for home services that helps connect consumers with home professionals in the United States and other countries under various brands, including HomeAdvisor® and Angie's List, among others, from September 2017 to November 8, 2018. Prior to assuming that role in September 2017, Mr. Terrill served as Chief Executive Officer of HomeAdvisor.com, a wholly owned subsidiary of IAC, from May 2011. Prior thereto, he held senior marketing positions at Nutrisystem.com, a leader in the direct-to-consumer diet space, serving as its Chief Marketing Officer and Executive Vice President of eCommerce from June 2009 to May 2011 and Senior Vice President of e-commerce from January 2007 to June 2009. For one year prior to joining Nutrisystem.com, he served as Vice President of Product and Marketing for Blockbuster.com, the online division of Blockbuster Inc. Additionally, he spent six years with Match.com where he held several senior marketing roles, his last being Vice President of New Brands & Verticals, where he developed and launched new online brands, including Chemistry.com. From September 2020 until December 2022, he served as Executive Co-Chairman of Z-Work Acquisition Corp., a special purpose acquisition company (or SPAC) that ceased operations in December 2022. Mr. Terrill also was a member of the Board of Directors of Terminix Global Holdings Inc. (from 2021 to 2022) and Porch Group, Inc. (from 2020 to 2022).
Skills and Qualifications: Mr. Terrill brings to the Board relevant experience in the areas of executive leadership, strategic planning and marketing and managing consumer behavior, including direct to consumer brands in the real estate services industry. Mr. Terrill is a seasoned Internet veteran who has specialized in consumer online subscription and marketplace business models.
Felicia Williams        Director since March 2021

Standing Committees: ▪Audit Chair (since May 2022, member since March 2021) Additional Public Directorships (current): ▪Paycom Software, Inc.
Business Experience and Biographical Information: Ms. Williams, age 57, has served in senior finance leadership roles at Macy’s, Inc., a premier omni-channel fashion retailer, for the past 17 years, including as an executive officer of Macy’s from 2016 to 2020 in the roles of Interim Chief Financial Officer from June 2020 to November 2020 and Senior Vice President, Controller and Enterprise Risk Officer, including oversight of the company's information security and data privacy functions, from June 2016 to June 2020. She served as Senior Vice President, Finance and Risk Management from February 2011 to June 2016 and prior thereto across key corporate finance functions at Macy’s, including treasury, investor relations, risk management, financial services, financial planning and analysis, and internal audit. Ms. Williams is currently serving as Macy’s Fellow for CEO Action for Racial Equity, the first business-led coalition of its kind with a mission to advance racial equity through public policy. Prior to her time at Macy’s, Ms. Williams served in various financial positions at the Coca-Cola Hellenic Bottling Company, The Coca-Cola Company, Bristol-Myers Squibb, and Arthur Andersen & Company. Ms. Williams was a member of the Board of Directors of Meridian Bioscience, Inc. from 2018 to January 2023.
Skills and Qualifications: Ms. Williams is well-qualified to serve as a member of the Board based on the breadth of her experience in finance, accounting, auditing and enterprise risk management. She brings to the Board extensive leadership experience and broad-based knowledge of the financial and operational issues affecting complex organizations.

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Michael J. Williams        Director since November 2012

Standing Committees: ▪Audit (since Nov. 2012) ▪Nominating & Corporate Governance Chair (since Aug. 2013; member since Nov. 2012) Additional Public Directorships (current): ▪None
Business Experience and Biographical Information: Mr. Williams, age 65, has served as our Independent Chairman of the Board since December 31, 2017 having previously served as our Lead Independent Director (or Presiding Director) since November 2013.
Mr. Williams served as a senior advisor to Sterling Partners, a private equity firm, and as non-executive chairman of Prospect Mortgage, one of its portfolio companies, from November 2012 to June 2014. He acted as the Chairman and Chief Executive Officer of Prospect Mortgage, from June 2014 until the sale of that company in February 2017. He was President and Chief Executive Officer of Fannie Mae, and a member of its Board of Directors and executive committee, from April 2009 to June 2012. He previously served as Fannie Mae's Executive Vice President and Chief Operating Officer from November 2005 to April 2009. Mr. Williams also served as Fannie Mae's Executive Vice President for Regulatory Agreements and Restatement from February 2005 to November 2005, as President, Fannie Mae eBusiness from July 2000 to February 2005 and as Senior Vice President, e-commerce from July 1999 to July 2000. Prior to this, Mr. Williams served in various roles in the Single-Family and Corporate Information Systems divisions of Fannie Mae. Mr. Williams joined Fannie Mae in 1991.
Skills and Qualifications: Mr. Williams' extensive experience in business, finance, accounting, mortgage lending, real estate and the regulation of financial institutions, which he gained during his tenure at Fannie Mae, make him well qualified to serve on the Board.

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EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis, or the CD&A, focuses on the compensation of our named executive officers for 2022 as set forth below. We refer to this group as our "named executive officers" or "NEOs."
Our Named Executive Officers

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Executive Summary
2022 Strategic Execution
Despite a challenging 2022, Anywhere Real Estate generated Operating EBITDA throughout the year.
At the Company's Investor Day in May 2022, we announced our rebranding and articulated a five-year strategic plan designed to deliver an improved homesale transaction experience to customers and capitalize on our existing strengths, including:
▪Best-in-class franchisor
▪Luxury leadership
▪National scale, fully integrated owned brokerage, title and mortgage
▪Best network of trusted independent sales agents

Independent sales agents affiliated with our company owned brokerages grew ~4% on a like-for-like basis in 2022 over 2021

Management continued its work to improve the Company's debt profile throughout 2022 as well, including extending its revolving credit facility to July 2027 (subject to certain earlier springing maturity dates) in the third quarter, strategically repurchasing senior notes at a discount in the second and third quarters, and redeeming the balance of our 4.875% senior notes due 2023 during the fourth quarter of 2022.
As the residential real estate market worsened during the year, we boosted our commitment to execute against cost savings initiatives, increasing our initial target of $70 million to $150 million of realizable cost savings in 2022.
2022 Financial Results
Weakening market conditions in the residential real estate industry accelerated during the second half of
2022, with rapidly rising mortgage rates, high inflation, reduced affordability and broader macroeconomic concerns driving significant declines in homesale transaction volume, as well as purchase and refinancing unit and mortgage origination volume. While the low inventory environment further contributed to declines in closed homesale sides, insufficient inventory levels also strongly contributed to a higher average homesale price in the first three quarters of 2022.
From March to December 2022, the Federal Reserve Board increased interest rates by over 400 basis points. On December 31, 2022, mortgage rates on a 30-year fixed-rate mortgage were 6.36% - more than double the rate of 3.10% on December 31, 2021, according to Freddie Mac.
Combined homesale transaction volume (transaction sides multiplied by average sale price) for our Company-owned and franchised brokerages declined 14% compared with 2021. Likewise, at our title operations, refinancing title and closing units declined 67%, purchase title and closing units declined 18%, and equity in earnings from our mortgage origination joint venture declined $71 million in 2022, in each case as compared to the prior year.
▪Revenue of $6.9 billion declined 13% year-over year, with a net loss of $287 million (which included $470 million in non-cash goodwill and intangible asset impairments)
▪Operating EBITDA* of $449 million decreased 50% over 2021
▪Free Cash Flow* of $(159) million vs. $553 million in 2021
* See Annex A for definition & reconciliation of the non-GAAP measures referenced in this section.

2022 Key Leadership Changes
We recruited new talent and restructured core roles to leverage strengths and accelerate our long-term strategy:
▪Susan Yannaccone as our CEO & President of both Anywhere Advisors and Anywhere Brands, leading both our company owned brokerage and franchise operations
▪Donald Casey in an expanded operational role for our Company-owned brokerage and title businesses and in assuming leadership of Cartus relocation
▪Melissa McSherry as our Chief Operating Officer, leading our strategic initiatives to modernize the manner in which we deliver our products and services and create an easier and integrated experience for a consumer’s next move
▪Tony Kueh as our Chief Product Officer

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2022 Investor Outreach Program
At our 2022 Annual Meeting of Stockholders, our say-on-pay proposal received support from 71.8% of the votes cast—a lower level of support than we received at our last several meetings where support ranged from 88.6% to 96%.
In the spring of 2022, in advance of our 2022 Annual Meeting of Stockholders, and in the fall of 2022, we reached out to stockholders representing over 80% in the aggregate of our outstanding shares and met with holders of approximately 75% of our outstanding shares.
Michael Williams, Chairman of the Board, met with substantially all of our stockholders who accepted our invitation. Mr. Williams was joined by either Enrique Silva (who serves as our Compensation Committee Chair since May 2022) or Duncan Niederauer (who served as our Compensation Committee Chair until May 2022) at substantially all of such meetings.
The feedback from these important sessions with our investors was reviewed and discussed with the full Board as well as with the Compensation Committee.
A key objective of our 2022 Investor Outreach was to listen to our stockholders and better understand their perspectives on our executive compensation program and, with respect to the fall investor outreach, any concerns that motivated the lower level of support for our 2022 “say-on-pay” vote.
Many of our stockholders noted their support for our executive compensation program, including the high levels of "at-risk" and performance-based compensation granted, in particular to the CEO—as well as our use of three-year performance share units for at least a majority of long-term incentive awards.
Responsive action to specific investor feedback relating to our executive compensation program is noted below.

Topic	Stockholder Feedback	Board Action

Overall Executive Compensation Philosophy	A significant number our investors noted their support for our executive compensation program design as articulated in the 2022 proxy statement
The Compensation Committee reaffirmed its commitment to a pay-for-performance compensation program that aligns the interests of our executive officers with our stockholders through an emphasis on the use of rigorous pre-established goals and long-term equity awards
See Compensation Philosophy—page 39

Annual Cash Incentive Payout Volatility / Award Metrics	Certain investors noted the volatility in award payouts under the annual cash incentive plan and suggested design and/or metric considerations, including those that might moderate extreme variations such as metrics that take into account key Company objectives, including cost reductions
The 2023 annual cash incentive plan has been designed to reduce payout volatility by:
▪funding 30% of the plan based on the achievement of strategic and business objectives related to operational excellence (including cost savings), consumer experience and talent
▪funding the remaining 70% of the plan based on achievement of a budget-aligned Plan Operating EBITDA target
▪requiring a higher multiple of Plan Operating EBITDA to achieve maximum funding and a lower multiple to obtain threshold funding, while remaining in line with the Company's peers
▪reducing Compensation Committee discretion with respect to individual payouts to +/-25% of the amount funded under the plan
▪retaining the requirement that total payouts under the plan may not exceed aggregate plan funding
See 2023 Annual Incentive Plan—page 49

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Strategic Alignment with Compensation
Our Compensation Committee, which we refer to in this CD&A as the "Committee," ties a significant portion of target direct compensation to performance against the annual and long-term metrics that the Committee believes are most directly linked to the successful execution of our strategy and shareholder value, including Operating EBITDA, Free Cash Flow and the generation of stockholder returns relative to a general market index. The remaining portion of target direct compensation is paid in fixed base salary.
In 2022, CEO target direct compensation was:
▪90% at-risk, including short- and long-term incentives
▪71% in equity-based compensation, of which 60% was granted in the form of performance share units tied to either Cumulative Free Cash Flow (the "CFCF PSUs") or Relative Total Stockholder Return (the "RTSR PSUs")
▪61% tied to performance-based metrics, including the CFCF and RTSR PSUs, as well as an annual cash incentive opportunity under the Executive Incentive Plan (the "EIP")

The Compensation Committee believes that the outcomes for awards with performance periods ended in 2022 demonstrate that our pay-for-performance executive compensation program worked as designed:
▪No payout was made under the 2022 annual cash-based incentive plan tied to Plan Operating EBITDA
▪No payout was made in respect of the three-year performance share units tied to Relative Total Stockholder Return
▪Consistent with our significant generation of Free Cash Flow in 2020 and 2021, the performance share units tied to Cumulative Free Cash Flow paid out at 200%
The aggregate realized value for our NEOs was 71% of target for the 2020-2022 performance share unit cycle (based on our stock price on December 30, 2022).
Additionally, no payout was made under the one-time Market Share Award for the two-year performance period ending September 30, 2022.

CEO Target Direct Compensation (2022)

The graphic above is based on value assigned by the Committee to 2022 long-term incentive (equity) awards, rather than the grant date fair value of such awards.
In 2022, target direct compensation for our NEOs (other than our CEO) was on average approximately 70% at-risk and 50% tied to performance metrics. Overall NEO compensation was comprised, on average, of approximately 30% base salary, 30% annual incentive (cash), and 40% long-term incentive (equity)—with half of the equity granted in the form of performance share units and half granted in the form of time-vested restricted stock units.
Target direct compensation does not include the value of the one-time Market Share Performance Award granted in 2020 (see page 49) - which was not earned for the initial performance period; Ms. McSherry's make-whole inducement RSU award granted in connection with her hiring (see page 48); or the amounts vested in 2022 pursuant to a time-vested cash award granted to Ms. Yannaccone in 2019, prior to her being promoted to her current executive position (see page 48), none of which are part of the regular target direct compensation program for executive officers.

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Elements of 2022 Target Direct Compensation
The following table describes each element of 2022 target direct compensation and describes why the Committee has incorporated that element into Anywhere’s executive compensation program.

	What Is It?	Why Do We Pay It?
Base Salary (see page 40)	Annual cash salary	To attract and retain top-tier talent by providing market-competitive fixed pay reflective of the executive’s position, experience, scope of responsibility and contribution to our performance
Annual Incentive (Cash) (see page 40)

Annual performance-based incentive plan, called the Executive Incentive Plan, or EIP, that was funded by results under a Plan Operating EBITDA metric, with payouts determined by each executive's "Relative Individual Performance"

To drive short-term financial performance, specifically by measuring results under our primary operating metric and the strength of each executive's individual performance (taking into consideration achievement of key strategic and operational objectives, execution of key initiatives and other factors)

Long-Term Incentive (Equity) (see page 43)	Performance share units, or PSUs, are earned based on the achievement of the following pre-established metrics over rolling 3-year cycles: ▪Cumulative Free Cash Flow ▪Relative Total Stockholder Return

To align compensation with stockholders,
PSUs constitute at least half of the long-term incentive award in 2022 and are designed to incentivize long-term value creation through stock and critical operating performance objectives over rolling 3-year periods
Time-based RSUs serve a retention objective and further align executive interests with those of our stockholders, as the value of the grants increase or decrease with our stock price

Restricted Stock Units, or RSUs, vesting over a 3-year period
Strong Commitment to Compensation Best Practices:

61% of CEO target direct compensation opportunity is performance-based	Multiple performance metrics (relative & absolute and annual & long-term)
At least 50% of regular long-term incentive program tied to performance goals over a three-year performance period	RTSR PSUs capped at target when the absolute total stockholder returns are negative
Clawback Policy provides for the recoupment of both cash and equity compensation	Annual cash incentive program funded substantially on achievement of a financial objective
No option repricing without stockholder approval	No "golden parachute" excise tax gross-up arrangements
Responsive to investor feedback	Prohibition against hedging & pledging
Strong stock ownership requirements	Annual risk assessment of compensation programs
Double trigger change in control provisions	Independent compensation consultant
Strict restrictive covenant agreements	No significant executive-only perquisites

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Compensation Philosophy & Commitment to Pay-for-Performance
As part of our 2022 Investor Outreach, many investors noted their support for our executive compensation program as articulated in the 2022 proxy statement - with substantially all investors supporting a pay program that includes rigorous performance metrics.
Following its review of investor feedback (and incorporating investor feedback as discussed above under "2022 Investor Outreach Program"), the Committee reaffirmed its commitment to a pay-for-performance compensation program that aligns the interests of our executive officers with our stockholders through an emphasis on the use of rigorous pre-established goals and long-term equity awards.
Our compensation philosophy has the following key objectives:
▪The attraction, motivation and retention of high-performing executives;
▪A pay-for-performance focus that ties a significant portion of pay to business performance, both short- and long-term;
▪Alignment of compensation with stockholder interests in both short-term performance and long-term value creation;
▪Reinforcement of ethical behavior and practices;
▪Discouragement of excessive risk; and
▪Flexibility to respond to the necessities of a cyclical industry.
With regard to pay levels, our philosophy is that:
▪Target direct compensation should be set at the outset of the compensation period by taking into account compensation paid to similarly-situated executives of comparable proficiency, with flexibility to vary individual executive compensation to specific factors such as tenure, experience, proficiency in role, criticality to the organization and other business needs; and
▪All actual payments on incentive components should be linked to Company operating, financial, and stock performance during the performance period.
In setting target compensation, the Committee annually reviews a detailed and comprehensive analysis of peer group information and general industry survey data designed to educate the Committee on current compensation ranges by executive position together with plan design and component weighting information.
Peer group and survey data are used as a reference point in making compensation decisions, but the Committee does not target a particular competitive level or utilize peer data in a formulaic manner. For additional information on our peer group, see "Our Peer Group" below in this CD&A.
As discussed in more detail below, individual pay levels vary based on individual experience, scope of responsibilities, past performance and expectations with respect to future performance and future leadership potential.
Components of Executive Compensation
Each named executive officer has a “target direct compensation” opportunity comprised in 2022 of both fixed (base salary) and “at-risk” (short- and long- term incentives) compensation.
The Committee considers a wide variety of factors when reviewing each element of executive compensation, including those set forth below.

How the Committee sets elements of Total Direct Compensation
Review Process	•Annual (but changes may be less frequent and are not guaranteed); or •Upon a promotion or material change in responsibilities
Factors

•Individual performance assessment, including input from our CEO*
•Extent of role’s impact on financial and strategic goals
•Internal pay equity
•Relative positioning to the peer group and other market comparables
•Period since last increase
•Retention concerns
•Expected future contributions

* CEO does not participate in discussions or decisions regarding his own compensation
A significant portion of “at-risk” compensation is tied to pre-established objective performance metrics, including an annual cash incentive opportunity and performance share units granted as part of each NEO’s long-term incentive opportunity.

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When designing executive compensation, the Committee also takes into account that significant decreases in realizable value for our NEOs could damage Company performance if our pay program does not offer sufficient incentive and retention value to our key executive talent.
In exceptional circumstances, the Committee may offer special incentive, retention or other bonus awards if such action is determined by the Committee to be necessary to achieve its incentive and retention goals. For additional information on the one-time Market Share Performance Awards granted by the Committee in the second half of 2020, see page 49.
In addition, the Company offers its NEOs severance protection and limited perquisites.
2022 Base Salary
In February 2022, the Committee approved base salaries for 2022 as set forth in the following table. The Committee determined not to increase the base salary for either our CEO or Ms. Wasser.

In approving an increase to base salary for Ms. Simonelli, the Committee considered her outstanding performance in strengthening Anywhere’s financial profile, including improvements to the Company's capital structure, the Company's expectations with respect to her contributions in 2022 and her positioning relative to the peer group.
The Committee approved an 8.3% increase in base salary for Ms. Yannaccone in February 2022 based on her contributions to the success of the Company's franchise operations in 2021, the Company's expectations with respect to her contributions to that business in 2022, internal pay equity considerations and her positioning relative to the peer group.
During the fourth quarter of 2022, the Committee approved an additional 15.4% increase in base salary for Ms. Yannaccone in connection with the significant increase of her responsibilities as she assumed leadership of our owned brokerage business in addition to leadership of our franchise business.
The base salary of each NEO as of December 31, 2022 is reflected in the table below.

Name	Previous Year of Last Increase	2021 Annual Base Salary ($)	2022 Annual Base Salary ($)	Base Salary 2022 v. Base Salary 2021 (% Increase)
Ryan Schneider	n/a	1,000,000	1,000,000	0%
Charlotte Simonelli	2021	900,000	950,000	6%
Melissa McSherry	n/a	n/a	750,000	n/a
Susan Yannaccone	2020	600,000	750,000	25%
Marilyn Wasser	2020	600,000	600,000	0%
2022 Annual Incentive (Cash)
Summary. All of our NEOs participate in an annual cash incentive program called the Executive Incentive Plan, or EIP. The 2022 EIP was entirely funded based on achievement against a Plan Operating EBITDA target.
The Committee selected Plan Operating EBITDA as the financial performance metric under the EIP due to its direct link to the success of Anywhere’s business strategy—as this metric is materially aligned and consistent with Operating EBITDA, our key metric for evaluating overall performance of our operating business.
Certain adjustments to Operating EBITDA were permitted under the EIP, including adjustments for items that differed from the 2022 Budget such as pension expense, certain litigation costs, and earnings/losses from RealSure as well as adjustments to account for the impact of changes in the expected timing of the close of our title insurance underwriter, foreign exchange movements and/or natural disasters (net of insurance reimbursements). The Committee also had discretion to adjust for other items, such as extraordinary corporate transactions.
In February 2023, the Committee determined that no funding had been achieved under the 2022 EIP based upon the Company's 2022 Operating EBITDA and determined not to make any adjustments permitted under the EIP.
2022 Target Annual Incentive. The Committee approved the following target opportunities (expressed as a percentage of earned base salary) for the NEOs: (i) for the CEO, a 200% target award

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opportunity (given his overall greater accountability for the performance of the Company), and (ii) for the other NEOs, a 100% target award opportunity.
2022 Target Funding Pool. The potential funding pool for the EIP was determined by aggregating the target opportunity of each of the CEO and the other executive officer members of the Executive Committee.
The 2022 EIP would be funded by multiplying this aggregate target opportunity by the actual level of performance achieved against the Plan Operating EBITDA target - which could range from threshold funding at 25% (for performance achievement at the threshold performance level equal to 85% of the target goal) to maximum funding at 200% (for achievement at the maximum performance level equal to 120% of the target goal).
The aggregate value of awards earned under the EIP could not exceed this funding pool. Accordingly, any adjustments to an award based on consideration of Relative Individual Performance would have been restricted by this overall funding pool limit.
As the Committee determined that the Company had not achieved threshold funding level, no amounts were available for distribution under the 2022 EIP.

2022 EIP Funding Calculation
Aggregate Participant Target Award Amount ($)	x	Plan Operating EBITDA Results (%)	=	Funded EIP Award Pool ($)

Individual 2022 EIP Awards Calculation
Funded EIP Award ($)	x	Relative Individual Performance (%)	=	Individual EIP Award ($)
Rigor in Setting the Plan Operating EBITDA Target. The target Plan Operating EBITDA goal was set by the Committee at a level equal to the budget approved by the Board for 2022, or the 2022 Budget.
The budgeting process undertaken by management and overseen by the Board is rigorous and set at a level that requires a reasonable degree of stretch performance and operational excellence to achieve. Funding of the 2022 EIP was based solely on Plan Operating EBITDA for the consolidated Company.
While the 2022 Plan Operating EBITDA target was lower than actual Operating EBITDA reported by us for 2021, the Committee believed the 2022 EIP target was rigorous in large part due to the factors listed below.
When setting the 2022 EIP target, the Committee also considered that the 2022 Budget forecasted:
▪mid-single digit homesale transaction volume growth;
▪benefits from new cost saving initiatives; and
▪anticipated moderate increased earnings from our mortgage origination joint venture over 2021.
However, the foregoing benefits were expected to be more than offset and be negatively impacted by:
▪continued pressure on the share of gross commission income paid by our Company-owned brokerages to independent sales agents;
▪forecasted expenses for growth investments in the business, including strategic initiatives; and
▪decreased earnings related to the then pending sale of the Company's title insurance underwriter.
Balancing these factors, the Committee believed that the target set for the EIP was in fact rigorous, notwithstanding it being lower than the actual 2021 EIP achievement.
Historical EIP payouts based on performance against the Plan Operating EBITDA target set by the Committee, as shown in the table below, further demonstrate the level of rigor required to achieve payout under the EIP.

Historical payouts under the EIP
2022	0%
2021	200%*
2020	200%*
2019	70%*
2018	44%*
2017	82%
2016	70%
2015	100%
2014	63%
Average of above	92%
*    Before application of Relative Individual Performance

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Target and Actual 2022 Plan Operating EBITDA Funding under the EIP
The table below sets forth the:
▪Pre-established Plan Operating EBITDA performance levels at threshold, target and maximum payout; and
▪Actual Plan Operating EBITDA performance achieved in fiscal 2022.

2022 Plan Operating EBITDA* Funding under the EIP
Performance Level	Payout as % of Target	Plan Operating EBITDA (in millions)
Threshold	25%	$689
Target	100%	$810
Maximum	200%	$972
Actual	0%	$449
*    See Annex A for a definition and a reconciliation of Operating EBITDA to the most directly comparable GAAP measure.
Relative Individual Performance Calculation.
The Committee, in collaboration with the full Board, establishes individual performance goals for our CEO at the beginning of the fiscal year based on our annual financial and strategic plan.
Likewise, each executive officer member of the Executive Committee works with our CEO at the outset of the year to establish quantitative and qualitative goals designed to drive our corporate strategy and results.
As the Plan Operating EBITDA threshold was not achieved under the 2022 EIP, the plan was not funded, and no amounts were payable under the 2022 EIP.
Nevertheless, following the conclusion of the year, our CEO provided an in-depth review of his performance to the Board. After consultation with the Board, the Committee assessed the CEO's performance, taking into account the following factors:
▪Achievement of key strategic and operational objectives;
▪Execution of key initiatives;
▪Execution of key talent management initiatives, including those related to diversity, equity and inclusion; and
▪Other factors identified as appropriate.
The CEO also presented the Committee with his assessment of the performance of each executive officer member of the Executive Committee taking into consideration each executive's pre-established goals and the factors listed above.
In years where the EIP is funded, these presentations and assessments form the basis for the Committee's determinations of the Relative Individual Performance of each NEO, although when determining each NEO's Relative Individual Performance, the Committee does not assign a specific weighting to any of the individual goals or factors, but rather considers progress and results against the objectives in the aggregate.
2022 Payouts Earned under the EIP
The following table sets forth each NEO's target award and payout achieved:

Name	Target Award ($)	Combined 2022 Financial and Individual Performance (%)	2022 Payout ($)
Ryan Schneider	2,000,000	0	—
Charlotte Simonelli	940,385	0	—
Melissa McSherry	631,731	0	—
Susan Yannaccone	646,154	0	—
Marilyn Wasser	600,000	0	—

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Long-Term Incentive (Equity)

Long-term incentives, or LTI, in 2022 consisted of the following types of equity awards:

2022 Long-Term Incentive Awards by Grant Type and Weighting
	Performance-Based Awards (Performance Share Units)		Time-Based Awards
	RTSR†	CFCF	RSUs
CEO	30%	30%	40%
Other NEOs	20%	30%	50%
†     The weighting above is based on the valuation approach used by the Committee to determine the appropriate allocation among the components of target direct compensation, rather than the grant date fair value of the awards.
Summary
In 2022, the Committee again allocated 60% of our CEO's long-term incentive compensation value to performance share units, or PSUs. The PSUs are tied to Company achievement against pre-established metrics over the three-year period ending December 31, 2024. Half of each other NEO's 2022 long-term incentive award was awarded in the form of PSUs.
The performance metrics used in the PSU program are Relative Total Stockholder Return, or RTSR, and Cumulative Free Cash Flow, or CFCF, each of which is explained under the heading "Performance Share Units" in this CD&A.
The remaining 2022 LTI award was comprised of time-based awards granted in the form of restricted stock units, or RSUs.
In setting the mix of equity, the Committee weighed its preference for performance-based awards against the retention benefits provided by time-based equity awards. The Committee noted the meaningful three-year ratable vesting period for RSU awards.
The Committee considered the following factors when determining each NEO’s 2022 LTI grant:
▪the need to provide sufficient long-term incentives;
▪the need to satisfy retention objectives;
▪a competitive pay analysis prepared by the Committee’s independent compensation consultant;
▪the executive’s expertise, experience and criticality to Anywhere; and
▪individual performance reviews conducted by the Committee with input from our CEO in the case of his direct reports and, in the case of our CEO, with input from the Board.
The Committee kept the 2022 LTI awards flat, year-over-year, for Mr. Schneider, determining that the LTI opportunities appropriately recognized his role in the oversight of our entire operations. The Committee believes that Mr. Schneider’s 2022 LTI award is appropriate given that:
▪the majority of his LTI award is tied to the achievement of objective performance goals over a three-year performance cycle;
▪his broad scope of responsibilities and the critical role he plays in setting and executing the Company’s business strategy;
▪his equity awards are subject to both the Company's Clawback Policy as well as his continued compliance with the restrictive covenants in his employment agreement; and
▪his awards vest over a period of three years and will be forfeited if he is terminated for cause or voluntarily leaves his position.
The Committee weighed PSU awards more heavily for Mr. Schneider than other NEOs, with 60% of his 2022 LTI target value tied to the RTSR or CFCF metric (as opposed to 50% weight for our other NEOs). Equal target compensation value was assigned to each of these PSU metrics for the 2022-2024 performance period for our CEO in order to provide further incentive to him to drive the creation of stockholder value through both stock performance and the Company’s generation of Free Cash Flow.
The Committee increased the target value of the LTI awards granted to Ms. Simonelli by approximately 11% to reflect her outstanding performance in strengthening Anywhere’s financial profile, including improvements to the Company's capital structure, the Company's expectations with respect to her contributions in 2022 and her positioning relative to the peer group.

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The following table shows the 2022 LTI awards granted to our NEOs as well as the aggregate LTI target direct compensation value assigned by the Committee and aggregate grant date fair value of those awards.

2022 Long-Term Incentive Grants
	Shares Underlying Performance-Based PSU Awards (#)(1)		Shares Underlying Time-Based Awards (#)	LTI Target Direct Compensation Value ($)(2)	Grant Date Fair Market Value ($)(2)
Name	RTSR(2)	CFCF	RSUs
Ryan Schneider	125,000	125,000	166,666	$7,500,000	$6,796,238
Charlotte Simonelli	16,666	25,000	41,666	1,500,000	1,406,146
Melissa McSherry (3)	11,111	16,666	27,777	1,000,000	937,417
Susan Yannaccone	10,000	15,000	25,000	900,000	843,700
Marilyn Wasser	12,222	18,333	30,555	1,100,000	1,031,170
_______________
(1)Shares underlying performance-based PSU awards and grant date fair value are presented at target.
(2)The number of PSUs granted under the RTSR metric was determined by dividing the value of the award approved by the Committee by our closing stock price on the date of grant ($18.00), while the grant date fair value of $12.37 per RTSR PSU was determined, in accordance with FASB ASC Topic 718, by a Monte Carlo simulation performed by an independent third-party.
(3)Ms. McSherry also received a "make-whole" inducement award on March 1, 2022 in connection with her commencement of employment with us, which had a grant date fair value of $2,099,988 and was granted in the form of restricted stock units that vest in equal tranches over three years on each anniversary of the grant date. As noted under the heading Make Whole Award to Ms. McSherry on page 48, the award is subject to our Clawback Policy.
Performance Share Units
Since 2014, Performance Share Unit, or PSU, awards have comprised at least half of the regular LTI award.
In 2022, the Committee allocated the following amounts of LTI target value to PSU awards:
▪60% of the CEO's LTI award; and
▪50% of each other NEO's LTI award.
The number of units that may be earned under each PSU award is a multiple of the target award, with such multiple based upon the achievement of the applicable performance metric over the three-year performance period.
The PSU awards granted in 2022 measure performance from January 1, 2022 to December 31, 2024. Likewise, the PSU awards that were earned for the three-year period ending December 31, 2022 were granted in 2020. Payouts are determined by linear interpolation when achievement falls between performance levels.
All of our currently outstanding PSU awards are based on two metrics—relative total stockholder return, or RTSR, and Cumulative Free Cash Flow, or CFCF.
PSUs are denominated in stock units, so the award value tracks Anywhere stock price over the three-year performance period.
Earned PSUs are distributed in actual shares of our common stock during the first quarter of the year after the end of the three-year cycle. Amounts earned are based upon the Committee's determination of results and are forfeitable if the Company does not meet pre-established threshold targets for CFCF and RTSR.

PSU award design incorporates feedback received during the Board's Investor Outreach Programs

Relative Total Stockholder Return
Summary. The Relative Total Stockholder Return metric was initially adopted by the Committee as a PSU metric in 2015 at the recommendation of investors. Certain investors have continued to express support for this metric during the Board's Investor Outreach Program.
The RTSR metric focuses on Anywhere stockholder returns relative to an index selected by the Committee—with outperformance against the index

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resulting in payouts above target and underperformance resulting in no payout, or payouts below target.

RTSR PSU—Design Features
Metric Description	Total stockholder return relative to a hypothetical investment in the S&P MidCap 400 index
Target Direct Compensation Weighting	In 2022, PSU awards tied to RTSR were: - 50% of the CEO's PSU award - 40% of each other NEO's PSU awards
Opportunity (% of Target Shares Vested)	Threshold = 40% Target = 100% Maximum = 175%
The Committee believes the RTSR metric aligns long-term executive compensation with the interests of our stockholders and is working as designed with:
▪NO payouts earned under any cycle completed to date, including the cycle ended December 31, 2022

Historical achievement RTSR PSU Cycles
Cycle	Shares Earned	Realized Value
2020 to 2022	0%	0%
2019 to 2021	0%	0%
2018 to 2020	0%	0%
2017 to 2019	0%	0%
2016 to 2018	0%	0%
2015 to 2017	0%	0%
▪NO payouts forecasted under outstanding cycles

Forecasted achievement* RTSR PSU Cycles Outstanding at 12.31.22
2021 to 2023	No payout
2022 to 2024	No payout
* As of 12.31.22; actual results will be determined at the conclusion of the applicable three-year cycle.
Mechanics of RTSR PSU Awards Granted in 2022. Consistent with prior RTSR PSU awards, payouts under the RTSR PSU award granted for the three-year performance period of January 1, 2022 to December 31, 2024 will be determined by measuring the difference at the end of the performance period between the:
▪total stockholder return realized through an investment in Anywhere stock, and
▪total stockholder return realized through an investment in the applicable index.
Both calculations include dividends paid during the performance period, if any.

2022-2024 RTSR PSU Payout Formula
Anywhere TSR (%)	minus	S&P MidCap 400 Index TSR (%)	=	RTSR (%)
The Committee protects against excessive awards by limiting payouts as follows:
▪if Anywhere total stockholder returns are negative, the payout may not exceed 100%, regardless of our relative performance against the comparator index, and
▪the value of the shares of Anywhere common stock to be issued in payment of the RTSR PSU award may not exceed 300% of the award's grant date fair value.
The Committee may exercise negative, but not positive, discretion in determining the performance level achieved under this metric.
Benchmark Index. Target payouts for the 2021 RTSR PSUs will be earned for performance equal to the S&P MidCap 400 index. For every +/- 1% change in RTSR, the payout as a percentage of the target award will increase/decrease by 2%. Maximum payouts will be made at 175% of target if Anywhere's TSR exceeds the S&P MidCap 400 index TSR by 37.5 percentage points, assuming Anywhere's TSR is positive. Payouts will be made at threshold (40% of target) if Anywhere's TSR trails the S&P MidCap 400 index by 30 percentage points.
In deciding to utilize an RTSR metric, the Committee recognized that many of our competitors are privately-held. In the absence of an index of publicly-traded companies engaged in a similar business to Anywhere, the Committee will regularly evaluate the

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trading correlation between the S&P MidCap 400 index and our common stock and may determine to use another index or a custom peer group with respect to future grants, if any, tied to RTSR.
Cumulative Free Cash Flow
Summary. The Committee first used CFCF as a PSU metric in 2015. Target performance is set in-line with the Company’s strategic plan for the corresponding three-year period covering the award.
We do not disclose actual CFCF targets prior to the close of the related financial period for competitive reasons, but the 2022-2024 target exceeds the target for the 2021-2023 period and was aligned with the Company's 2021-2023 strategic plan when adopted. A threshold payout of 50% of the target award will be earned if 70% of target CFCF for the 2022-2024 period is achieved and a maximum payout of 200% of the target award will be earned if 130% of target CFCF is achieved.

CFCF PSU—Design Features
Metric Description	Cumulative Free Cash Flow generated by Anywhere over a three-year period, as adjusted for items pre-established by the Committee
Target Direct Compensation Weighting	In 2022, PSU awards tied to CFCF were: - 50% of the CEO's PSU award - 60% of each other NEO's PSU awards
Opportunity (% of Target Shares Vested)	Target = 100% Threshold = 50% Maximum = 200%
The Committee has the authority to exercise negative or positive discretion to adjust the payout earned under this metric, including to take into account extraordinary corporate transactions or developments per the metric definition (see more detail below).
The Committee has continued its use of the CFCF metric in the LTI because it believes the metric:
▪reflects the manner in which our stockholders measure Anywhere’s operating performance;
▪aligns with our capital allocation priorities; and

▪is working as designed, with:
◦payouts earned correlating to actual achievement of CFCF during the applicable three-year periods in relation to our budget and forecasts at the time of grant - with no payout earned in one cycle, below target payouts earned in four cycles and above target payouts earned in two cycles

Historical achievement CFCF PSU Cycles
Cycle	Shares Earned	Realized Value*
2020 to 2022	200%	132%
2019 to 2021	200%	261%
2018 to 2020	72%	39%
2017 to 2019	0%	0%
2016 to 2018	55%	26%
2015 to 2017	97%	56%
*    Realized value is based on aggregate shares or units earned by NEOs times our stock price or unit price on the last day of the performance cycle vs. the Committee-approved target value of the awards.
◦Forecasted payouts under outstanding cycles correlate to our current achievement trajectory of CFCF during the applicable three-year periods in relation to our budget and forecasts at the time of grant

Forecasted achievement* CFCF PSU Cycles Outstanding at 12.31.22
2021 to 2023	Above target
2022 to 2024	Below target
*    As of 12.31.22; actual results will be determined at the conclusion of the applicable three-year cycle.
Mechanics of CFCF PSU Awards Granted in 2020. At the time of grant, the Committee pre-established the CFCF target and permitted enumerated adjustments for determining CFCF results for the three-year period that include increases or decreases that differ from the cash amounts assumed in the forecast underlying the target. Neither the CFCF target goal or actual achievement against the target goal take into account capital expenditures during the performance period.

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The Committee incorporated investor feedback from the 2018 Investor Outreach Program in the PSU awards granted since 2019, such that the calculation of CFCF excludes any earnings generated from acquisitions occurring during the three-year performance period with a purchase price in excess of $25 million, including contingent earnouts, if such acquisition was not incorporated into the CFCF target goal.
Other specific adjustments for the 2022 CFCF metric relate to the use of cash that differs from management’s forecast underlying the target such as:
▪former parent legacy payments;
▪taxes;
▪pension payments;
▪business optimization & restructuring expenses;
▪earnings, losses or investments in RealSure;
▪the impact of a change in the timing of the close of our sale of our title insurance underwriter (which occurred on scheduled in the first quarter of 2022);
▪extinguishment of debt;
▪obligations under the relocation securitization programs; and
▪litigation and regulatory compliance, net of insurance reimbursement.
Achievement Against Performance Metrics and Payouts under the 2020-2022 PSU Award Cycle
On February 23, 2023, the Committee made the determinations described below with respect to the PSU awards granted in 2020 that measured performance over a three-year performance period ended December 31, 2022.
No payout was earned under the RTSR metric.

Relative Total Stockholder Return Results 0% Payout Earned (2020-2022 Cycle)
Anywhere TSR	S&P MidCap 400	Actual Relative TSR	Payout
-32%	21%	-52%	0%
RTSR Performance Range (2020-2022 Cycle)
▪Target if RTSR is equal to the
S&P MidCap 400 Index
▪Maximum if RTSR better than +37.5%
▪Threshold if RTSR is better than -30%
Maximum payout was earned under the CFCF metric.

The following table sets forth the:
▪Pre-established CFCF performance levels over the three-year period of January 1, 2020 to December 31, 2022 at threshold, target and maximum payout; and
▪Actual CFCF performance achieved during the 2020 to 2022 period.
The Committee determined in February 2022 not to make any specific adjustments permitted under the 2020-2022 CFCF PSU awards as such adjustments would have had the net impact of positively increasing the level of Cumulative Free Cash Flow achieved.

Cumulative Free Cash Flow† Results 200% Payout Earned (2020-2022 Cycle)
Performance Level	Payout as % of Target	CFCF (in millions)
Threshold	50%	517
Target	100%	738
Maximum	200%	960
Actual	200%	1,254
† Neither the CFCF target goal or actual achievement against the target goal take into account capital expenditures during the performance period. See Annex A for a definition and a reconciliation of Free Cash Flow to the most directly comparable GAAP measures.

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The table below shows the aggregate shares earned by NEOs under the 2020-2022 PSU cycle, along with the payout value of those shares or units, as applicable, based on the results discussed above.

Aggregate Payouts Earned under the 2020-2022 PSU Award Cycle
Name(1)	Target Award ($)	Aggregate Shares Earned (#)(2)	2022 Payout Value ($)(2)(3)	Target Value Realized (%)(4)
Ryan Schneider	4,500,000	463,916	2,964,423	66
Charlotte Simonelli	600,000	74,226	474,304	79
Susan Yannaccone(2)	100,000	n/a	200,000	200
Marilyn Wasser	550,000	68,040	434,776	79
_______________
(1)Ms. McSherry joined the Company in February 2022 and did not participate in the 2020-2022 PSU award cycle.
(2)Ms. Yannaccone was not an executive officer of the Company in February 2020 when the PSU awards were granted, but she received a cash-based award (with a target value of $100,000) that was tied to achievement of the same CFCF target for the 2020-2022 performance period described in this CD&A. In accordance with SEC rules, the cash award earned by Ms. Yannaccone for the 2020-2022 CFCF award is reported in the "Non-Equity Incentive Compensation" column of the Summary Compensation Table for 2022. She did not receive an award tied to RTSR for the 2020 to 2022 cycle.
(3)The 2022 payout value is based on $6.39 per share, the closing market price of Anywhere common stock on the NYSE on December 30, 2022 (the last trading day of the performance cycle), other than with respect to Ms. Yannaccone (see footnote 2).
(4)Target value realized represents the 2022 payout value divided by the target award.

Outstanding PSU Cycles
See page 5 of this proxy statement for the status of outstanding PSU cycles as of December 31, 2022. Actual results will be determined based upon results under the applicable metric at the conclusion of the applicable three-year cycle.
2022 Time-Based Awards
Restricted Stock Units. Vesting restrictions on restricted stock units, or RSUs, lapse over three years, with 33.33% lapsing on each anniversary of the grant date.
When setting LTI awards, our Committee considers the important role of RSUs in:
▪encouraging executive retention; and
▪aligning the interests of our NEOs with the interests of our stockholders, as the value of these time-based awards will increase or decrease with the value of our stock.
Dividend Equivalent Units. PSUs and RSUs are entitled to be credited with dividend equivalent rights related to any cash dividend paid by Anywhere. Options do not carry dividend equivalent rights. Anywhere has not declared a dividend since the fourth quarter of 2019. Any additional units that that may credited as dividend equivalents are subject to the same vesting requirements, settlement provisions, and other terms and conditions as the original award to which they relate. No dividend equivalents will be paid unless and until the underlying award is vested or settled.
2020 Pre-Existing Restricted Cash Award to Ms. Yannaccone. Prior to her promotion to an executive officer role in November 2020, Ms. Yannaccone received a restricted cash award in February 2020 (in lieu of a RSU award) that vests in three equal tranches on each of the first three anniversaries of the grant date, subject to her continued employment and compliance with her restrictive covenants agreement with the Company including those related to non-competition and non-solicitation.
Cash amounts received in 2022 under this prior award ($66,667) are reported in the Summary Compensation Table in the "Bonus" column.
"Make-Whole" Inducement Award to Ms. McSherry. As an inducement to her hiring in the first quarter of 2022, the Committee granted Ms. McSherry an RSU award with a grant date fair value in the amount of $2,099,988, which was approximately equal to the value of cash and equity awards forfeited by Ms. McSherry in connection with her change in employer. The RSUs vest in equal installments over three years on each of the first three anniversaries of the grant date, subject to continued employment and compliance with her restrictive covenants agreement with the Company including those related to non-competition and non-solicitation.

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The RSU award, including any proceeds, gains or other economic benefit in respect of the award, are subject to the terms and conditions of the Company’s Clawback Policy, which allows the Board to recoup incentive compensation in the event of a material restatement or adjustment of our financial statements, misconduct, or breach of Ms. McSherry's restrictive covenants with us, including those related to non-competition and non-solicitation.
2020 One-Time Market Share Performance Awards
In the second half of 2020, the Committee granted each NEO a cash-based performance incentive award tied to a market share metric (each, a "Market Share Performance Award").
Each Market Share Performance Award required achievement of growth in Anywhere's share of existing homesale transaction volume over a two-year period ended September 30, 2022, with an additional performance period applicable to the CEO based upon market share growth for the one-year period ending September 30, 2023.
In the fourth quarter of 2022, the Committee determined that the Market Share Performance Awards for the two-year period ended September 30, 2022, were not earned.
The Market Share Performance Awards also included a retention component, which vested in 2021 and is reported in the Bonus column of the Summary Compensation Table for 2021.
Our Clawback Policy applies to the CEO's outstanding Market Share Performance Award, which Clawback Policy will allow our Board to recoup incentive compensation in the event of a material restatement or adjustment of our financial statements, the CEO's misconduct, or the CEO's breach of his restrictive covenants with the Company, including those related to non-competition and non-solicitation.
2023 Annual and Long-Term Incentive Programs
2023 Executive Incentive Plan. During the 2022 Investor Outreach program, certain investors noted the volatility in award payouts under the EIP and suggested design and/or metric considerations, including those that might moderate extreme variations.
In February 2023, the Committee determined to make changes to the design of the 2023 EIP, which are intended to reduce the volatility in EIP payouts by implementing the following changes:
First, the Committee determined to tie a portion of the EIP award to the achievement of strategic goals during the year so that funding was not tied to a single financial metric. Specifically, 70% of the 2023 EIP will be funded based upon the achievement of Plan Operating EBITDA. The remaining 30% of the 2023 EIP will be funded based upon the achievement of qualitative pre-established strategic and business objectives. The objectives include those focused on the following strategic priorities for 2023: operational excellence (including cost savings), consumer experience, and a relentless focus on talent.
Second, to further manage volatility, the Committee determined to require a higher performance multiple to achieve maximum funding under the Operating EBITDA component of the 2023 EIP and a lower multiple to obtain threshold funding. Specifically, the Operating EBITDA component of the 2023 EIP will be funded at the maximum level of 200% upon achievement of 125% of the target goal (compared to 120% of the target goal under the 2022 EIP) and at the threshold level of 25% upon achievement of 75% of the target goal (compared to 85% of the target goal under the 2022 EIP).
The Committee also modified the design of the 2023 EIP to reduce Committee discretion with respect to individual payouts. Individual payouts must be within +/-25% of the aggregate funding percentage reached under the 2023 EIP, and consistent with the 2022 EIP, total payouts under the 2023 EIP may not exceed the aggregate funded amount under the plan. NEO EIP targets as a percentage of earned base salary under the 2023 EIP remain unchanged.
2023 Long-Term Incentive Awards.
The Committee determined to increase Mr. Schneider's aggregate LTI award from $7.5 million to $8.0 million. Mr. Schneider's 2023 LTI award is 60% in the form of PSUs (60% of which is aligned with CFCF goals and 40% of which aligned with RTSR goals, both over a three-year period), and 40% in the form of RSUs. The Committee determined to increase the value of Mr. Schneider's LTI award by $500,000 based upon his leadership during the housing downturn that commenced in 2022, including the Company taking actions that resulted in realized cost savings of $150 million during the year, and his leadership in developing and implementing the Company's long-term strategy announced at its Investor Day in May 2022. The Committee also modified the weighting of the metrics under Mr. Schneider's PSU awards to align with the relative weighting of the metrics for our other NEOs.

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For our other NEOs, the regular program 2023 LTI awards consist of the same forms of equity and weighting as set forth on page 43, with the 2023 to 2025 PSU awards continuing to be based on CFCF and RTSR. The value of the 2023 LTI grant awarded to Ms. Yannaccone was increased by $600,000 over the value of her 2022 LTI grant in recognition of her extensive new responsibilities as President & CEO of both Anywhere Brands and Anywhere Advisors.
With respect to each of Ms. Yannaccone and Ms. McSherry, the Committee determined to award a special long-term incentive award in the form of RSUs that will cliff vest on the third anniversary of the date of grant, with the values of such RSU awards in the amounts of $1.0 million and $500,000, respectively.
These special LTI awards recognize the critical importance of the respective leadership roles of Ms. Yannaccone's and Ms. McSherry in the execution of the Company’s transformation strategy, as articulated at its Investor Day in May 2022; the significant decline in realizable value of their existing equity awards; and the competitive landscape for executive talent and the potential disruption caused by unplanned attrition.
The table below sets forth the grants made to our NEOs by the Committee, effective February 28, 2023, as part of the regular LTI program.

2023 Long-Term Incentive Grants (Regular Program)
Name	Shares Underlying Performance-Based PSU Awards(1)		RSUs (#)	LTI Target Direct Compensation Value ($)(1)(2)	Grant Date Fair Value ($)(1)(2)
	RTSR (#)	CFCF (#)
Ryan Schneider	331,606	497,409	552,677	8,000,000	7,147,769
Charlotte Simonelli	67,357	101,036	168,393	1,950,000	1,776,883
Melissa McSherry(3)	34,542	51,813	86,355	1,000,000	911,217
Susan Yannaccone(4)	51,813	77,720	129,533	1,500,000	1,366,833
Marilyn Wasser	49,395	74,093	123,488	1,430,000	1,303,046
______________
(1)Shares underlying PSU awards, LTI target direct compensation value and grant date fair value are presented at target.
(2)The number of target PSUs granted under the RTSR metric was determined by dividing the value of the award approved by the Committee by our closing stock price on the date of grant of $5.79. The grant date fair value of $3.22 per RTSR PSU was determined, in accordance with FASB ASC Topic 718, by a Monte Carlo simulation performed by an independent third-party.
(3)Does not include 86,355 restricted stock units that will cliff vest on the third anniversary of the grant date.
(4)Does not include 172,711 restricted stock units that will cliff vest on the third anniversary of the grant date.
Stock Ownership Requirements
Anywhere’s Stock Ownership Guidelines encourage stock ownership among the executive officer members of our Executive Committee to further the objective of aligning our executives’ interests with those of our stockholders.
Under Anywhere’s stock ownership guidelines, executive officer members of the Executive Committee are required to own shares of our common stock equal to a specified multiple of their annual base salary. Anywhere common stock, deferred stock units and unvested RSUs count toward achieving the ownership requirement. Options and unearned PSUs are not counted.
Compliance must be achieved within five years of an executive officer becoming an Executive Committee member. Executive Committee members must retain one-half of the net shares upon exercise of an option
(after giving effect to the exercise price and applicable taxes upon exercise) and one-half of the net full-value shares that vest until the Executive Committee member has met his or her minimum ownership level. In the event that an Executive Committee member has not met the ownership requirement at the end of the five-year period, such executive must retain 100% of the net shares until compliance is achieved.

Stock Ownership Guidelines
CEO	6x salary
Other EC Members	3x salary
Mr. Schneider satisfied the ownership requirements as of December 31, 2022. Each of Ms. Simonelli, McSherry and Yannaccone has five years from the

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date on which she became a member of the Executive Committee to meet the ownership requirement. Due to declines in the Company's stock price, Ms. Wasser's stock ownership was at 2.7x base salary as of December 31, 2022. She must retain 100% of her net shares until compliance is reachieved.
Severance Protection
As described in more detail under “—Agreements with Named Executive Officers” and “—Potential Payments upon Termination or Change in Control,” each of our NEOs is entitled to severance pay and benefits upon a “qualifying termination”—meaning, a termination without “cause” by the Company or a termination for “good reason” by the executive.
For each of our NEOs, severance pay consists of cash payments equal to a multiple of the sum of the NEO's annual base salary and target annual incentive, along with the continuation of the NEO's welfare benefits. The severance multiple for our CEO is 2.0 and for each other NEO is 1.0 (although, in the case of a qualifying termination of employment within twenty-four months following or in connection with a change in control of the Company, their multiple is 2.0).
The higher multiples of annual base salary and target annual incentive payable to Mr. Schneider are based upon his overall greater responsibilities for our performance.
No NEO is entitled to any tax reimbursement protection for “golden parachute excise taxes.”
The Committee believes the severance and benefits payable to our NEOs under the foregoing circumstances aid in the attraction and retention of these executives as a competitive practice and are balanced by the inclusion of restrictive covenants (such as non-compete provisions) to protect our value following a termination of an NEO's employment without cause or by the NEO for good reason. In addition, we believe the provision of these benefits will keep the executives focused on the operation and management of the business.
Hedging and Pledging Prohibited
Our Procedures and Guidelines Governing Securities Trades by Company Personnel prohibits all Directors, executive officers and employees from engaging in hedging transactions or pledging the Company’s securities, including but not limited to, our common stock, and no waiver from that prohibition may be granted by the Company.
Limited Other Benefits and Perquisites
Our compensation program does not include other material benefits or perquisites.
All employees, including NEOs, may participate in our 401(k) plan. The plan currently provides a matching contribution of 60% of amounts contributed by the officer, subject to a maximum of 6% of eligible compensation.
In December 2017, the Committee froze participation in our Executive Deferred Compensation Plan, which previously allowed NEOs to defer cash and/or equity under that plan. None of our NEOs participate in a now-closed, defined benefit pension plan and excess benefit plan (future accruals of benefits were frozen on October 31, 1999).
Qualifying employees who are required to relocate in connection with their commencement of employment with us are entitled to relocation benefits through Cartus, including limited tax gross-up assistance.
Timing & Valuation of Equity Grants
The Committee's practice generally is to grant LTI awards to the NEOs at the regularly scheduled Committee meeting in February of each year with awards granted and priced on the third trading day following the filing of our Annual Report on Form 10-K. The Committee retains the ability to determine that another grant date may be appropriate in certain circumstances.
During the year, the Committee also may approve equity awards, typically for executives hired or promoted and in connection with acquisitions. The Committee also has delegated to the CEO certain limited authority to make grants to non-Section 16 officers and the Committee is apprised of any such grants on a quarterly basis.
In connection with valuing the grants of equity awards, it is our policy generally to use, as the grant or strike price for any equity award, the closing price of our common stock on the effective date of the grant. For RSUs and for PSUs, the Committee typically approves a dollar value, which is then divided by the closing sale price of our common stock on the date of grant. For determining the grant date fair value of PSUs that have an RTSR metric, the Committee utilizes a Monte Carlo simulation performed by an independent third-party valuation firm to determine fair value.

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Tax Considerations
The Committee remains committed to continuing to link executive compensation with Company performance through performance-based and at-risk compensation vehicles in 2022 and future years, despite the elimination of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code upon the passage of the Tax Cuts and Jobs Act in December 2017.
Clawback Policy
The Company has maintained a Clawback Policy since 2014, the current key terms of which are summarized below. The Committee intends to revise its Clawback Policy to align with any requirements established under NYSE rules prior to the effective date of such rules.
In addition, each of our NEOs is subject to one or more restrictive covenant agreements with Anywhere (which include non-compete and non-solicitation provisions) pursuant to which the Company can clawback severance payments or stop the payment of equity awards if the restrictive covenant agreement is breached.

Clawback Policy Overview
Whom does the Clawback Policy apply to?	Current and former Section 16 officers
What compensation can be clawed back?	Cash incentive or equity-based compensation
What situations give rise to claw back?
The Committee has discretion to claw back compensation in the event of:
- A material restatement or adjustment to the financial statements that would have had the effect of reducing incentive compensation received in past three years
- The individual's misconduct, including knowing legal/regulatory breaches, fraud, knowing misrepresentations and corruption resulting in material financial or reputational harm

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Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Committee annually considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. See “Governance of the Company—Oversight of Risk Management” for additional information on the Committee’s process.
Role of Committee, Advisors and Executives in Setting Executive Compensation
All of the members of the Committee are Independent Directors.
The Committee has the power and authority to oversee our compensation policies and programs and makes all compensation-related decisions for our NEOs. While the Committee may take into account recommendations from its independent compensation consultant as well as the CEO (other than with respect to his own compensation), the Committee has final approval over all compensation decisions for our executive officers.
The Committee’s independent compensation consultant reviews compensation materials presented by management to the Committee, participates in one or more pre-meeting calls with the Committee Chair and attends all regularly scheduled meetings of the Committee. In 2022, the Committee’s independent compensation consultant provided de minimis services not related to executive or director compensation.
The CEO annually reviews the performance of, and makes recommendations regarding, each of our NEOs (other than himself). The CEO’s performance is annually reviewed by the Committee with input from the Board. The conclusions reached and recommendations based upon these reviews, including with respect to base salary adjustment and annual and long-term incentive compensation targets and actual payout amounts, are presented to the Committee, which has the discretion to modify any recommended adjustments or awards to our executives. The Company’s Chief People Officer participates in the data analysis process.

Key Facts: Independent Compensation Consultant
Committee’s Independent Compensation Consultant	Meridian Compensation Partners, LLC, or Meridian
Annual Independence Assessment	Meridian’s independence was assessed and confirmed by the Committee in 2022
Key Services Provided to the Committee in 2022
Meridian provides the Committee with analyses and advice on Executive & Director compensation matters, including in 2022:

- Competitive market pay analyses utilizing peer group and survey data

- Short- and long-term incentive program design for 2022 and 2023

- Recommendations with respect to the compensation peer group

- Recommendations with respect to Director compensation

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Our Peer Group
The Committee annually reviews our compensation peer group in consultation with its independent compensation consultant.
In the second half of 2021, the Committee determined to expand its peer group to include five businesses that had more recently become publicly traded or had revised their business model to be more comparable to the Company.
The Committee also determined to remove three businesses from its peer group and to replace one business with a similar business that was more comparable to the Company in size.
In November 2021, the Committee received a detailed and comprehensive analysis of peer group information and general industry survey data designed by its independent compensation consultant to educate the Committee on current compensation ranges by executive position, together with plan design and component weighting information.
The Committee considered the analysis presented at its November 2021 meeting as well as an evaluation of executive performance in early 2022 in setting NEO compensation for 2022.
The Committee also utilized this peer group in connection with its consideration of NEO compensation for 2023.
Peer Group Generally. Our peer group is made up of both direct peers, and given the limited size of that group, peers in industries that resemble the Company’s cyclicality, business model and financial performance or that are influenced by the housing market or share traits of our other business units.
Although the firms in our peer group employ executives with a skill set comparable to those of the Company's executives, many operate in businesses with very different business cycles from residential real estate. Accordingly, the Committee has not relied on our compensation peer group when constructing the RTSR metric for PSU awards and recognizes the need to look beyond that peer group, to other more broad-ranging survey data when setting executive compensation. However, the Committee considers only aggregated survey data, not the identity of the individual survey data companies.
In terms of size, compared to our 2022 peer group, based upon data as of and for the year ended December 31, 2022, Anywhere’s revenues were at the 50th percentile and its market capitalization was second lowest of its peers.

Anywhere 2022 Peer Group
Company	Revenue ($)(1) (in millions)	Market Cap ($)(1) (in millions)	Primary Comparable Category
Arthur J. Gallagher & Co.	8,271	39,752	Brokerage business model
Compass, Inc.	6,523	1,015	Real estate brokerage company
Cushman & Wakefield plc	10,106	2,813	Commercial real estate services
eXp World Holdings, Inc.	4,598	1,692	Real estate brokerage company
First American Financial Corporation	7,605	5,419	Insurance company with title segment
Fortune Brands Innovations, Inc.(2)	4,723	7,324	Influenced by housing market
Hyatt Hotels Corporation	3,271	9,689	Franchisor
Jones Lang LaSalle Incorporated	20,862	7,564	Real estate services provider
KB Home	6,904	2,726	Influenced by housing market
Leggett & Platt, Incorporated	5,147	4,273	Influenced by housing market
Opendoor Technologies Inc.	15,567	736	iBuyer & home swap market
PulteGroup, Inc.	16,229	10,373	Influenced by housing market
Redfin Corporation	2,284	461	Real estate brokerage company
Toll Brothers, Inc.	10,265	5,527	Influenced by housing market
Zillow Group, Inc.	1,958	7,593	Real estate services platform
_______________
(1)Based on publicly-available information from the S&P Capital IQ database’s definition of Total Revenue and Market Capitalization as of December 31, 2022.
(2)Fortune Brands Home & Security, Inc., changed its name to Fortune Brands Innovations, Inc. on December 15, 2022.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Anywhere Real Estate Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Enrique Silva (Chair)            Fiona P. Dias
Matthew J. Espe            Sherry M. Smith
2022 Summary Compensation Table
The table below sets forth the compensation we provided in 2022, 2021 and 2020 to our named executive officers.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)(5)(6) (7)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)(8)	Change in Pension Value / Non-qualified Deferred Comp Earnings ($)(9)	All Other Compen-sation ($)(10)	Total ($)
Ryan M. Schneider Chief Executive Officer and President	2022	1,000,000	—	6,796,238	—	—	—	11,832	7,808,070
	2021	1,000,000	1,000,000	6,607,955	—	4,000,000	—	11,292	12,619,247
	2020	789,231	—	7,258,745	—	3,115,384	—	6,956	11,170,316
Charlotte C. Simonelli Executive Vice President, Chief Financial Officer and Treasurer	2022	940,385	—	1,406,146	—	—	—	11,832	2,358,363
	2021	871,154	750,000	1,242,939	—	1,742,308	—	11,186	4,617,587
	2020	669,231	300,000	1,174,255	—	1,511,538	—	6,636	3,661,660
Melissa K. McSherry(7) Executive Vice President, Chief Operating Officer	2022	631,731	—	3,037,405	—	—	—	8,075	3,677,211
Susan E. Yannaccone President and CEO, Anywhere Brands and Anywhere Advisors	2022	646,154	66,667	843,700	—	200,000	—	15,164	1,771,685
Marilyn J. Wasser Executive Vice President, General Counsel and Corporate Secretary	2022	600,000	—	1,031,170	—	—	—	11,406	1,642,576
	2021	600,000	900,000	1,012,768	—	1,200,000	—	10,866	3,723,634
	2020	530,769	—	1,076,403	—	1,200,000	—	5,008	2,812,180
_______________
(1)Ms. McSherry joined the Company on February 22, 2022 and Ms. Yannaccone became a named executive officer for the first time in 2022.
(2)The following were the annual base salaries payable to each of the named executive officers as of December 31, 2022: Mr. Schneider, $1,000,000; Ms. Simonelli, $950,000; Ms. McSherry, $750,000; Ms. Yannaccone $750,000, and Ms. Wasser, $600,000.
(3)Represents amounts vested under a restricted cash award granted in February 2020 to Ms. Yannaccone, prior to her promotion to an executive officer role in November 2020. The award vests in three equal tranches on each of the first three anniversaries of the grant, subject to her continued employment and compliance with her restrictive covenants agreement with the Company, including those related to non-competition and non-solicitation.

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(4)As more fully described in footnotes (5) and (6), the table reflects the aggregate grant date fair value of equity awards granted in 2022 computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value of these awards are described in Note 13, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(5)On March 1, 2022, the Company made grants to our named executive officers under its 2022 long-term incentive program. Under the program, each named executive officer received two performance share unit awards (one based upon a Relative Total Stockholder Return metric and the other based upon a Cumulative Free Cash Flow metric) and a restricted stock unit award.
For all named executive officers the performance share unit award based upon the relative total stockholder return metric has a grant date fair value of $18.00 per share, and the performance share unit award based upon the Cumulative Free Cash Flow metric and the restricted stock unit award both have a grant date fair value of $12.37 per share.
The table below sets forth the allocation of the grant date fair value of the 2022 long-term incentive awards (including performance share unit awards and restricted stock unit awards) granted to the named executive officers:

Name	CFCF PSUs ($)	RTSR PSUs ($)	RSUs ($)
Ryan M. Schneider	2,250,000	1,546,250	2,999,988
Charlotte C. Simonelli	450,000	206,158	749,988
Melissa K. McSherry	299,988	137,443	2,599,974
Susan E. Yannaccone	270,000	123,700	450,000
Marilyn J. Wasser	329,994	151,186	549,990
See "—Grants of Plan-Based Awards for Fiscal 2022" for additional information.
(6)The grant date fair value of the performance share unit awards assuming achievement of the highest level of performance (175% of the target award for the PSU grant based upon the relative total stockholder return metric and 200% of the target award for the PSU grant based upon the Cumulative Free Cash Flow metric) for each of the NEOs is as follows:

Name	CFCF PSUs Maximum Payout ($)	RTSR PSUs Maximum Payout ($)	Total PSUs Maximum Payout ($)
Ryan M. Schneider	4,500,000	2,705,938	7,205,938
Charlotte C. Simonelli	900,000	360,777	1,260,777
Melissa K. McSherry	599,976	240,525	840,501
Susan E. Yannaccone	540,000	216,475	756,475
Marilyn J. Wasser	659,988	264,576	924,564
See "—Grants of Plan-Based Awards for Fiscal Year 2022" for additional information.
(7)In addition to the 2022 long-term incentive awards described in footnote (5), on March 1, 2022, Ms. McSherry was granted an make-whole inducement restricted stock unit award in connection with her joining Anywhere, which had a grant date fair value based upon the amount of $18.00 per share, with an aggregate grant date fair value of $2,099,988. See "Make-Whole" Inducement Award to Ms. McSherry in the Compensation Discussion and Analysis for additional information.
(8)Represents cash amount earned by Ms. Yannaccone under the Cumulative Free Cash Flow performance cash award granted to her in February 2020 (prior to her promotion to an executive officer role in November 2020). This award was tied to achievement of the same CFCF target for the 2020-2022 performance period described under Achievement Against Performance Metrics and Payouts under the 2020-2022 PSU Award Cycle in the Compensation Discussion and Analysis.
(9)None of our named executive officers is a participant in any defined benefit pension arrangement. None of our named executive officers received above-market or preferential earnings (as these terms are defined by the SEC) on a non-qualified deferred compensation account.
(10)Amounts for 2022 represent for each named executive officer: 401(k) plan matching contributions (in the amount of $10,980 for each of Mr. Schneider, Ms. Simonelli and Ms. Wasser; $7,454 for Ms. McSherry and $5,054 for Ms. Yannaccone), amounts paid to Ms. Yannaccone for a sales incentive trip and related tax gross-up totaling $4,954, and the value of insurance premiums paid by the Company for supplemental death insurance.

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Grants of Plan-Based Awards for Fiscal Year 2022
The following table sets forth information concerning each grant of an award made in 2022 to our named executive officers under any plan.

Name	Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: No. of Shares of Stock or Units (#)	All Other Option Awards: No. of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Thres-hold ($)	Target ($)	Maxi-mum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
Ryan M. Schneider	EIP(1)	03/01/22	500,000	2,000,000	4,000,000
	RTSR(2)	03/01/22				50,000	125,000	218,750				1,546,250
	CFCF(3)	03/01/22				62,500	125,000	250,000				2,250,000
	RSU(4)	03/01/22							166,666			2,999,988
Charlotte C. Simonelli	EIP(1)	03/01/22	235,096	940,385	1,880,770
	RTSR(2)	03/01/22				6,666	16,666	29,166				206,158
	CFCF(3)	03/01/22				12,500	25,000	50,000				450,000
	RSU(4)	03/01/22							41,666			749,988
Melissa K. McSherry	EIP(1)	03/01/22	157,933	631,731	1,263,462
	RTSR(2)	03/01/22				4,444	11,111	19,444				137,443
	CFCF(3)	03/01/22				8,333	16,666	33,332				299,988
	RSU(4)	03/01/22							27,777			499,986
	RSU(4)	03/01/22							116,666			2,099,988
Susan E. Yannaccone	EIP(1)	03/01/22	161,539	646,154	1,292,308
	RTSR(2)	03/01/22				4,000	10,000	17,500				123,700
	CFCF(3)	03/01/22				7,500	15,000	30,000				270,000
	RSU(4)	03/01/22							25,000			450,000
Marilyn J. Wasser	EIP(1)	03/01/22	150,000	600,000	1,200,000
	RTSR(2)	03/01/22				4,889	12,222	21,389				151,186
	CFCF(3)	03/01/22				9,167	18,333	36,666				329,994
	RSU(4)	03/01/22							30,555			549,990
_______________
(1)The non-equity incentive plan awards represent grants made under the 2022 Executive Incentive Plan, or EIP. The performance criteria under the EIP for each named executive officer was 2022 Plan Operating EBITDA. Funding based on achievement of Plan Operating EBITDA could range from 25% for threshold performance to maximum funding at 200%. Each executive officer's potential award was subject to decrease or increase based on his or her Relative Individual Performance - provided that the aggregate value of awards under the EIP could not exceed the funding level achieved (e.g., any increase in a participant's award must result in a decrease in another participant's award). The target incentive award payable to our named executive officers in 2022 was 100% of their respective earned salaries, or in the case of Mr. Schneider, 200% of earned salary.
(2)The relative total stockholder return performance share unit award under this column for each named executive officer represents the potential threshold, target and maximum number of shares that may be earned (40%, 100% and 175% of target). Vesting of the RTSR performance share unit award is contingent upon achievement of the following metric: Anywhere's total stockholder return relative to the S&P MidCap 400 index ("RTSR") for the three-year performance period ending December 31, 2024. Payouts under the RTSR metric will be based upon the extent to which Anywhere's total stockholder return for the three-year period performs relative to the S&P MidCap 400 index total stockholder return. The actual number of performance share units earned pursuant to this award will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goals established at the time of grant, as adjusted. Performance share units, if earned, convert to our common stock on a one-for-one basis. See —Compensation Discussion and Analysis—Long-Term Incentive—Performance Share Units—Relative Total Stockholder Return for a further discussion.

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(3)The Cumulative Free Cash Flow ("CFCF") performance share unit award under this column for each named executive officer represents the potential threshold, target and maximum number of shares that may be earned under a performance share unit award (50%, 100% and 200% of target). Vesting of the CFCF performance share unit award is contingent upon achievement of the Cumulative Free Cash Flow goal for the three-year performance period ending December 31, 2024. The actual number of performance share units earned pursuant to this award will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goals established at the time of grant, as adjusted. Performance share units, if earned, convert to our common stock on a one-for-one basis. See "—Compensation Discussion and Analysis—Long-Term Incentive—Performance Share Units—Cumulative Free Cash Flow" for a further discussion.
(4)Consists of a restricted stock unit award that vests in three equal annual installments on March 1 of each of 2023, 2024 and 2025.
(5)Represents the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions we used in determining the grant date fair value of these awards are described in Note 13, "Stock-Based Compensation" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.
Outstanding Equity Awards at 2022 Fiscal Year-End
The following table sets forth outstanding equity awards as of December 31, 2022 held by our named executive officers.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(10)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(10)
Ryan M. Schneider					103,093	(2)	658,764
					141,844	(3)	906,383
					166,666	(4)	1,064,996
								319,148	(5)	2,039,356
								63,830	(6)	407,874
								125,000	(7)	798,750
								50,000	(8)	319,500
	261,234	—	32.80	10/23/2027
	210,674	—	25.35	03/01/2028
	325,144	108,382	13.60	02/28/2029
Charlotte C. Simonelli					20,619	(2)	131,755
					31,915	(3)	203,937
					41,666	(4)	266,246
								57,446	(5)	367,080
								7,660	(6)	48,947
								25,000	(7)	159,750
								6,667	(8)	42,602
	58,928	19,643	11.79	3/25/2029
Melissa K. McSherry					116,666	(4)	745,496
					27,777	(4)	177,495
								16,666	(7)	106,496
								4,445	(8)	28,404
Susan E. Yannaccone					3,437	(2)	21,962
					14,184	(3)	90,636
					25,000	(4)	159,750
								25,530	(5)	163,137
								3,404	(6)	21,752
								15,000	(7)	95,850
								4,000	(8)	25,560

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Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(10)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(10)
					18,901	(2)	120,777
Marilyn J. Wasser					26,005	(3)	166,172
					30,555	(4)	195,246
								46,808	(5)	299,103
								6,241	(6)	39,880
								18,333	(7)	117,148
								4,889	(8)	31,241
	8,082	—	47.49	02/27/2024
	13,574	—	46.47	02/26/2025
	21,877	—	32.63	02/26/2026
	32,500	—	27.70	02/28/2027
	36,516	—	25.35	03/01/2028
	56,358	18,786	13.60	02/28/2029
_______________
(1)Options with an expiration date of February 28, 2029 and March 25, 2029 become exercisable as to twenty-five percent (25%) of the total shares subject to the option on each of the first four anniversaries of their respective dates of grant (February 28, 2019 and March 25, 2019, respectively).
(2)Represents the unvested shares under a 2020 restricted stock unit award, which vest at the rate of one-third of the number of shares on each of the first three anniversaries from the date of grant (February 27, 2020), except with respect to Ms. Yannaccone. For Ms. Yannaccone, represents a cash-settled restricted stock unit award, which vests at the rate of one-third the number of units underlying the award on each of the first three anniversaries from the date of grant (February 27, 2020) and, upon vesting, is settled in cash, with the amount of such cash payment based on the 20-day average fair market value of our common stock.
(3)Represents unvested shares under a 2021 restricted stock unit award that vests at the rate of one-third of the number of shares on each of the first three anniversaries of the date of grant (February 25, 2021).
(4)Represents unvested shares under a 2022 restricted stock unit award that vests at the rate of one-third of the number of shares on each of the first three anniversaries of the date of grant (March 1, 2022).
(5)Represents a 2021 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2023 based upon the generation of Cumulative Free Cash Flow as measured against the pre-established performance goals. The award would have paid out above the target level based upon performance as of December 31, 2022 and accordingly the shares represent the maximum number of shares that may be earned under such award (i.e., 200% of target, with no higher performance level).
(6)Represents a 2021 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2023 based upon Anywhere's total stockholder return relative to the S&P MidCap 400 index. The award would have paid out below the threshold level based upon performance as of December 31, 2022 and accordingly the shares represent the threshold number of shares that may be earned under such award (i.e., 40% of target, with the next highest performance level 100% of target).
(7)Represents a 2022 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2024 based upon the generation of Cumulative Free Cash Flow as measured against the pre-established performance goals. The award would have paid out below the target level based upon performance as of December 31, 2022 and accordingly the shares represent the target number of shares that may be earned under such award (i.e.,100% of target with the next highest performance level 200% of target).
(8)Represents a 2022 grant of performance share units that vests following the conclusion of a three-year performance period ending on December 31, 2024 based upon Anywhere's total stockholder return relative to the S&P MidCap 400 index. The award would have paid out below the threshold level based upon performance as of December 31, 2022 and accordingly the shares represent the threshold number of shares that may be earned under such award (i.e., 40% of target, with the next highest performance level 100% of target).
(9)Calculated using the closing price of our common stock on the NYSE on December 30, 2022 of $6.39 per share.

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Option Exercises and Stock Vested for Fiscal Year 2022
The following table sets forth information with respect to the vesting of restricted stock units and performance stock units and the exercise of stock options for each of our named executive officers during 2022.

Name	Option Awards (1)		Stock Awards(2)
	Number of shares acquired on exercise (#)	Value realized on Exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Ryan M. Schneider	—	—	676,178	6,835,527
Charlotte C. Simonelli	—	—	149,626	1,758,727
Susan E. Yannaccone	—	—	15,948	287,236
Marilyn J. Wasser	25,000	26,228	109,888	1,197,806
_______________
(1)The shares acquired upon exercise relate to an option award granted in April 2012 with an exercise price of $17.50. The value realized upon exercise of the option award is determined using the difference between the market price of the Company's stock at exercise and the exercise price of the option award.
(2)The shares acquired upon vesting and the value realized upon vesting, are as follows:

Name	Vesting Date		Number of shares acquired on Vesting Before Tax Withholding (#)(a)(b)	Closing Price Per Share ($)	Value realized on Vesting ($)(c)
Ryan M. Schneider	2/25/2022	(d)	103,093	18.25	1,881,447
	2/25/2022	(e)	70,921	18.25	1,294,308
	2/28/2022	(f)	38,248	18.18	695,349
	12/31/2022	(h)	463,916	6.39	2,964,423
	12/31/2022	(i)	—	6.39	—
	Total		676,178		6,835,527
Charlotte C. Simonelli	2/25/2022	(d)	20,618	18.25	376,279
	2/25/2022	(e)	15,957	18.25	291,215
	3/25/2022	(g)	9,634	15.89	153,084
	3/25/2022	(g)	29,191	15.89	463,845
	12/31/2022	(h)	74,226	6.39	474,304
	12/31/2022	(i)	—	6.39	—
	Total		149,626		1,758,727
Susan E. Yannaccone	2/25/2022	(d)	3,436	17.25	59,271
	2/25/2022	(e)	7,092	18.25	129,429
	2/28/2022	(f)	5,420	18.18	98,536
	Total		15,948		287,236
Marilyn J. Wasser	2/25/2022	(d)	18,900	18.25	344,925
	2/25/2022	(e)	13,002	18.25	237,287
	2/28/2022	(f)	9,946	18.18	180,818
	12/31/2022	(h)	68,040	6.39	434,776
	12/31/2022	(i)	—	6.39	—
	Total		109,888		1,197,806
_______________
(a)A portion of the shares that vested was withheld by the Company to pay minimum withholding taxes dues upon issuance. Accordingly, the named executive officers received fewer shares than the amounts set forth in the table.
(b)The amounts reported include dividend equivalents accrued and earned on restricted stock units and performance share units to the extent granted prior to the discontinuation of our quarterly cash dividend in the fourth quarter of 2019.

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(c)Calculated based upon the closing price per share on the vesting date multiplied by the number of shares acquired on vesting before tax withholding.
(d)Shares received upon the second annual vesting of the restricted stock unit award granted in February 2020, except with respect to Ms. Yannaccone. For Ms. Yannaccone, represents cash received upon the settlement of a portion of a cash-settled restricted stock unit award, based on the 20-day average fair market value of our common stock.
(e)Shares received upon the first annual vesting of the restricted stock unit award granted in February 2021.
(f)Shares received upon the third annual vesting of a restricted stock unit award granted in February 2019.
(g)Shares received upon the third annual vesting of restricted stock unit awards granted in March 2019.
(h)Shares received upon the 200% payout under the 2020 to 2022 performance share unit grant that was based upon achievement of a Cumulative Free Cash Flow metric over the three-year period ended December 31, 2022. The number of shares reported for the performance share unit award represents the actual number of shares issued to the participant in February 2023, but the value realized is the closing market price of a share of our common stock on December 30, 2022. The actual value realized may vary depending on the closing market price of a share of our common stock on the payout date.
(i)No payout was earned under the 2020 to 2022 performance share unit grant that was based upon achievement of a Relative Total Stockholder Return metric over the three-year period ended December 31, 2022.
Non-Qualified Deferred Compensation at 2022 Fiscal Year End
On December 15, 2017, the Compensation Committee froze participation in the Amended and Restated Anywhere Real Estate Group LLC Executive Deferred Compensation Plan (the "DCP"). As a result of the Compensation Committee's action, only DCP accounts existing on or prior to January 1, 2017 were permitted to continue, but no further compensation deferrals were allowed under the DCP.
The DCP, originally approved by the Board of Managers of Anywhere Group on April 9, 2013, amended and restated the Anywhere Corporation Officer Deferred Compensation Plan, as previously amended, participation in which had been frozen since January 1, 2009 and also unfroze participation in the DCP.
The DCP was for the benefit of certain of our key employees selected by our Compensation Committee from time to time. Under the DCP, participants were permitted to defer both cash and equity-based compensation on such terms as our Compensation Committee determined from time to time.
For equity deferrals, the vesting terms of deferred awards remained unchanged, though the distribution of shares issuable upon vesting of the applicable award was deferred pursuant to the NEO's deferral election. Deferred equity awards were exchanged for deferred stock units on a one-for-one basis. Dividend equivalent units accrue on deferred stock units if the underlying award agreement provided for the accrual of dividend equivalent units.
For cash deferrals, we utilize a "rabbi trust" for the purpose of holding assets to be used for the payment of benefits under the DCP. Accounts are established in a participant's name and the participant allocated his or her cash deferrals to one or more deemed investments under the DCP.
Generally, a participant's deferral will be paid on a fixed date elected by the participant or, if earlier, on the first anniversary following a participant's separation from service for elections made prior to December 11, 2014 or on the last business day of the quarter following a participant's separation of service for elections made on or after December 11, 2014. A participant in the DCP could elect to receive his or her account balance in a single lump-sum payment or elect to receive installment payments over time.
Ms. Wasser and Ms. Yannaccone are the only NEOs who had a DCP account in 2022. Ms. Wasser's account is comprised of deferred stock units related to deferred restricted stock unit and performance stock unit awards as well as deferred cash. Ms. Yannaccone's account is comprised of deferred stock units related to a deferred restricted stock unit award.
The following table sets forth certain information with respect to DCP accounts of Ms. Wasser and Ms. Yannaccone for 2022:

Name(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Marilyn Wasser	—	—	(205,104)	—	465,781
Susan Yannaccone	—	—	(27,655)	—	16,959

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_______________
(1)None of the amounts reported in the table were previously reported as compensation in the Summary Compensation Table.
(2)Reflects the decrease in the value of deferred stock units and, for Ms. Wasser, losses on cash deferrals.
(3)The amount reported is the value of deferred stock units in each executive's DCP account based upon the closing price of our common stock on December 30, 2022 and, for Ms. Wasser, the value of cash deferrals in her DCP account .
Agreements with Named Executive Officers
The following summarizes our employment agreement with Mr. Schneider and the executive severance arrangements in place as of December 31, 2022 with each of our other NEOs.
Employment & Severance Arrangements. The terms of the amended and restated employment agreement between the Company and Mr. Schneider entered into on August 4, 2022 (the "CEO Agreement"), are generally consistent with the executive severance and change in control provisions reflected in Anywhere's Executive Severance Plan and Executive Change in Control Plan (together, the "Severance & CIC Plans").
Each of our other named executive officers were participants in the Severance & CIC Plans as of December 31, 2022 and have a separate letter agreement with the Company concerning material terms of his or her employment.
We refer to the CEO Agreement and the Severance & CIC Plans collectively in this section as the "NEO Agreements."
The material terms and conditions of the NEO Agreements are summarized below.
Term. Under the NEO Agreements, each NEO's employment with us is at will, including that of the CEO, and may be terminated at any time in accordance with the terms of the respective agreement.
The Committee, as Plan Administrator of the Severance & CIC Plans, may terminate, amend or modify such Severance & CIC Plans at any time, provided that, except as required by law, the Severance & CIC Plans may not be amended or terminated within six months prior to a change in control (as defined in the Severance & CIC Plans) or on or within two years immediately following a change in control in a manner that would adversely affect the rights of a participant without the express written consent of the participant so affected.
Annual Compensation. Each NEO’s annual base salary and target annual incentive award under the Executive Incentive Plan as of December 31, 2022 is set forth in the CD&A and is subject to increase in the Committee's discretion.
Each NEO may be eligible for long-term incentive awards as determined by the Compensation Committee in its sole discretion.
Non-Change-in-Control Severance. If the NEO experiences a “qualifying termination” (as described below), we will provide such NEO with the following severance payments and benefits, subject to continued compliance with their restrictive covenants and the execution and non-revocation of a release of claims:
▪an amount equal to 1.0 times (or with respect to Mr. Schneider, 2.0 times) the sum of the NEO's annual base salary and annual incentive award at target, payable in bi-weekly or monthly installments;
▪the continuation of medical and dental benefits on terms no less favorable to the NEO than those terms in effect immediately prior to the termination of employment for a period of up to 18 months; and
▪outplacement services for a period of up to twelve months, the value of such services not to exceed $50,000.
Change-in-Control Severance. If the NEO experiences a "qualifying termination" within 24 months following a change in control of the Company, we will provide such NEO with the same benefits described in the prior section (Non-Change-in-Control Severance), subject to their continued compliance with their restrictive covenants and the execution and non-revocation of a release of claims, except that each NEO will be entitled to a severance amount equal to 2.0 times the sum of their base salary and annual incentive award at target, payable in lump sum.
The NEO Agreements also provide that if an NEO experiences a qualifying termination prior to a change in control (but, only if a change in control occurs) and such termination is determined to be in connection with or in anticipation of a change in control or is at the request or direction of a person who has entered into an agreement with the Company, the consummation of which would constitute a change in control, the Company will provide the NEO with change in control severance payments (i.e., 2.0 times

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the sum of the NEO's annual base salary and target annual incentive award) rather than standard severance benefits (i.e., 1.0 the sum of annual base salary and target annual incentive award).
Pro-Rata Annual Incentive Award. Upon a qualifying termination, the NEOs will also receive a pro-rata annual incentive award in respect of the fiscal year in which their termination of employment occurs, determined based on the Company’s actual performance and payable at such time such awards are payable to other employees of the Company.
Qualifying Termination. A “qualifying termination” means the NEO's employment is terminated by the Company without cause or the NEO resigns with good reason.
Payments and Benefits Upon a Termination due to Death, Disability or Retirement. Under the NEO Agreements, upon a termination of employment due to death or disability or retirement, the NEO will be eligible to receive accrued compensation and a pro-rated annual incentive award. In the case of death, the NEO will also be eligible to receive a supplemental death insurance benefit in the amount of 2.5 times their annual base salary on the date of death up to $2 million (inclusive of any Company provided life insurance to the NEO), provided that such NEO has qualified for such benefit. There is no severance payable upon any termination due to death or disability or retirement nor is there severance payable upon a termination at or after the expiration of the term of the NEO Agreements.
Section 280G. The NEO Agreements provide that if payments and benefits provided to the NEO would constitute an “excess parachute payment” for purposes of Section 280G of the tax code, the NEO will either have their payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of their payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the tax code and any applicable federal, state and local taxes.
Restrictive Covenants and Clawback. Under the NEO Agreements, each NEO is subject to a non-compete period which is three years for Mr. Schneider and two years for each other NEO, in each case, following the NEO's termination of employment for any reason, and a non-solicitation period of three years following the NEO's termination of employment for any reason. The Company’s Clawback Policy applies in the event the NEO breaches his or her restrictive covenants under the NEO Agreement.
Definitions under the NEO Agreements.
Cause. Cause is defined in the NEO Agreements as (i) the NEO's willful failure to substantially perform his or her duties as an employee of the Company or any subsidiary (other than any such failure resulting from incapacity due to physical or mental illness), (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or any subsidiary, (iii) the NEO's conviction of, or plea of guilty or nolo contendere to a charge of commission of, a felony or crime involving moral turpitude, (iv) the NEO's indictment for a charge of commission of a felony or any crime involving moral turpitude, (v) the NEO's gross negligence in the performance of his or her duties, (vi) the NEO purposefully or negligently makes (or has been found to have made) a false certification to the Company pertaining to its financial statements, (vii) the NEO's habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses in the Board’s good faith determination materially interferes with the performance of the NEO's duties, (viii) the NEO's breach of fiduciary duty and/or (ix) a material breach by the NEO of any of the terms and conditions of the NEO Agreement or a material breach of any of the NEO's representations in the NEO Agreement. A termination will not be for “Cause” pursuant to clause (i), (ii), (v) or (ix), unless the Company shall have notified the NEO in writing describing such conduct, to the extent such conduct is curable, and the NEO has failed to cure such conduct within ten business days after his or her receipt of such written notice.
Good Reason. Good Reason is defined in the CEO Agreement as voluntary resignation after any of the following actions taken by the Company or any of its subsidiaries without the CEO's consent: (i) his removal from, or failure to be nominated or re-elected to, the Board; (ii) a material reduction of his duties and responsibilities to the Company or his title or position or reporting (other than any such failure resulting from incapacity due to physical or mental illness), (iii) a reduction in base salary or target annual incentive award opportunity (not including any diminution in base salary permitted under the CEO Agreement); (iv) relocation of his primary office to a location more than a pre-established distance from the prior location following a change in control of the Company if his commute increases as a result of such relocation or (v) a material breach by the Company of a material provision of the CEO Agreement.
The definition of Good Reason under the Severance & CIC Plans is substantially similar to that under the CEO Agreement except for the following material differences:

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▪clause (i) of the definition of Good Reason under the CEO Agreement regarding Director service is not contained in the definition of Good Reason in the Severance & CIC Plans; and
▪the definition of Good Reason under the Severance & CIC Plans excludes a reduction in an NEO's EIP target as giving rise to a "good reason" termination.
Retirement. Retirement is any separation of service of an executive who is retirement eligible (other than a termination for Cause or a termination in connection with a change in control). Retirement eligibility is defined under the NEO Agreements as 65 years of age or older, or 55 years of age or older plus at least ten years of tenure with the Company.

Summary of Post-Termination Grant Vesting/Exercise Rules by Type of Award to NEOs
The following table sets forth the consequences of a NEO's termination of employment on outstanding equity awards. Any post-termination vesting and post-termination right to exercise options are subject to the NEO's compliance with any applicable restrictive covenants.

Termination Reason(1)	Performance Share Units(2)(3)	RSUs(3)	Options
Voluntary other than for the reasons listed below	Immediate forfeiture	Immediate forfeiture of unvested RSUs	60 days to exercise options that had vested as of date of termination; Immediate forfeiture of unvested shares
For Cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs	Immediate forfeiture of all options, vested or unvested
Death or Disability	Performance Share Units will vest according to actual performance pro-rated for time worked during three-year performance period; payment made following end of three-year performance period	Immediate vesting of unvested RSUs (whether or not earned) upon termination date	Immediate vesting of unvested options and options may be exercised until the earlier of the grant expiration date or 180 days post-termination
Retirement	If holder remains employed or provides service to the Company for at least one year after the start of the performance period, Performance Share Units will vest according to actual performance; payment made following end of three-year performance period	If holder remains employed or provides service to the Company for at least one year following the date of grant, shares underlying the RSUs will continue be issued following retirement in accordance with schedule set forth in the Notice of Grant	If optionee remains employed or provides service to the Company for at least one year following the date of grant, options will continue to vest following retirement in accordance with schedule set forth in the Notice of Grant and optionee will be able to exercise options post-termination to the date that is three years after the final vesting date, but in no event after the grant expiration date
By the Company without Cause or by the NEO for Good Reason	Performance Share Units will vest according to actual performance pro-rated for time worked during performance period; payment made following end of three-year performance period	Immediate forfeiture of unvested RSUs	90 days to exercise options that had vested as of termination; Immediate forfeiture of unvested options
Change in Control with Shares Assumed	Performance Share Units converted at target value into time vested units at date of Change in Control. Units will vest in full if employment or service is terminated during the balance of the performance (vesting) period if terminated by Company without Cause or if employment is terminated by holder for Good Reason, due to retirement or if employment is terminated on account of death or disability.	RSUs will vest in full if employment or service is terminated within 24 months by Company without Cause or if employment is terminated by holder for Good Reason	Options will vest in full if employment or service is terminated within 24 months by Company without Cause or if employment is terminated by optionee for Good Reason
Change in Control with Shares not Assumed	Performance Share Units vest in full at target value and are paid in cash upon Change in Control	RSUs will vest in full; holder receives cash value of shares.	Option will vest in full; optionee receives spread value

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_______________
(1)     Capitalized terms are defined in the NEO equity award agreements and the Amended & Restated 2018 Long-Term Incentive Plan (or prior plan).
(2)    Rules apply to terminations prior to end of performance period.
(3)    The cash-based Market Share Performance Award (CEO only) follows the same rules as PSUs.
(4)    The restricted cash award and the cash-settled restricted stock unit award granted to Ms. Yannaccone in February 2020 prior to her promotion to an executive role each follow the same rules as the RSUs.
Potential Payments Upon Termination or Change-in-Control
The payments that may be made to our named executive officers are described in the section of this proxy statement captioned Agreements with Named Executive Officers and Summary of Post-Termination Grant Vesting/Exercise Rules by Type of Award to NEOs.
The table below sets forth information regarding the value of potential termination payments and benefits our named executive officers would have become entitled to receive upon a change of control and/or termination of employment on December 31, 2022.

Name	Benefit(1)(2)	Termination without Cause or for Good Reason in connection with a Change of Control ($)(3)	Other Termination without Cause or for Good Reason ($)(4)	Death ($)(5)	Disability ($)(5)	Retirement ($)(6)
Ryan M. Schneider	Severance Pay	6,000,000	6,000,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	1,000,000	—	—
	Health Care	28,658	28,658	—	—	—
	Equity Vesting/Acceleration	6,266,999	2,004,249	4,634,392	4,634,392	—
	Cash Award Vesting/ Acceleration	1,500,000	375,000	375,000	375,000	—
	Total	13,795,657	8,407,907	6,009,392	5,009,392	—
Charlotte C. Simonelli	Severance Pay	3,800,000	1,900,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	1,000,000	—	—
	Health Care	17,507	17,507	—	—	—
	Equity Vesting/Acceleration	1,174,080	344,817	946,755	946,755	—
	Total	4,991,587	2,262,324	1,946,755	946,755	—
Melissa K. McSherry	Severance Pay	3,000,000	1,500,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	875,000	—	—
	Health Care	28,843	28,843	—	—	—
	Equity Vesting/Acceleration	1,100,486	44,973	967,964	967,964	—
	Total	4,129,329	1,573,816	1,842,964	967,964	—
Susan E. Yannaccone	Severance Pay	3,000,000	1,500,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	625,000	—	—
	Health Care	17,459	17,459	—	—	—
	Equity Vesting/Acceleration	568,045	163,737	436,086	436,086	—
	Cash Award Vesting/ Acceleration	66,667	—	66,667	66,667	—
	Total	3,652,171	1,681,196	1,127,753	502,753	—
Marilyn J. Wasser	Severance Pay	2,400,000	1,200,000	—	—	—
	Death and Dismemberment Insurance Benefits	—	—	500,000	—	—
	Health Care	10,097	10,097	—	—	—
	Equity Vesting/Acceleration	926,691	774,321	969,567	969,567	774,321
	Total	3,336,788	1,984,418	1,469,567	969,567	774,321

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_______________
(1)Each NEO is entitled to payment of accrued but unpaid salary to the date of termination and payment of the 2022 EIP, to the extent earned. See "—Summary Compensation Table" for amounts earned by the NEOs under the 2022 EIP. The amounts set forth in the table do not include accrued but unpaid salary or any earned compensation under the 2022 EIP arising from a termination of employment as of December 31, 2022. The amounts shown also do not include deferred compensation payable to Ms. Wasser or Ms. Yannaccone under the Amended and Restated Executive Deferred Compensation Plan.
(2)The value ascribed to equity acceleration/vesting of awards in this table is based upon the closing price of our common stock as of December 30, 2022 ($6.39 per share).
(3)PSUs assumed by an acquiror in a change of control transaction are converted into time-vesting restricted stock units. The vesting of options and restricted stock units (including any time-vesting restricted stock units into which PSUs have been converted upon a change of control) accelerate in the event the individual terminates his or her employment for "Good Reason" or his or her employment is terminated for other than "Cause" within 24 months of a change of control.
(4)Ms. Wasser was "retirement eligible" at December 31, 2022 and the amount shown under this column for "Equity Acceleration/Vesting" is the amount she would be entitled to under the "Retirement" column as the retirement eligible provisions of her awards provide greater benefits. See footnote (6) below.
For other NEOs, the amount shown under this column for "Equity Acceleration/Vesting" is the sum of the pro rata shares that would be payable, if earned, under outstanding PSU awards at the end of the three-year performance period based upon the actual results, utilizing the assumptions set forth in footnotes (5) to (8) to the "Outstanding Equity Awards at 2022 Fiscal Year End" table.
(5)Amounts shown under this column for "Equity Acceleration/Vesting" for Ms. Wasser (as a retirement eligible grantee) is the sum of (1) the amount set forth under the "Retirement" column and (2) the value of the unvested 2022 restricted stock unit award.
For other NEOs, the amount shown under this column for "Equity Acceleration/Vesting" is the sum of (1) the pro rata shares that would be payable, if earned, under outstanding PSU awards at the end of the three-year performance period based upon the actual results, utilizing the assumptions set forth in footnotes (5) to (8) to the "Outstanding Equity Awards at 2022 Fiscal Year End" table; (2) the value of unvested restricted stock unit awards; and (3) the aggregate value of the accelerated vesting of options, calculated by multiplying the difference between the closing price of our common stock on December 30, 2022 ($6.39) and the option exercise price by the number of stock options subject to accelerated vesting. As the exercise price of each unvested option held by each of these NEOs was above the closing price of our common stock on December 30, 2022, no value has been included for the third component of this calculation.
All salaried employees are entitled to death insurance benefits of up to $1.0 million. The amounts reported under the column for Death and Dismemberment Insurance Benefits are the proceeds (over this $1.0 million) that are payable to NEOs that have qualified for supplemental coverage under a death and dismemberment insurance policy available to the NEOs, the premiums of which are paid by the Company. The death and dismemberment insurance benefit is an amount up to 2.5 times the NEO's annual base salary at the time of death, rounded up to the nearest $1,000 (which is inclusive of any standard Company-provided life insurance policy applicable to the NEO), subject to a further cap of $2 million.
(6)For Ms. Wasser (as a retirement eligible grantee): (1) options and restricted stock units will continue to vest provided she has been employed or provided services to the Company for one year following the date of grant and (2) performance share units will continue to vest provided she has been employed or provided service to the Company for the first year of the three-year performance cycle.
The amounts shown under this column for "Equity Acceleration/Vesting" for Ms. Wasser is the sum of (1) the amount that would be payable under their 2021 and 2022 PSU awards utilizing the assumptions set forth in footnotes (5) to (8) to the "Outstanding Equity Awards at 2022 Fiscal Year End" table, (2) the value of her unvested 2020 and 2021 restricted stock unit awards (as the one-year service requirement had been satisfied for those grants) and (3) the aggregate value of the accelerated vesting of options, calculated by multiplying the difference between the closing price of our common stock on December 30, 2022 ($6.39) and the option exercise price by the number of stock options subject to accelerated vesting. As the exercise price of each unvested option held by each of these NEOs was above the closing price of our common stock on December 30, 2022, no value has been included for the third component of this calculation.

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Pay Ratio
At the direction of the Compensation Committee and in accordance with SEC rules, the Company has calculated:
▪the estimated median of the annual total compensation of all employees, except our CEO (our "non-CEO median employee");
▪the annual total compensation of our CEO; and
▪the estimated ratio of the annual total compensation of our non-CEO median employee to our CEO (the "pay ratio").
In identifying the non-CEO median employee, we considered 9,103 employees, which included all of our (and our consolidated subsidiaries) full- and part-time, seasonal and temporary employees, including employees on a leave of absence as of December 31, 2020 in the United States and the United Kingdom, other than our CEO. These employees represented over 96% of our total employee base of 9,434 at December 31, 2020. As of December 31, 2022 we had 9,024 employees.
As of December 31, 2022, we had 395 employees in jurisdictions other than the U.S. and the U.K., who in the aggregate represented 4.4% of our total employee base as of December 31, 2022 and were excluded from calculating our non-CEO median employee as permitted by SEC rules.
These employees were located as follows as of December 31, 2022:

Country	Employees (#)	Employee Base (%)
Brazil	8	0.1%
Canada	12	0.1%
China	40	0.4%
Germany	1	—%
Hong Kong	30	0.3%
Hungary	1	—%
India	135	1.5%
Singapore	168	1.9%
Total	395	4.4%

The consistently applied compensation measure used to identify our non-CEO median employee was the sum of:
▪salary (or, for non-salaried employees, wages plus overtime) for fiscal year 2020;
▪cash award payments made in 2020, including payments made under our annual cash incentive plan and other cash-based incentive and commission plans;
▪the grant date fair value of equity awards; and
▪Company contributions to 401(k) plans (or, in the United Kingdom, pension plans).
We did not make cost-of-living adjustments to these amounts, but in determining the compensation of employees located in the U.K., we converted the aggregate value of each employee's compensation from British pounds into U.S. dollars using the conversion rate of 1.35772, as in effect as of the last day of 2020.
The employee identified through this process also serves as our non-CEO median employee for the year ended December 31, 2022. We believe that the 2020 non-CEO median employee remains representative of our median employee as there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure.
Based on the above, our non-CEO median employee is a full-time employee located in the United States with annual total compensation of $66,848 in fiscal year 2022. This amount includes the non-CEO median employee's salary earned of $64,525 and Company contributions of $2,323 to the non-CEO median employee's account under the Company's 401(k) plan. The non-CEO median employee did not participate in the Company's regular annual cash incentive plan, did not receive any other cash bonus or equity award in fiscal year 2022 and did not participate in the Anywhere Pension Plan or Anywhere Executive Deferred Compensation Plan.
Mr. Schneider's total compensation for fiscal year 2022 was $7,808,070 as set forth in the Summary Compensation Table.
Based on these amounts, the estimated pay ratio of Mr. Schneider's annual total compensation to that of our non-CEO median employee for fiscal year 2022 is 1:117.

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Pay Versus Performance
Pay Versus Performance Table

Year	Summary Compensation Table Total for Principal Executive Officer (PEO) ($) (1)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (3)	Value of Initial Fixed $100 Investment Based On:		Net (Loss) Income ($ in millions) (5)	Operating EBITDA (non-GAAP) ($ in millions) (6)
					Total Shareholder Return	Peer Group Total Shareholder Return (4)
2022	7,808,070	(14,373,512)	2,362,459	(173,097)	66.00	151.13	(287)	449
2021	12,619,247	23,627,955	3,899,958	5,361,892	173.66	187.16	343	902
2020	11,170,316	21,720,594	3,065,564	4,508,137	135.54	124.48	(360)	726
_______________
(1)Mr. Schneider served as the Company's PEO (CEO and President) for each year presented.
(2)The Company's Non-PEO NEOs were: (i) in 2022, Ms. Simonelli; Ms. McSherry; Ms. Yannaccone and Ms. Wasser, (ii) in 2021, Ms. Simonelli; Ms. Wasser; Mr. M. Ryan Gorman; and Ms. Katrina Helmkamp, and (iii) in 2020, Ms. Simonelli; Ms. Wasser; Ms. Helmkamp; and Mr. Casey.
(3)The following table reflects adjustments made to total compensation amounts reported in the Summary Compensation Table ("SCT") for the PEO and Non-PEO NEOs for each applicable year to compute "Compensation Actually Paid" pursuant to Item 402(v) of Regulation S-K:

PEO (a)	2022	2021	2020
Total Compensation as reported in the SCT	$7,808,070	$12,619,247	$11,170,316
Deduction of amounts reported under the "Stock Awards" column of the SCT	(6,796,238)	(6,607,955)	(7,258,745)
Deduction of amounts reported under the "Option Awards" column of the SCT	—	—	—
Increase for fair value of equity awards granted during the year that remain outstanding and unvested as of year-end	1,733,121	10,575,495	11,981,413
Increase for fair value of equity awards granted during the year that vested during the year	—	—	—
Change in fair value from the prior year-end to the current year-end for awards granted in prior years that were outstanding and unvested as of current year-end	(8,999,746)	5,346,914	5,145,877
Change in fair value from the prior year-end to the vesting date for awards granted in prior years that vested during the current year	(4,379,556)	2,539,328	915,681
Deduction for the fair value of awards (determined at the end of the prior year) granted in prior years that were forfeited during the current year	(3,739,163)	(845,074)	(233,948)
Increase for the value of any dividends or other earnings paid on equity awards during the year prior to the vesting date that are not otherwise included in the total compensation for the year	—	—	—
Deduction for the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the SCT	—	—	—
Increase for pension value attributable to current year's service and any change in pension value attributable to plan amendments made during the current year	—	—	—
Compensation Actually Paid to PEO	$(14,373,512)	$23,627,955	$21,720,594

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Non-PEO NEOs ($ amounts presented as averages) (a)	2022	2021	2020
Total Compensation as reported in the SCT	$2,362,459	$3,899,958	$3,065,564
Deduction of amounts reported under the "Stock Awards" column of the SCT	(1,579,605)	(932,201)	(954,082)
Deduction of amounts reported under the "Option Awards" column of the SCT	—	—	—
Increase for fair value of equity awards granted during the year that remain outstanding and unvested as of year-end	472,838	1,474,849	1,609,838
Increase for fair value of equity awards granted during the year that vested during the year	—	—	—
Change in fair value from the prior year-end to the current year-end for awards granted in prior years that were outstanding and unvested as of current year-end	(895,369)	651,998	816,268
Change in fair value from the prior year-end to the vesting date for awards granted in prior years that vested during the current year	(342,309)	347,271	(1,763)
Deduction for the fair value of awards (determined at the end of the prior year) granted in prior years that were forfeited during the current year	(191,111)	(79,983)	(14,036)
Increase for the value of any dividends or other earnings paid on equity awards during the year prior to the vesting date that are not otherwise included in the total compensation for the year	—	—	—
Deduction for the aggregate change in the actuarial present value of the accumulated benefit under all defined benefit and actuarial pension plans reported in the SCT	—	—	(13,652)
Increase for pension value attributable to current year's service and any change in pension value attributable to plan amendments made during the current year	—	—	—
Compensation Actually Paid to Non-PEO NEOs	$(173,097)	$5,361,892	$4,508,137
_______________
(a)    The fair values of the equity awards were calculated using valuation assumptions that materially differ from those disclosed at the time of grant, including: (1) the fair value of RSU awards was calculated using the closing price of our common stock as of the last day of the applicable year or on the date of vesting, as applicable; (2) the fair value of CFCF PSU awards was estimated using the closing stock price of our common stock as of the last day of the applicable year and adjusted for management's estimate of performance; (3) the fair value of RTSR PSU awards was estimated using the Monte Carlo Simulation method (which reflects for each particular award and valuation date adjustments for: estimates of performance, expected volatility, risk-free interest rate, correlation coefficient, and dividend yield); and (4) the fair value of options was estimated using the Black-Scholes option-pricing model (which reflects for each particular award and valuation date: adjustments for expected volatility, risk-free interest rate, dividend yield, expected term - calculated using the simplified method, and stock price). Declining stock price served as the primary driver of change in the fair value of options, partially offset by an increase in volatility - in particular for options granted prior to 2019, none of which were in-the-money as of any valuation date applicable to this table.
(4)Peer group is the S&P Home Builders Select Industry index, or XHB Index (which includes a diversified group of holdings representing home building, building products, home furnishings and home appliances). The XHB Index is the published industry or line-of-business index utilized in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.
(5)Represents the amount of net income (loss) reflected in our audited financial statements for each applicable fiscal year.
(6)Operating EBITDA is our primary non-GAAP measure. See Annex A for a definition of Operating EBITDA, an explanation of why we believe this non-GAAP measure is useful to investors and the limitations of this measure as an analytical tool.
Most Important Company Performance Measures

Below is an unranked list of the most important measures the Company used during 2022 to link executive compensation actually paid to Company performance.
Tabular List
Operating EBITDA*
Relative Total Stockholder Returns
Cumulative Free Cash Flow*
_______________
* See Annex A for a definition and a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, an explanation of why we believe this non-GAAP measure is useful to investors and the limitations of this measure as an analytical tool.

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Graphical Relationship Between Pay and Performance

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PROPOSAL 2: ADVISORY VOTE ON ANYWHERE REAL ESTATE EXECUTIVE COMPENSATION
We are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our NEOs in 2022 described in the Compensation Discussion and Analysis and other compensation disclosure regarding NEO compensation, which we refer to as a "Say-on-Pay Vote."
We hold an advisory vote on the compensation of our NEOs on an annual basis in accordance with the preference expressed by our stockholders at our 2019 annual meeting regarding the frequency of the Say-on-Pay Vote.
Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. However, the Compensation Committee values the opinions expressed by stockholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.
Executive Compensation Program
Realizable Compensation Tracks Performance. Our rigorous performance-based program is designed so that CEO and other NEO realizable target direct compensation follows the same trajectory as our business performance, including in 2022:
▪No payout under the 2022 Executive Incentive Plan (our annual cash incentive plan)
▪No payouts for awards tied to Relative Total Stockholder Return
▪Maximum achievement for awards tied to Cumulative Free Cash Flow
Realized value was 71% of target in the aggregate for the 2020-2022 performance share unit awards (based on awards earned and our stock price or unit value on December 30, 2022).
Responsive to Investor Feedback. Our Chairman of the Board and Chair of the Compensation Committee has reached out to our top stockholders every year since 2018 — including in 2022. Our 2022 executive compensation program incorporates investor feedback received during this outreach. See page 2 for a summary of our 2022 Investor Outreach Program.
Program Highlights. Highlights of our 2022 executive compensation program include the following:
▪61% of our CEO's target direct compensation opportunity was linked to short- and long-term strategic and business goals as measured by our performance against absolute and relative metrics and his contribution to our strategic initiatives - with a significant portion of the target direct compensation opportunity for our other executives tied to the same metrics
▪At least 50% of target long-term incentive compensation was granted in the form of performance share units that require achievement of robust Company goals over a three-year period.
Compensation Strategy. As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to:
▪support a high-performance environment by linking compensation with performance;
▪attract, motivate and retain key executives who are crucial to our long-term success;
▪reinforce ethical behavior and practices and discourage excessive risk-taking; and
▪align executive compensation with stockholder interests in both short-term performance and long-term value creation.
Strong Commitment to Best Compensation Practices. The Compensation Committee has established many "best practices" in the Company's executive compensation programs, as described elsewhere in this proxy statement.
We encourage you to read the Compensation Discussion and Analysis and the tables and narratives for the details on the 2022 compensation of our NEOs.

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Recommendation for Approval
For the reasons discussed above, the Board recommends that stockholders vote in favor of the following resolution:
RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this proxy statement pursuant to the compensation disclosure rules of the SEC.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for fiscal year 2023.
PwC served as our independent registered public accounting firm for 2022 for both Anywhere Real Estate and Anywhere Group and has served as our independent registered public accounting firm since May 2009.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company's financial statements. The Audit Committee annually reviews PwC's independence and performance in deciding whether to retain PwC as the Company's independent registered public accounting firm.
As part of its determination to retain PwC as the Company's independent registered public accounting firm for fiscal year 2023, the Audit Committee took into account multiple factors, including:
▪Depth of Institutional and Industry Knowledge. PwC possesses significant institutional knowledge of the Company, including its segments, business and operations, accounting policies and practices, and internal control over financial reporting. Likewise, PwC has substantial experience auditing other companies providing real estate services and business processing services.
▪Quality of Services. The quality of PwC's historical and recent performance on the Company's audits has demonstrated the capability and expertise of its audit team in handling the breadth and complexity of our operations. The Audit Committee also considered data relating to audit quality, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and related industry information.
▪Demonstrated Objectivity. The Audit Committee considered the independence, objectivity, and professional skepticism demonstrated by PwC, including the quality and candor of PwC's communications with the Audit Committee and management.
▪Appropriateness of Fee Structure. PwC's fees have been considered appropriate, taking into account both the size and complexity of the Company's business.
▪Potential for Business Disruption. The Audit Committee took into account the potential disruption of operational efficiencies and diversion of management time that could result in the engagement of a new independent registered public accounting firm that was not as knowledgeable about our business.
The Audit Committee also considered the Company's auditor independence controls, including the Audit Committee's pre-approval policy of all audit and non-audit services by PwC, the Audit Committee's frequent meetings with PwC in executive session and PwC's own independence process. The Audit Committee has considered whether the services provided by PwC, other than audit services, are compatible with maintaining that firm’s independence and has concluded that PwC is independent.
As an additional independence safeguard, PwC rotates its lead audit engagement partner every five years. The Audit Committee oversees the selection

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process for each new lead engagement partner, which was last done in 2020 and was effective for PwC's audit of the Company's consolidated financial statements for fiscal year 2021.
The Audit Committee's selection process includes a review of candidate qualifications, candidate interviews and discussions with management.
The Audit Committee and the Board believe that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of PwC as our independent registered public accounting firm for 2023.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.
In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Your proxy will be voted FOR the ratification of PwC as our independent registered public accounting firm for 2023 unless you indicate otherwise when you vote.
Representatives of PwC will be present at the Annual Meeting and available to respond to questions and will have the opportunity to make a statement if such representatives desire to do so.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Disclosure About Fees
In addition to being retained as independent auditors to audit our consolidated financial statements, PwC provided various other services to us during 2022 and 2021. The aggregate fees billed for professional services by PwC in 2022 and 2021 were as follows:

	2022	2021
Audit Fees(1)	$4,983,750	$5,431,250
Audit-Related Fees	—	—
Tax Fees(2)	550,000	280,000
Other(3)	6,650	4,365
Total	$5,540,400	$5,715,615
_______________
(1)    Represents fees for the audit of our consolidated financial statements, the audit of internal controls, the review of interim financial statements included in Form 10-Qs and other attest services primarily related to financial accounting consultations, comfort letters and SEC consents, regulatory and statutory audits and Franchise Disclosure Document filings in various states.
(2)     Represents fees related to tax compliance services and research and development tax credit consulting.
(3)    Software license fee.

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Pre-Approval of Audit and Non-Audit Services
The Audit Committee (which for purposes of this section includes the Audit Committee of Anywhere Group, whose members and purpose are identical to those of the Audit Committee of Anywhere Real Estate) is responsible for approving the terms of the independent auditor's services. The Audit Committee regularly reviews and pre-approves the nature and amount of non-audit services to be provided by the independent auditor, including when determining its independence.
All services performed by our independent auditors in 2022 and 2021 were pre-approved in accordance with the pre-approval policy and procedures adopted by our Audit Committee (as described below).
The pre-approval policy describes the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the nature and amount of services (the "Service List") anticipated to be performed by the independent auditor in each of the Disclosure Categories in the ensuing fiscal year be presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax and other services not contemplated by the Service List must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted (subject to the limited de minimis provision described below). Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee, provided the aggregate fees in the particular Designated Category to which a specific pre-approval relates do not exceed the pre-approved amount. The Chair updates the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.
On at least a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date as compared to the Service List.
The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by PwC during 2022 or 2021 under such provision.
As an additional internal control measure intended to protect auditor independence, the Audit Committee also maintains a policy that prohibits the Company from hiring the independent auditor's personnel, if such person is being hired in a "financial reporting oversight role" as defined by the PCAOB and such person also participated in the current annual audit, or the immediately preceding annual audit of our financial statements.
Audit Committee Report
The Board has the ultimate authority for effective corporate governance, including oversight of the management of Anywhere. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Anywhere, the audits of Anywhere's consolidated financial statements and internal controls over financial reporting, and the performance of Anywhere's internal audit function.
The Audit Committee is comprised of five Directors, each of whom meets the independence standards of the NYSE and the SEC. All members of the Audit Committee have been designated by the Board as "audit committee financial experts" and one of the members, Michael J. Williams, has extensive industry-related experience.
Specific responsibilities of the Audit Committee are set forth in its Charter adopted by the Board. The Audit Committee reviews the Charter annually and recommends changes, as appropriate, to the Board to reflect the evolving role of the Audit Committee. The Charter is available on the Governance page of our website at www.anywhere.re.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Anywhere's independent registered public accounting firm and approves in advance all services to be performed by Anywhere's independent registered public accounting firm in accordance with SEC rules.
As part of its engagement of Anywhere's independent registered public accounting firm, the Audit Committee evaluates the independent registered public accounting firm's performance, taking into consideration multiple factors, including institutional knowledge of the Company's business and operations, industry knowledge and global reach as it relates to where the Company conducts business, management's and the Audit Committee's evaluation of expertise and the quality of past performance, the appropriateness of fees, and auditor independence. The Audit Committee, with the assistance of

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Anywhere management, also is responsible for the selection of the lead partner of the independent registered public accounting firm, evaluates the performance of the lead partner and the other key personnel on the engagement, and ensures that partner rotation practices are in compliance with all applicable SEC rules and other related laws and regulations.
The Audit Committee has discussed with PricewaterhouseCoopers LLP matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures required by applicable standards and rules of the PCAOB and the SEC regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP. The Audit Committee has considered whether the permissible non-audit services provided by PricewaterhouseCoopers LLP to Anywhere are compatible with PricewaterhouseCoopers LLP maintaining its independence.
The Audit Committee has satisfied itself as to the independence of PricewaterhouseCoopers LLP.
The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditors in carrying out its oversight responsibilities. Management is responsible for Anywhere's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles and applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Anywhere's internal control over financial reporting. PricewaterhouseCoopers LLP, Anywhere's independent registered public accounting firm, is responsible for performing an independent audit of Anywhere's consolidated financial statements and expressing an opinion on such financial statements as well as on the effectiveness of Anywhere's internal control over financial reporting. The Audit Committee has reviewed and discussed Anywhere's 2022 Annual Report on Form 10-K, including the audited consolidated financial statements of Anywhere for the year ended December 31, 2022, with management and with representatives of PricewaterhouseCoopers LLP. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.
During 2022, the Audit Committee actively fulfilled its duties and responsibilities as outlined in its Charter. Specifically, the Audit Committee, among other actions:
▪approved in advance all services to be performed by PricewaterhouseCoopers LLP in accordance with SEC rules;
▪reviewed and discussed with management and PricewaterhouseCoopers LLP Anywhere's quarterly earnings, press releases, consolidated financial statements and related periodic reports filed with the SEC;
▪reviewed with the CEO, the CFO and other members of management, the processes that management has in place with respect to evaluating the accuracy and fair presentation of its financial statements and the effectiveness of Anywhere's disclosure controls and procedures and internal controls over financial reporting;
▪reviewed with management and PricewaterhouseCoopers LLP the Company's use of non-GAAP financial measures in its filings with the SEC as well as its other investor communications;
▪reviewed with management and PricewaterhouseCoopers LLP management's assessment of the effectiveness of Anywhere's internal control over financial reporting and PricewaterhouseCoopers LLP's opinion about the effectiveness of Anywhere's internal controls over financial reporting;
▪considered and discussed with management, the Head of Internal Audit and PricewaterhouseCoopers LLP, as appropriate, the audit scopes and plans of both PricewaterhouseCoopers LLP and the internal auditor;
▪in coordination with the full Board and its applicable committees, provided oversight on capital allocation and liquidity matters;
▪received reports on the Company's information security environment from the Company's Chief Information Security Officer, including with respect to data privacy and information technology initiatives as well as the internal and external cyber threat environment;
▪regularly discussed with management and the Head of Internal Audit the Company’s risk assessment and risk management policies and practices;

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▪reviewed the integrated risk assessment performed by the internal audit, enterprise risk management, and ethics & compliance teams;
▪approved the Company's annual ethics and compliance program and received quarterly updates on the progress of the program from the Company's Chief Ethics & Compliance Officer, who has a dotted-line reporting relationship to the Audit Committee;
▪conferred regularly with the General Counsel on legal matters;
▪continued to review, in accordance with its governance schedule, those policies and procedures overseen by the Audit Committee;
▪in coordination with the full Board and its applicable committees, reviewed the Company's finance team talent;
▪promoted a culture of high respect for the Company's audit and finance functions; and
▪met in periodic executive sessions with management (including, individually, with the Company's Chief Financial Officer and Chief Ethics & Compliance Officer), the Head of Internal Audit and PricewaterhouseCoopers LLP.
Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management's report on internal control over financial reporting be included in Anywhere's Annual Report on Form 10-K for the year ended December 31, 2022.
AUDIT COMMITTEE
Felicia Williams (Chair)
V. Ann Hailey
Bryson R. Koehler
Sherry M. Smith
Michael J. Williams

PROPOSAL 4: APPROVAL OF THE SECOND AMENDED & RESTATED 2018 LONG-TERM INCENTIVE PLAN
Effective February 27, 2023, the Board approved, subject to stockholder approval at the Annual Meeting, the Second Amended and Restated Anywhere Real Estate Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”) to increase the number of shares authorized for issuance under the 2018 Plan by 5.0 million shares.
The 2018 Plan continues to permit the grant of awards that vest based on the achievement of performance goals. We have a track record of granting performance-based awards to our executive officers, as shown in the executive compensation sections of this proxy statement.
The 2018 Plan no longer has per-person limits on grants that may be made to any individual during any fiscal year, with the exception of the limits on grants that may be made to non-employee Directors during any fiscal year, which remain in place.
Upon stockholder approval, the 2018 Plan will be renamed the “Anywhere Real Estate Inc. Second Amended and Restated 2018 Long-Term Incentive Plan.”
If we do not obtain requisite stockholder approval of the 2018 Plan, the 2018 Amended and Restated Long-Term Incentive Plan in effect immediately prior to Board approval of the 2018 Plan (without giving effect to the proposed share increase or any of the other changes described above) will remain in effect (referred herein as the "Current Plan").
However, the Board has determined that the remaining share reserve under the Current Plan is not sufficient for our equity award needs. If stockholders do not approve the 2018 Plan, our future ability to issue equity-based awards will be extremely limited, which could have a significant negative impact on our recruitment and retention initiatives and would require us to consider other compensation alternatives.
The Board believes that the types of incentive and equity awards available under the 2018 Plan serve as a powerful attraction, retention and motivation tool for officers and non-employee Directors as well as key employees. If the 2018 Plan is approved, the Board expects to continue to grant awards intended to focus participants on creating stockholder value and promoting our success, align their interests with those of our stockholders, and encourage a long-term commitment to the Company.
Our Compensation Committee, with the assistance of its independent compensation consultant, determined the number of shares available for issuance under the 2018 Plan based on projected equity awards to our existing executive officers, Directors and certain key

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employees. We anticipate that if the 2018 Plan is approved, the number of shares available for issuance thereunder will be sufficient to provide equity incentives to this group through 2024.
In 2022, the Company repurchased and retired 8.8 million shares of common stock, which more than offsets the 5.0 million shares that we are requesting be authorized for issuance at the Annual Meeting plus the 3.0 million shares authorized in 2021 (at the time of the last stockholder approval of the plan).
In evaluating whether to adopt the 2018 Plan, our Board considered the dilutive effect of equity awards, including the Company's equity overhang and annual share usage.

Overhang. As of December 31, 2022, we had approximately 11.3 million shares of our common stock subject to outstanding equity awards or available for future equity awards under the Current Plan, which represented approximately 9.4% of fully diluted shares of common stock outstanding (or the "overhang percentage"). The 5.0 million new shares proposed to be included in the 2018 Plan's share reserve would increase the overhang percentage by an additional 3.6% to approximately 13.0%.
Share Usage. Significant Historical Award Information. The annual usage under our equity compensation program for the last three fiscal years was as follows:

		Fiscal Year 2020	Fiscal Year 2021	Fiscal Year 2022	Average
A.	Stock Options Granted	—	—	—	—
B.	Restricted Stock Granted	—	—	—	—
C.	Restricted Stock Units Granted	839,918	1,031,952	1,035,791	969,220
D.	Performance Awards Granted (at target)	853,084	560,272	817,670	743,675
E.	Performance Awards Earned	278,601	1,172,119	751,540	734,087
F.	Total Full Value Awards (B+C+E)	1,118,519	2,204,071	1,787,331	1,703,307
G.	Total Options and Full Value Awards (A+F)	1,118,519	2,204,071	1,787,331	1,703,307
H.	Basic Weighted Average Shares Outstanding	115,231,314	116,390,522	113,797,689	115,139,842
I.	Annual Share Usage (G / H)	0.97%	1.89%	1.57%	1.48%
J.	Dilution	9.98%	10.72%	9.35%	10.02%
Key Data on Outstanding Equity Awards and Shares Available.(1) Information regarding outstanding equity awards and shares available for future awards under our equity plans, other than the 2018 Plan, as of the close of business on February 28, 2023, is as follows:

	Current Plan	2012 Plan(2)	Inducement Award(3)
Shares underlying outstanding stock options (#)	728,858	1,037,140	261,234
Weighted-average exercise price of outstanding stock options	$13.40	$31.02	$32.80
Weighted-average remaining term of outstanding stock options	5.66	2.71	4.73
Shares underlying outstanding full value awards(4)	8,104,672	34,118	—
Shares available for future grant (#)	5,479	—	—
_______________
(1)As of February 28, 2023, there were 110,182,748 shares of common stock issued and outstanding and the closing price of a share of the Company's common stock as of that date was $5.79.
(2)The Company has ceased granting awards under the 2012 Long-Term Incentive Plan and Amended and Restated 2012 Long-Term Incentive Plan (together, the "2012 Plan").
(3)The inducement award was made outside of our stockholder approved plans on October 23, 2017 and consists of options.
(4)We reserve performance share unit awards assuming payout at maximum and the amount reported in this row includes 5,291,240 performance share unit awards assuming maximum performance. See the table on page 5 for an overview of the three-year performance share unit award cycles outstanding during 2022, which notes estimated performance levels at December 31, 2022.

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Best Practices included in the 2018 Plan
The 2018 Plan and our other related governance practices and policies include key provisions designed to protect stockholder interests, promote effective corporate governance and reflect the use of corporate governance best practices including, but not limited to the following:
▪No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
▪No Repricing of Underwater Options. The terms of the 2018 Plan do not allow for the repricing of options, including the cancellation and re-issuance of new options in exchange for stock options whose stock price is above the then-current fair market value of our common stock.
▪No Share Recycling for Net Exercise or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the 2018 Plan.
▪No Single Trigger Acceleration of Awards upon a Change of Control. Awards will not accelerate simply upon the occurrence of a change in control unless the awards are not assumed by the acquiror.
▪No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2018 Plan are automatically replenished.
▪No Automatic Grants. The 2018 Plan does not provide for automatic grants to any participant.
▪Limits on Awards to Non-Employee Directors. The 2018 Plan provides for a limit on awards granted to non-employee Directors in any consecutive 12-month period equal to $700,000 for both cash and equity-based awards.
▪No Dividends Paid Out on Unearned Awards. The 2018 Plan explicitly prohibits the payment of any dividends and dividend equivalents unless and until the underlying award is vested or settled.
▪Minimum 12-month Vesting Period for Equity Awards. All equity awards under the 2018 Plan must be granted subject to a minimum vesting period of at least 12 months, subject to limited exceptions described on page 79.
▪Clawback. As more fully described in the Compensation Discussion & Analysis section of this proxy statement, we have a Clawback Policy with respect to the forfeiture of equity incentive awards. In addition, we have the right to provide, in the terms of the awards made under the 2018 Plan, that any proceeds, gains or other economic benefit must be paid to the Company under certain circumstances (which include unlawful and/or fraudulent activity) and that the award will terminate and be forfeited.
▪Minimum Stock Ownership Requirements. We mandate robust minimum stock ownership requirements for both executive officers and our Independent Directors (see pages 19 and 50 of this proxy statement).
▪No Hedging or Pledging under Trading Plan. As more fully described in the Compensation Discussion and Analysis section of this proxy statement, we maintain trading policies that prohibit hedging or pledging of Company securities by all employees and Directors.
Summary of the 2018 Plan
The text of the 2018 Plan is set forth in Annex B to this proxy statement, and the description of the 2018 Plan set forth herein is qualified in its entirety by reference to the text of the 2018 Plan. We refer to the original 2018 Long-Term Incentive Plan approved by stockholders in 2018 herein as the "Prior 2018 Plan".
Purpose. The purposes of the 2018 Plan are to provide long-term incentives to those individuals with significant responsibility for the success and growth of the Company and its affiliates, to align the interests of such individuals with those of the Company’s stockholders, to assist the Company in recruiting, retaining and motivating qualified employees and other service providers and to provide an effective means to link pay to performance for such employees and service providers.
Plan Administration. The Compensation Committee administers the 2018 Plan. Unless otherwise determined by the Board, the Compensation Committee consists of not fewer than two "independent directors" under NYSE rules, each of whom must also qualify as a non-employee director as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended. To the extent permitted by applicable law or the rules of any applicable securities exchange, the Board or the Compensation Committee may from time to time delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to grant or amend awards or to take other administrative

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actions. Any delegation is subject to the restrictions and limits that the Board or Compensation Committee specifies at the time of such delegation.

Under the 2018 Plan, the Compensation Committee has the authority to, among other things:
▪interpret the 2018 Plan and its award agreements;
▪make rules and regulations relating to the administration of the 2018 Plan;
▪designate eligible persons to receive awards;
▪determine the type and number of awards to be granted;
▪establish the terms and conditions of awards; and
▪determine whether the awards or any portion of an award will contain time-based restrictions and/or performance-based restrictions, and, with respect to performance-based awards, the criteria for achievement of performance goals, as set forth in more detail below.
The Compensation Committee generally designates those employees, consultants and non-employee directors eligible to participate in the 2018 Plan.
Eligibility. The Compensation Committee, in its sole discretion may designate those employees, non-employee directors and consultants eligible to whom one or more awards will be granted and will determine the nature and amount of each award. As of February 28, 2023, we had approximately 8,575 employees (including 8 executive officers) and 11 non-employee directors who would be eligible to receive awards under the 2018 Plan. Consultants, including independent sales agents, would also be eligible to receive awards under the 2018 Plan.
During 2022, we granted equity awards under the 2018 Plan to 12 executive officers and 10 non-employee directors, 43 employees and 2 consultants.
As of February 28, 2023, approximately 88 participants held outstanding equity awards under the Current Plan or one of our prior equity plans.
Shares Authorized. Upon approval of the 2018 Plan, we will have approximately 5.0 million shares available for future issuance under the plan, comprised of 5,500 shares available for issuance under the Current Plan as of February 28, 2023 (without giving effect to the amendments described in this proposal) plus the 5.0 million shares which will become authorized for issuance upon such approval.
The number of shares that are subject to or underlie awards which expire or are cancelled or forfeited under the Current Plan (and, as permitted by the Current Plan, the Prior 2018 Plan and 2012 Plan) following the effective date of the 2018 Plan will be added to the 2018 Plan’s share reserve, except for shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of such an award under the Current Plan, Prior 2018 Plan or 2012 Plan, each such share referred to in this paragraph as a forfeited share. Forfeited shares will be reincorporated into the 2018 Plan as one share for every one forfeited share.
The share reserve is subject to adjustment in the event of a merger, recapitalization, stock split, reorganization or similar transaction.
Any unexercised, unconverted or undistributed portion of any award that is not paid in connection with the settlement of an award or is forfeited without the issuance of shares will again be available for grant under the 2018 Plan, but shares surrendered or withheld as payment of either exercise price and/or withholding taxes or shares purchased in the open market with option exercise proceeds will not be available for further grant.
Director Share Limits. Non-employee Directors may not be granted awards in any consecutive 12-month period that exceed $700,000 (for share-based awards, based upon the grant date fair value of the awards).
Minimum Vesting. All equity awards will be granted subject to a minimum vesting period of at least 12 months, provided, that the following may be granted without the minimum vesting period requirement:
▪up to 5% of the shares initially available under the 2018 Plan;
▪awards granted in connection with the Company’s acquisition of another corporation;
▪the treatment of the awards upon a change in control; and
▪the treatment of the awards upon certain terminations of employment.
Change in Control. The 2018 Plan provides that, unless otherwise determined by the Board and/or evidenced in an award agreement, in the event of a change in control (as defined in the 2018 Plan):
▪for performance awards, immediately prior to the change in control, (1) the performance goals subject to each outstanding performance award will be deemed to be achieved at the actual level

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of performance, (2) the performance award will cease to be subject to the achievement of the performance goals and (3) the performance award will vest in full at the end of the performance period, subject to continued employment; and
▪with respect to each outstanding award that is assumed or substituted in connection with a change in control, if within twenty-four months following such change in control, a participant's employment or service is terminated for any of the reasons described below, all of the participant's outstanding equity awards which have not yet vested will immediately vest and become exercisable and all restrictions on such awards will immediately lapse. An award is deemed to have been assumed or substituted if the new award:
◦is based on shares of common stock that are traded on an established U.S. securities market;
◦has comparable value to that of the original award; and
◦has terms and conditions that were applicable to the original award immediately before the change in control.
The reasons for termination that will trigger an acceleration are:
▪termination by the Company, for any reason other than for Cause (as defined in the 2018 Plan); or
▪termination by the participant for Good Reason (as defined in the 2018 Plan).
Amendment and Termination. The 2018 Plan will terminate by its terms on February 27, 2033. However, our Board may at any time terminate, suspend or discontinue the 2018 Plan. Our Board may amend the 2018 Plan at any time, provided that any increase in the number of shares available for issuance under the 2018 Plan must be approved by our stockholders. In addition, our Board may not, without stockholder approval, extend the term of the 2018 Plan, materially expand the types of awards available under the 2018 Plan, add a category or categories of individuals who are eligible to participate in the 2018 Plan, limit any prohibition against re-pricing options or stock appreciation rights, or make any other changes that require approval by stockholders in order to comply with applicable laws or stock market rules. No amendment or termination of the 2018 Plan may adversely change a participant’s rights under an outstanding award without the participant’s prior written consent.
Types of Awards under the 2018 Plan
The 2018 Plan provides for the grant of stock options (including non-qualified stock options and incentive stock options), restricted stock, restricted stock units, performance awards (which include, but are not limited to, cash awards), dividend equivalents, stock payment awards, stock appreciation rights, and other incentive awards.
Options. Options to purchase shares of common stock may be granted alone or in tandem with stock appreciation rights. A stock option may be granted in the form of a non-qualified stock option or an incentive stock option. No incentive stock options will be granted to any person who is not one of our employees. The price at which a share may be purchased under an option (the exercise price) will be determined by the Compensation Committee, but may not be less than the fair market value of our common stock on the date the option is granted (or, as to incentive stock options granted to a greater than 10% stockholder, 110% of the fair market value). Except in the case of an adjustment related to a corporate transaction, the exercise price of a stock option may not be decreased after the date of grant and no outstanding option may be surrendered as consideration for the grant of a new option with a lower exercise price without stockholder approval. The award agreement sets forth the terms and conditions of each option. The amount of incentive stock options that become exercisable for the first time in a particular year cannot exceed a value of $100,000 per participant, determined using the fair market value of the shares on the date of grant.
Stock Appreciation Rights. Stock appreciation rights, or SARs, may be granted either alone or in tandem with stock options. The exercise price of a SAR must be equal to or greater than the fair market value of our common stock on the date of grant. The award agreement sets forth the terms and conditions of each SAR.
Restricted Stock/Restricted Stock Units. Restricted stock and restricted stock units may be awarded to eligible participants. The terms and conditions on such awards are set forth in the award agreement which may include time-based, performance-based, and service-based restrictions. Restricted stock units may be settled in cash, shares of common stock or a combination of the two. During the restriction period, holders of restricted stock have the right to vote the shares and to receive dividends and other distributions, provided, however, that any such dividends will be (i) credited by us to an account for the participant and accumulated without interest until the date upon which the underlying award

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becomes vested and (ii) reconveyed to us without further consideration or any act or action by the participant if for any reason the underlying award is cancelled, terminated, forfeited or fails to vest. In no event will dividends and other distributions be paid or distributed with respect to shares of restricted stock until the vesting restrictions of the underlying award lapse.
Performance Awards. Performance awards may be issued to any eligible participants. The value of performance awards may be linked to performance goals, or to other specific criteria determined by the 2018 Plan administrator (which may include the Compensation Committee). Performance awards may be paid in cash, shares, or a combination of both. Without limiting the generality of the foregoing, performance awards may be granted in the form of a cash bonus payable upon the attainment of one or more objective performance goals or such other criteria as are established by the 2018 Plan administrator.
Performance goals may be expressed in terms of our overall performance or the performance of an affiliate, or one or more divisions or business units, or the performance of the applicable industry or other benchmarks. In addition, such performance goals may be based upon the attainment of specified levels of performance under one or more measures relative to the performance of other corporations, including those in the Company's peer group. Further, the Compensation Committee, in its sole discretion, may provide objectively determinable adjustments be made to one or more of the performance goals.
Dividend Equivalents. Dividend equivalents may be granted either alone or in tandem with other awards (except for options or stock appreciation rights). Dividend equivalent awards are based on the dividends that are declared on the common stock, to be credited as of the dividend payment dates during the period between the date that the dividend equivalent awards are granted and such dates that the dividend equivalent awards terminate or expire.
Dividend equivalents with respect to shares covered by an award will be (i) subject to the same vesting requirements, settlement provisions, and other terms and conditions as the underlying award to which they relate, (ii) only paid or distributed to a participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the award vests with respect to such shares, and (iii) reconveyed to us without further consideration or any act or action by the participant if for any reason the underlying award is canceled, terminated, forfeited or fails to vest. In no event will any dividend equivalents be paid or distributed until the vesting restrictions of the underlying award lapse.
Stock Payment Awards. Stock payments may be granted to eligible participants. The number of shares of any stock payment may be based upon performance goals or any other specific criteria.
Other Incentive Awards. Other incentive awards may be granted to eligible participants. Such other incentive awards may cover shares or the right to purchase shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or otherwise payable in or based on shares, stockholder value, or stockholder return. Other incentive awards may be linked to any one or more of the performance criteria or other specific performance criteria and may be paid in cash or shares.
Forfeiture and Recoupment Provisions. Pursuant to the Company’s general authority to determine the terms and conditions applicable to awards under the 2018 Plan, the plan administrator has the right to provide, in the terms of awards made under the 2018 Plan, or to require a participant to agree by separate written or electronic instrument, that any proceeds, gains or other economic benefit must be paid to the Company and the award will terminate and any unexercised portion of the award (whether or not vested) will be forfeited, in either case, if:
▪a termination of employment or other service occurs prior to a specified date, or within a specified time period following receipt or exercise of the award;
▪the participant at any time, or during a specified time period, engages in any activity which violates any applicable restrictive covenants of the Company, as may be further specified in an award agreement;
▪the participant incurs a termination of employment or other service for Cause; or
▪the participant at any time engages in unlawful and/or fraudulent activity or an activity which constitutes a breach of the Company’s Code of Conduct policy as in effect from time to time or a breach of the participant’s employment agreement, as may be further specified in an award agreement.
In addition, all awards are subject to any clawback or recoupment policies of the Company, as in effect from time to time, or as otherwise required by law.

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New Plan Benefits
Awards under the 2018 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by the participant. While future benefits under the 2018 Plan will be made at the discretion of the Compensation Committee, the table below shows, as to our named executive officers and the other individuals and groups indicated, the number of shares of Company stock underlying the awards of restricted stock units contemplated under the 2018 Plan through May 3, 2023, subject to stockholder approval of the 2018 Plan.
In the event that the 2018 Plan is not approved by the stockholders, the awards set forth on the table below will be canceled automatically. In such case, the Compensation Committee will consider what other actions, if any, it may take in order to appropriately compensate the individuals below.

Name and Position	Dollar Values ($)	Number of Shares
Ryan M. Schneider, CEO and President	—	—
Charlotte C. Simonelli, EVP, CFO and Treasurer	—	—
Melissa McSherry, EVP and Chief Operating Officer	—	—
Marilyn J. Wasser, EVP, GC and Corporate Secretary	—	—
Susan Yannaccone, President & CEO, Anywhere Brands and Advisors	—	—
Non-Employee Director Group (11 persons)	1,760,000		(1)
Other Executive Officer Group (3 persons)	248,970	43,000	(2)
Employees (other than executive officers) Group	—	—
Total	2,008,970	43,000
______________
(1)Number of shares not yet determinable. Represents portion of annual Director retainer ($160,000) to be paid in restricted stock units to 11 Non-Employee Directors. The number of shares will be determined on the date of the grant (the date of the 2023 Annual Meeting) based upon the closing sale price of our common stock on that date.
(2)For the Other Executive Officer Group, includes a restricted stock unit award for one executive officer.
Securities Authorized for Issuance under Equity Compensation Plans
The following tables provide information about shares of our common stock that may be issued upon the exercise of options, that may vest pursuant to awards of restricted stock units or performance share units or that may be issued under deferred stock units under all of our existing equity compensation plans as of December 31, 2022 and after giving effect to the 2023 year-to-date grants, as of the close of business on February 28, 2023.
As of December 31, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise or Vesting of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	7,641,108	(1)	$24.42	(2)	3,445,302	(3)
Equity compensation plan not approved by stockholders	261,234	(4)	$32.80		—
_______________
(1)Consists of 1,944,532 outstanding options, 1,651,487 stock-settled restricted stock units, 3,821,248 performance share units and 223,841 deferred stock units issuable under the Current Plan, Prior 2018 Plan and 2012 Plan. The amount set forth in the table assumes maximum payout under the unvested performance share unit awards. The number of shares, if any, to be issued pursuant to unvested performance share unit awards will be determined based upon the extent to which the performance goals are achieved.
(2)Weighted average exercise price of outstanding options under the Current Plan, the Prior 2018 Plan and the 2012 Plan. The weighted average remaining term of outstanding options is 3.9 years. The other outstanding awards do not have exercise prices and are accordingly excluded from this column.

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(3)Consists of shares available for future grant under the Current Plan.
(4)Consists of options granted to Mr. Schneider on October 23, 2017 as an inducement material to his entry into employment with us, which were approved by our Compensation Committee and disclosed in a press release. Under applicable NYSE Listing Rules, inducement grants are not subject to security holder approval. The terms of this award are materially consistent with the terms of awards made under the 2018 Plan. The options expire ten years from the grant date and vest over a four-year period, in equal annual installments on each anniversary date of the grant date.
As of Close of Business on February 28, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise or Vesting of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	9,904,788	(1)	$23.75	(2)	5,479	(3)
Equity compensation plan not approved by stockholders	261,234	(4)	$32.80		—
_______________
(1)Consists of 1,765,998 outstanding options, 2,633,901 stock-settled restricted stock units, 5,281,048 performance share units and 223,841 deferred stock units issuable under the Current Plan, the Prior 2018 Plan and the 2012 Plan. The amount set forth in the table assumes maximum payout under the unvested performance share unit awards. The number of shares, if any, to be issued pursuant to unvested performance share unit awards will be determined based upon the extent to which the performance goals are achieved.
(2)Weighted average exercise price of outstanding options under the Current Plan, the Prior 2018 Plan and the 2012 Plan. The weighted average remaining term of outstanding options is 3.9 years. The other outstanding awards do not have exercise prices and are accordingly excluded from this column.
(3)Consists of shares available for future grant under the Current Plan.
(4)See footnote 4 to the table presented as of December 31, 2022 for additional information concerning the inducement option award granted to Mr. Schneider on October 23, 2017 under applicable NYSE Listing Rules.
Certain Federal Income Tax Consequences
The following discussion addresses only the general federal income tax consequences relating to participation under the 2018 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. Further, the summary below does not address the impact of state and local taxes, or the federal alternative minimum tax and is not intended as tax advice to participants under the 2018 Plan.
Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and we generally will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options. A participant who has been granted an incentive stock option will not realize taxable income at the time of grant, and we will not be entitled to a tax deduction at that time. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of us or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is included in calculating the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised unless the participant disposes of the shares in the year of exercise. If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the

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transfer of such shares to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and we will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we generally will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Stock Appreciation Rights. A participant who has been granted a SAR will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. Upon the exercise of a SAR, the amount of cash or the fair market value of any shares received will be taxable to the participant as ordinary income and we generally will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.
Restricted Stock Units. A participant who has been granted a restricted stock unit award will not realize taxable income at the time of grant and we will not be entitled to a tax deduction at that time. The participant will generally have compensation income at the time of settlement equal to the amount of cash received and the then fair market value of the distributed shares, and will have a tax basis in the shares equal to the amount of compensation income recognized. We generally will then be entitled to a corresponding tax deduction.
Restricted Stock. In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant and we will not be entitled to a tax deduction at that time, assuming that the shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of the shares subject to an award, the participant will realize ordinary income in an amount equal to the then fair market value of the shares, and we generally will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect, pursuant to Section 83(b) of the Code, to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, we generally will be entitled to a corresponding tax deduction in the year of grant. If the participant does not make an election pursuant to Section 83(b) of the Code, dividends paid to the participant during the restriction period will be treated as compensation income to the participant and we generally will be entitled to a corresponding tax deduction.
Performance Awards; Dividend Equivalent Awards; Stock Payment Awards; Other Incentive Awards. With respect to these types of awards, a participant generally will not recognize taxable income until the cash or shares of common stock are delivered to the participant upon satisfaction of the conditions of the award, and we generally will be entitled to a corresponding tax deduction. The amount of ordinary income recognized by the participant generally will be equal to the amount of the cash or the fair market value of the shares received.
Approval of the 2018 Plan requires the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
APPROVAL OF THE SECOND AMENDED AND RESTATED 2018 LONG-TERM INCENTIVE PLAN

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PROPOSAL 5: APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY
The Board, after careful consideration, recommends that our stockholders approve an amendment to Article IX to our Certificate of Incorporation to limit the liability of certain officers of the Company, as described in this Proposal 5 and as shown in Annex C (the “Amendment”).
Effective August 1, 2022, Section 102(b)(7) of the General Corporation Law of the State of Delaware “DGCL”) was amended to enable Delaware companies to limit monetary liability for certain corporate officers for breach of the duty of care in certain actions in a manner similar to that already permitted for company directors.
The Amendment would allow for the exculpation of certain officers only in connection with certain claims brought by stockholders, but importantly would not eliminate officers’ liability for any: (i) breach of the duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) transaction from which the officer derived any improper personal benefit. Additionally, officers would not be exculpated from liability arising out of actions by or in the name of the Company – which means that the Board will retain the right to bring appropriate actions against officers and that stockholder derivative claims against officers for breach of the duty of care may continue to be brought if demand requirements are met.
The Board believes that amending our Certificate of Incorporation to add the authorized liability protection for such officers in a manner consistent with the DGCL is in the best interests of the Company and will be important to the recruitment and retention of experienced officers. Further, the Board believes that the Amendment would not negatively impact stockholder rights, particularly taking into account the narrow class and type of claims for which officers’ liability would be exculpated.
The form of amendment to Article IX of our Certificate of Incorporation, marked to show the proposed changes to the existing Article IX is attached as Annex C.
If the Amendment is approved, it will become effective upon the filing of an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which we intend to do promptly following the Annual Meeting. If the Amendment is not approved by stockholders, it will not be implemented.
The Amendment requires approval by the affirmative vote of the holders of a majority of the voting power of all shares of the Company entitled to vote at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY

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STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
Proxy Access Nominations for 2024 Annual Meeting
Our Bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to the greater of 2 nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in our Bylaws.
Eligible stockholders who wish to have a director nominee included in our proxy statement relating to the annual meeting of stockholders to be held in 2024 must deliver a written notice, containing the information specified in our Bylaws regarding the stockholder(s) and the proposed nominee(s), to us by November 18, 2023, but not before October 19, 2023, which is not less than 120 days nor more than 150 days prior to March 17, 2024, the first anniversary of the date that we first distributed our proxy statement to stockholders for the 2023 Annual Meeting.
The requirements for a stockholder nomination using proxy access are more fully set forth in Section 2.12 of our Bylaws, and the foregoing summary is qualified by reference to the applicable provisions of our Bylaws.
Our Bylaws have been filed as an exhibit to our Annual Report on Form 10-K filed on February 24, 2023. A stockholder may also obtain a copy of our Bylaws by writing to our Corporate Secretary.
Other Stockholder Proposals to be Included in the 2024 Proxy Statement
Stockholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2024 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in next year's proxy statement, stockholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on November 18, 2023.
Other Stockholder Proposals and Director Nominations to be Brought Before the 2024 Annual Meeting
Our Bylaws establish an advance notice procedure for stockholder proposals (including nominations to the Board) to be considered at next year's annual meeting, but not included in the proxy statement. Such proposals must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than January 4, 2024 and not later than February 3, 2024.
However, if the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after May 3, 2024, then a stockholder will be able to submit a proposal for consideration at the annual meeting not earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of the 2024 Annual Meeting is less than 100 days prior to the date of such meeting, not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made.
Any notification to bring any proposal before the 2024 Annual Meeting must comply with the requirements of our Bylaws, including information specified therein concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock.
In addition to satisfying the foregoing advance notice and informational requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended no later than March 4, 2024.

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FREQUENTLY ASKED QUESTIONS
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
We provide access to our proxy materials over the Internet. On or about March 17, 2023, we will begin mailing to our stockholders a "Notice of Internet Availability of Proxy Materials" (the "Notice") telling them how to access and review the information contained in the proxy materials and how to vote their proxies over the Internet. You will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice. In addition, by following the instructions included in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Your election to receive proxy materials in printed form by mail or by e-mail will remain in effect until you terminate it.
How can I get electronic access to the proxy materials?
The Notice will provide you with instructions regarding how to view our proxy materials on the Internet. You can view the proxy materials for the Annual Meeting on the Internet at www.proxyvote.com. Our proxy materials are also available on the Investors section of our website at www.anywhere.re.
When and where will the Annual Meeting be held?
The Annual Meeting will be held on May 3, 2023 at 9:00 a.m., Eastern Daylight Time, in a virtual-only format.
Any stockholder as of the record date can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/HOUS2023
We encourage you to access the Annual Meeting online prior to its start time. Online access will open approximately 15 minutes prior to the start of the Annual Meeting.
How do I attend the Annual Meeting?
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/HOUS2023, which we call the Annual Meeting Website, you must enter the 16-digit control number on your proxy card, voting instruction form or Notice of Internet Availability you previously received.
If you wish to submit a question during the Annual Meeting, you may do so from the Annual Meeting Website by entering your question at the applicable place and clicking “submit.” We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints.
You also may vote online and examine our stockholder list during the Annual Meeting by following the instructions provided on the Annual Meeting Website.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page to the Annual Meeting Website.
What am I being asked to vote on at the Annual Meeting?
You are being asked to vote on the following:
▪the election of twelve Directors for a one-year term;
▪the advisory approval of our executive compensation program;
▪the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2023;
▪to vote on a proposal to approve the Second Amended and Restated 2018 Long-Term Incentive Plan;
▪to vote on a proposal to amend our Certificate of Incorporation to limit the liability of certain officers of the Company; and
▪to transact any other business that may be properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
We are not aware of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

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How does the Board recommend that I vote?
The Board recommends the following votes:
▪FOR the election of each of the Director nominees;
▪FOR the advisory vote to approve our executive compensation program;
▪FOR the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2023;
▪FOR the proposal to approve the Second Amended and Restated 2018 Long-Term Incentive Plan; and
▪FOR the proposal to approve the amendment of our Certificate of Incorporation to limit the liability of certain officers of the Company.
How do I vote?
Even if you plan to attend the Annual Meeting, you are encouraged to vote by proxy.
If you are a stockholder of record, also known as a registered stockholder, you may vote by proxy in one of the following ways:
▪by telephone by calling the toll-free number 800-690-6903 (have your Notice or proxy card in hand when you call);
▪by Internet before the Annual Meeting at www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
▪by mail if you have requested and received a printed copy of the annual meeting materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
▪by Internet during the Annual Meeting (please see above under "How do I attend the Annual Meeting?").
When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card, vote by Internet or by telephone, but do not specify how you want your shares to be voted, they will be voted as the Board recommends.
Our proxy tabulator, Broadridge Financial Solutions, Inc., must receive any proxy that will not be delivered by Internet during the Annual Meeting by 11:59 p.m., Eastern Daylight Time on Tuesday, May 2, 2023.
If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the form you receive from the bank, broker or other nominee. You may also vote by Internet during the Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/HOUS2023. Have your Notice, proxy card or voting instruction form available when you access the Annual Meeting Website.
Who may vote and how many votes does a stockholder have?
All holders of record of our common stock as of the close of business on March 8, 2023 (the record date) are entitled to vote at the Annual Meeting. Each stockholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date, 110,346,549 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.
How many votes must be present to hold the Annual Meeting?
The holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting (also known as a quorum) must be present, in person or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for the purposes of establishing a quorum at the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that a quorum has been achieved.
A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.
How many votes are required to approve each proposal?
Election of Directors (Proposal 1): The election of Directors at the Annual Meeting requires the affirmative vote of a majority of the votes cast with respect to a Director nominee to elect that nominee. This means that the number of votes cast "for" each Director nominee must exceed the number of votes cast "against" that nominee. Any abstentions or broker non-votes are not counted as votes cast "for" or "against" that nominee's election and will have no effect on the election of Directors. (A plurality voting

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standard would apply in the event of a contested Director election.)
For information on our Board's Director Resignation Policy, see "Proposal 1: Election of Directors—Stockholder Voting for Election of Directors" on page 26.
Advisory Vote on Executive Compensation (Proposal 2): As this agenda item is a non-binding, advisory vote, there is no "required vote" that would constitute approval. We value the opinions expressed by our stockholders in these advisory votes, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of these votes when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Ratification of Independent Auditor (Proposal 3) and Approval of the Amended and Restated 2018 Long-Term Incentive Plan (Proposal 4): These proposals require the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the proposal for approval.
Amendment of Certificate of Incorporation (Proposal 5): This proposal requires the affirmative vote of the holders of a majority of the voting power of all shares of the Company entitled to vote at the Annual Meeting.

Abstentions will have the effect of a vote "against" Proposals 3, 4 and 5. Broker non-votes will have no effect on the outcome of Proposals 3 and 4. Broker non-votes will have the same effect as votes cast "against" Proposal 5.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote before the Annual Meeting via the Internet, by telephone, or by returning your proxy or via the Internet during the Annual Meeting.
If your shares are registered in the name of a bank, broker or other nominee and you do not give your broker or other nominee specific voting instructions for your shares, under rules of The New York Stock Exchange, or the NYSE, your record holder has discretion to vote your shares on proposals relating to what are deemed to be routine matters, which include the ratification of our independent auditor, and does not have discretion to vote on proposals relating to what are deemed to be non-routine matters, which include the other matters to be presented for vote at the Annual Meeting. Your broker will not be permitted to vote on your behalf on these non-routine matters unless you provide specific instructions by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.
Can I change or revoke my vote?
You may change or revoke your proxy at any time prior to the voting at the Annual Meeting by submitting a later dated proxy, by entering new instructions by Internet or telephone, by giving timely written notice of such change or revocation to the Corporate Secretary or by attending and voting by Internet during the Annual Meeting.
How are proxies solicited?
Morrow Sodali LLC has been retained to advise and assist in soliciting proxies at a cost of $8,000 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, phone or electronic means. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our stock.
What is "householding"?
We have adopted a procedure approved by the Securities and Exchange Commission, or SEC, called householding. Under this procedure, stockholders of record who have the same address and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notice (or, if applicable, the proxy statement and annual report) for each holder having that address. This procedure will reduce our printing costs and postage fees.
If, in the future, you do not wish to participate in householding and prefer to receive your Notice (or, if applicable, the proxy statement and annual report) in a separate envelope, please contact our transfer agent, Computershare in writing 462 S. 4th Street, Suite 1600, Louisville, KY, 40202 or via their toll free number (800) 962-4284.
Beneficial stockholders may request information about householding from their banks, brokers or other holders of record.

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ANNEX A
NON-GAAP DEFINITIONS & RECONCILIATIONS
Operating EBITDA is defined by us as net income (loss) before depreciation and amortization, interest expense, net (other than relocation services interest for securitization assets and securitization obligations), income taxes, and other items that are not core to the operating activities of the Company such as restructuring charges, former parent legacy items, gains or losses on the early extinguishment of debt, impairments, gains or losses on discontinued operations and gains or losses on the sale of businesses, investments or other assets. Operating EBITDA is our primary non-GAAP measure.
We present Operating EBITDA because we believe it is useful as a supplemental measure in evaluating the performance of our operating businesses and provides greater transparency into our results of operations. Our management, including our chief operating decision maker, uses Operating EBITDA as a factor in evaluating the performance of our business. Operating EBITDA should not be considered in isolation or as a substitute for net income or other statement of operations data prepared in accordance with GAAP.
We believe Operating EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation, the age and book depreciation of facilities (affecting relative depreciation expense) and the amortization of intangibles, as well as other items that are not core to the operating activities of the Company such as restructuring charges, gains or losses on the early extinguishment of debt, former parent legacy items, impairments, gains or losses on discontinued operations and gains or losses on the sale of businesses, investments or other assets, which may vary for different companies for reasons unrelated to operating performance. We further believe that Operating EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Operating EBITDA measure when reporting their results.
Operating EBITDA has limitations as an analytical tool, and you should not consider Operating EBITDA either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations are:
▪this measure does not reflect changes in, or cash required for, our working capital needs;
▪this measure does not reflect our interest expense (except for interest related to our securitization obligations), or the cash requirements necessary to service interest or principal payments on our debt;
▪this measure does not reflect our income tax expense or the cash requirements to pay our taxes;
▪this measure does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
▪although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and this measure does not reflect any cash requirements for such replacements; and
▪other companies may calculate this measure differently so they may not be comparable.
Free Cash Flow is defined as net income (loss) attributable to Anywhere before income tax expense (benefit), income tax payments, interest expense, net, cash interest payments, depreciation and amortization, capital expenditures, restructuring costs and former parent legacy costs (benefits), net of payments, impairments, (gain) loss on the sale of businesses, investments or other assets, (gain) loss on the early extinguishment of debt, working capital adjustments and relocation receivables (assets), net of change in securitization obligations. We use Free Cash Flow in our internal evaluation of operating effectiveness and decisions regarding the allocation of resources, as well as measuring the Company's ability to generate cash. Since Free Cash Flow can be viewed as both a performance measure and a cash flow measure, the Company has provided a reconciliation to both net income attributable to Anywhere and net cash provided by operating activities. Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Free Cash Flow may differ from similarly titled measures presented by other companies.

A-1

Reconciliation of Net (loss) income to (i) Operating EBITDA for the years ended December 31, 2022, 2021 and 2020 (in millions):

	Year Ended December 31,
	2022	2021	2020
Net (loss) income attributable to Anywhere Real Estate	$(287)	$343	$(360)
Add: Income tax (benefit) expense	(68)	133	(104)
(Loss) income before income taxes	(355)	476	(464)
Add: Depreciation and amortization	214	204	186
Interest expense, net	113	190	246
Restructuring costs, net (a)	32	17	67
Impairments (b)	483	4	682
Former parent legacy cost, net (c)	1	1	1
Loss on the early extinguishment of debt (c)	96	21	8
Gain on the sale of businesses, investments or other assets, net (d)	(135)	(11)	—
Operating EBITDA	$449	$902	$726
_______________
(a)Restructuring charges incurred for the year ended December 31, 2022 include $1 million at Anywhere Brands, $19 million at Anywhere Advisors and $12 million at Corporate and Other. Restructuring charges incurred for the year ended December 31, 2021 include $5 million at Anywhere Brands, $7 million at Anywhere Advisors and $5 million at Corporate and Other. Restructuring charges incurred for the year ended December 31, 2020 include $15 million at Anywhere Brands, $37 million at Anywhere Advisors, $4 million at Anywhere Integrated Services and $11 million at Corporate and Other.
(b)Non-cash impairments for the year ended December 31, 2022 include an impairment of goodwill at the Anywhere Advisors reporting unit of $280 million, an impairment of goodwill at the Anywhere Brands segment of $114 million related to the Cartus/Leads Group reporting unit, an impairment of franchise trademarks of $76 million and $13 million of other impairment charges related to lease asset, investment and software impairments.
Non-cash impairments for the year ended December 31, 2021 primarily relate to software and lease asset impairments.
Non-cash impairments for the year ended December 31, 2020 include a goodwill impairment charge of $413 million related to Anywhere Advisors; an impairment charge of $30 million related to Anywhere Brands' trademarks; $133 million of reserves recorded during the nine months ended September 30, 2020 (while Cartus Relocation Services was held for sale) to reduce the net assets to the estimated proceeds; a goodwill impairment charge of $22 million related to Cartus Relocation Services; an impairment charge of $34 million related to Cartus Relocation Services' trademarks; and other asset impairments of $50 million primarily related to lease asset impairments.
(c)Former parent legacy items and Loss on the early extinguishment of debt are recorded in Corporate and Other.
(d)Gain on the sale of businesses, investments or other assets, net for the year ended December 31, 2022 is recorded in Anywhere Integrated Services and related to the sale of the Title Underwriter during the first quarter of 2022 and the sale of a portion of the Company's ownership in the Title Insurance Underwriter Joint Venture during the second quarter of 2022. Gain on the sale of businesses, investments or other assets, net for the year ended December 31, 2021 is primarily recorded in Anywhere Advisors.

A-2

Reconciliation of Net (loss) income to Free Cash Flow for the years ended December 31, 2022, 2021 and 2020* (in millions):

	Year Ended December 31,
	2022	2021	2020
Net (loss) income attributable to Anywhere Real Estate	$(287)	$343	$(360)
Income tax (benefit) expense	(68)	133	(104)
Income tax payments	(62)	(64)	—
Interest expense, net	113	190	246
Cash interest payments	(164)	(188)	(209)
Depreciation and amortization	214	204	186
Capital expenditures	(109)	(101)	(95)
Restructuring costs/reversals and former parent legacy items, net of payments	2	(9)	26
Impairments	483	4	682
Loss on the early extinguishment of debt	96	21	8
Gain on the sale of businesses, investments or other assets, net	(135)	(11)	—
Working capital adjustments	(190)	19	210
Relocation receivables (assets), net of securitization obligations	(52)	12	(35)
Free Cash Flow	$(159)	$553	$555
_______________
*     Cumulative Free Cash Flow achievement for the 2020 to 2022 Performance Share Units was calculated by increasing the Free Cash Flow total for each year by the amount shown on the capital expenditures line.
Reconciliation of net cash (used in) provided by operating activities to Free Cash Flow for the years ended December 31, 2022, 2021 and 2020 (in millions):

	Year Ended December 31,
	2022	2021	2020
Net cash (used in) provided by operating activities	$(92)	$643	$748
Property and equipment additions	(109)	(101)	(95)
Net change in securitization	44	12	(99)
Effect of exchange rates on cash and cash equivalents	(2)	(1)	1
Free Cash Flow	$(159)	$553	$555

Net cash used in investing activities	$(55)	$(147)	$(90)
Net cash used in financing activities	$(376)	$(275)	$(402)

A-3

DEFINITIONS OF CERTAIN COMPENSATION MEASURES
Plan Operating EBITDA Definition
Plan Operating EBITDA for fiscal year 2022 is defined by us as Operating EBITDA adjusted for the impact of foreign exchange movements, pension expense, earnings/losses from RealSure and the impact of a change in the expected timing of the close of our title insurance underwriter that differs from the 2022 Budget, the impact of natural disasters (net of insurance reimbursements), the impact of certain legal and regulatory matters that differs from the 2022 Budget, and other items determined in the discretion of the Compensation Committee, including, but not limited to, unusual, non-recurring or extraordinary corporate transactions (including, but not limited to divestitures), unanticipated legal or regulatory developments, or changes in accounting principles provided that any adjustment due to changes in accounting principles would be made to both the Plan Operating EBITDA target goal and the calculation of Plan Operating EBITDA.
As described in the Proxy Statement, the Committee determined that no funding was achieved under the 2022 Executive Incentive Plan and determined not to make any adjustments permitted under the 2022 Executive Incentive Plan.
Cumulative Free Cash Flow under the 2020 to 2022 Performance Share Units
Neither the Cumulative Free Cash Flow target goal or actual achievement against the target goal take into account capital expenditures during the performance period. Cumulative Free Cash Flow achievement for the 2020 to 2022 Performance Share Units was calculated by increasing the Free Cash Flow total for each year shown on page A-3 by the amount shown on the capital expenditures line.

A-4

ANNEX B
ANYWHERE REAL ESTATE INC.
SECOND AMENDED AND RESTATED 2018 LONG-TERM INCENTIVE PLAN
ARTICLE I
PURPOSE
The name of the plan is the Anywhere Real Estate Inc. Second Amended and Restated 2018 Long-Term Incentive Plan, effective as of February 27, 2023 (the "Effective Date"); provided, however, that the Plan as further amended and restated shall be subject to the approval by the stockholders of the Company of the Plan at the annual meeting of such stockholders on May 3, 2023 (the “Plan”).
The purposes of the Plan are to provide long-term incentives to those individuals with significant responsibility for the success and growth of the Company and its Affiliates, to align the interests of such individuals with those of the Company's stockholders, to assist the Company in recruiting, retaining and motivating qualified employees and other service providers and to provide an effective means to link pay to performance for such employees and service providers.
ARTICLE II
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 "Administrator" shall have the meaning provided in Section 12.1 hereof.
2.2 "Affiliate" shall mean (i) any Parent or Subsidiary, (ii) any entity that, directly or through one or more intermediaries, is controlled by the Company, or (iii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
2.3 "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.
2.4 "Award" shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award (which includes, but is not limited to, cash bonuses as set forth in Article VIII), a Dividend Equivalent award, a Stock Payment award, an award of Stock Appreciation Rights, or Other Incentive Award, which may be awarded or granted under the Plan.
2.5 "Award Agreement" shall mean the written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
2.6 "Board" shall mean the Board of Directors of the Company.
2.7 "Cause" shall mean, with respect to the Participant, "Cause" as defined in such Participant's employment, consulting, severance or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Cause or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean, unless otherwise defined in an Award Agreement, (a) commission of any felony or an act of moral turpitude; (b) engaging in an act of dishonesty or willful misconduct; (c) material breach of the Participant's obligations hereunder or under any agreement entered into between the Participant and the Company or any of its Subsidiaries or Affiliates; (d) material breach of the Company's policies or procedures, including but not limited to the Company's Code of Ethics or any of the Key Policies of the Company; or (e) the Participant's willful failure to substantially perform his or her duties as an employee of the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness). A termination will not be for "Cause" pursuant to clause (b), (c), (d) or (e), to the extent such conduct is curable, unless the Company shall have notified the Participant in writing describing such conduct and the Participant shall have failed to cure such conduct within ten (10) business days after the receipt of such written notice.

B-1

2.8 "Change in Capitalization" shall have the meaning provided in Section 3.2(a) hereof.
2.9 "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
(a) the acquisition (other than from the Company), by any person (as such term is defined in Section 13(c) or 14(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding voting securities; or
(b) the individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall be considered as a member of the Incumbent Board; or
(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, if (1) the shareholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (2) immediately following the merger or consolidation, the individuals who comprised the Board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such merger or consolidation (or, if the entity resulting from such merger or consolidation is then a subsidiary, the ultimate parent thereof); or
(d) a complete liquidation or dissolution of the Company or the closing of an agreement for the sale or other disposition of all or substantially all of the assets of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (2) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition.
In addition, for each Award that constitutes deferred compensation under Section 409A of the Code, solely to the extent required to avoid the imposition of additional taxes and penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. Consistent with the terms of this Section 2.9, the Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
2.10 "Code" shall mean the Internal Revenue Code of 1986, as amended.
2.11 "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board described in Article XII hereof.
2.12 "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.
2.13 "Company" shall mean Anywhere Real Estate Inc., a Delaware corporation, and any successor corporation.
2.14 "Consultant" shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of Shares on a Form S-8 Registration Statement or any successor Form thereto.
2.15 "Current Plan" shall mean the Anywhere Real Estate Inc. Amended and Restated 2018 Long-Term Incentive Plan, effective as of February 26, 2021.

B-2

2.16 "Director" or "Non-Employee Director" shall mean a non-employee member of the Board, as constituted from time to time.
2.17 "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 8.2 hereof.
2.18 "EBITDA" shall mean earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per Share basis.
2.19 "EBITDA on a Pro Forma Basis" shall have the meaning ascribed to those terms in the Amended and Restated Credit Agreement dated as of March 5, 2013, as amended, amended and restated, modified or supplemented from time to time, among Anywhere Intermediate Holdings LLC, Anywhere Real Estate Group LLC, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents parties thereto.
2.20 "Effective Date" shall have the meaning set forth in Article I.
2.21 "Eligible Individual" shall mean any natural person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.
2.22 "Employee" shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or any Affiliate.
2.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.
2.24 "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:
(a) if the Common Stock is (1) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (2) listed on any national market system or (3) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b) if the Common Stock is traded only otherwise than on a securities exchange and is not quoted on the NASDAQ, the closing quoted selling price of the Common Stock on such date as quoted in "pink sheets" published by the National Daily Quotation Bureau;
(c) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(d) if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith on the date awarded.
2.25 "Forfeited Shares" shall have the meaning provided in Section 3.1(a) hereof.
2.26 "Good Reason" shall mean, with respect to the Participant, "Good Reason" as defined in such Participant's employment, severance or similar agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of Good Reason (or a term of like import, such as "constructive discharge") or, if no such agreement exists or such agreement does not contain a definition of Good Reason (or a term of like import, such as "constructive discharge"), then Good Reason shall mean, unless otherwise defined in an Award Agreement, (a) a reduction of the Participant's annual base salary (but not including any diminution related to a broader compensation reduction that is not limited to any particular employee or executive) or (b) a required relocation of the Participant's primary work location to a location more than fifty (50) miles from the Participant's current primary work location and the Participant's commute increases as a result of such relocation; provided, however, that such reduction or relocation in clauses (a) or (b) above shall not constitute Good Reason unless the

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Participant shall have notified the Company in writing describing such reduction or required relocation within thirty (30) business days of its initial occurrence and then only if the Company shall have failed to cure such reduction or required relocation within thirty (30) business days after the Company's receipt of such written notice. In the event the Company has failed to cure such reduction or required relocation within the thirty (30) business day period, the Participant's employment with the Company shall terminate for Good Reason at the expiration of such thirty (30) business day period. Unless otherwise determined by the Administrator, a resignation for Good Reason under this Plan shall not constitute an elimination or discontinuation of Participant's job or position under the Anywhere Real Estate Group LLC Severance Pay Plan (or any successor severance pay plan).
2.28 "Greater Than 10% Stockholder" shall mean an individual then-owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" (as defined in Sections 424(e) and 424(f) of the Code, respectively).
2.29 "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
2.30 "Insider Trading Policy" means the written policy of the Company as in effect from time to time pertaining to the purchase, sale, transfer or other disposition of the Company's equity securities by Directors, officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
2.31 "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of the Code.
2.32 "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article V hereof. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
2.33 "Other Incentive Award" shall mean an Award denominated in, linked to or derived from Shares or value metrics related to Shares, granted pursuant to Section 8.4 hereof.
2.34 "Parent" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.35 "Participant" shall mean an Eligible Individual who has been granted an Award.
2.36 "Performance Award" shall mean an Award that is granted under Section 8.1 hereof.
2.37 "Performance Goal" shall mean the performance goals (and adjustments) established by the Committee for a Performance Period based on any criteria including, but not limited to, one or more of the following criteria:
(a) (i) EBITDA, (ii) EBITDA on a Pro Forma Basis; (iii) gross or net sales or revenue; (iv) net income (either before or after taxes); (v) adjusted net income; (vi) operating earnings or profit; (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) return on assets; (ix) return on capital; (x) return on stockholders' equity; (xi) total stockholder return; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per Share; (xviii) adjusted earnings per Share; (xix) price per Share; (xx) implementation or completion of critical projects; (xxi) market share; (xxii) debt levels or reduction; (xxiii) customer retention; (xxiv) customer satisfaction and/or growth; (xxv) research and development achievements; (xxvi) financing and other capital raising transactions; (xxvii) risk management; (xxviii) capital expenditures, (xxix) financial results of acquisitions, (xxx) cost savings initiatives, (xxxi) technology initiatives, (xxxii) royalty revenues or net effective royalty rates and (xxxiii) sales agent commission splits, any of which may be measured either in absolute terms for the Company or any operating unit of the Company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
(b) Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate or one or more divisions or business units, or the performance of the applicable industry or other benchmarks (e.g., National Association of Realtors, FNMA, etc.). In addition, such Performance

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Goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations, including those in the Company's peer group. Any Performance Goals that are financial metrics may be determined in accordance with Applicable Accounting Principles, or may be adjusted when established to include or exclude any items otherwise includable or excludable under Applicable Accounting Principles.
(c) The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principles; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or infrequently occurring corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items related to employee retention and former parent legacy costs (benefit); (xix) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xx) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles, business conditions, industry conditions or economic conditions.
2.38 "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance Award.
2.39 "Plan" shall have the meaning set forth in Article I.
2.40 "Prior 2018 Plan" shall mean the Realogy Holdings Corp. 2018 Long-Term Incentive Plan.
2.41 "Prior 2012 Plan" shall mean the Realogy Holdings Corp. Amended and Restated 2012 Long-Term Incentive Plan.
2.42 "Restricted Stock" shall mean an award of Shares made under Article VI hereof that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
2.43 "Restricted Stock Unit" shall mean a contractual right awarded under Article VII hereof to receive cash or Shares.
2.44 "Securities Act" shall mean the Securities Act of 1933, as amended.
2.45 "Share Limit" shall have the meaning provided in Section 3.1(a) hereof.
2.46 "Shares" shall mean shares of Common Stock.
2.47 "Stock Appreciation Right" shall mean a stock appreciation right granted under Article IX hereof.
2.48 "Stock Payment" shall mean a payment in the form of Shares awarded under Section 8.3 hereof.
2.49 "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.50 “Substitute Award” shall mean an award in substitution for stock options and other awards held by employees or directors of other entities who are about to become employees of the Company or its Subsidiaries, whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another

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corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a Subsidiary. The terms and conditions of the substitute awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which they are granted, subject to applicable laws.
ARTICLE III
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to Section 3.2 hereof, the maximum aggregate number of Shares available for issuance under the Plan (the "Share Limit") shall be (i) 5.0 million, (ii) the number of shares that remain available for grant under the Current Plan as of the Effective Date and (iii) the number of Shares that are subject to or underlie awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered in shares under the Current Plan and, as permitted by the Current Plan, the Prior 2018 Plan and Prior 2012 Plan, following the Effective Date, except for Shares surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award under the Current Plan, the Prior 2018 Plan or Prior 2012 Plan (all such shares in this Section 3.1(a)(iii), together, the "Forfeited Shares"). Any Forfeited Shares under the Current Plan and the Prior 2018 Plan shall be reincorporated into the Plan as one Share for every one Forfeited Share. Any Forfeited Shares that were subject to options or stock appreciation rights under the Prior 2012 Plan shall be reincorporated into the Plan as one Share for every one Forfeited Share formerly subject to such option or stock appreciation right and any Forfeited Shares that were subject to awards other than options or stock appreciation rights shall be reincorporated into the Plan as 2.22 Shares for every one Forfeited Share formerly subject to such other award. Notwithstanding the generality of the foregoing, subject to Section 3.2 hereof, the maximum number of Shares available for issuance under the Plan with respect to Incentive Stock Options shall be 5.0 million.
(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If an Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Except as set forth below, Shares that are subject to or underlie Awards which expire or for any reason are cancelled, terminated, forfeited, fail to vest, or for any other reason are not paid or delivered as Shares under the Plan shall again be available for issuance in connection with future Awards granted under the Plan. Shares with respect to cash-settled Awards shall not count against the Share Limit. Shares surrendered or withheld as payment of either the exercise price of an Award (including Options and Stock Appreciation Rights) and/or withholding taxes in respect of such an Award shall be counted against the Share Limit and shall not again be available for issuance in connection with future Awards (for example, upon exercise of a Stock Appreciation Right, the Share Limit shall be reduced by the full number of Shares underlying the Stock Appreciation Right, regardless of the number of Shares actually delivered in settlement of the Stock Appreciation Right); provided, further that Shares purchased by the Company in the open market using the cash proceeds from the exercise of an Award shall not be available for issuance in connection with future Awards.
(c) If Shares are issued under the Plan with respect to a Substitute Award, such Shares shall not count against the Share Limit.
3.2 Adjustments.
(a) In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, or any other change affecting the Shares of the Company's stock or the Share price of the Company's stock (any such occurrence or event, a "Change in Capitalization"), the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the Share Limit); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and/or (iv) the grant or exercise price per Share for any outstanding Awards under the Plan;

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provided, however, that the Administrator shall make such equitable adjustments as it determines to be appropriate and equitable, in its sole discretion, to prevent dilution or enlargement of rights. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such award, reduced by the aggregate exercise price or purchase price thereof, if any. In the case where the exercise price per Share of an Option or a Stock Appreciation Right exceeds the Fair Market Value per Share, the Administrator may cancel, in its sole discretion, such Option or Stock Appreciation Right for no payment. The Administrator's determinations pursuant to this Section 3.2(a) shall be final, binding and conclusive.
(b) No action shall be taken under this Section 3.2 which shall cause an Award to fail to comply with Section 409A of the Code or an exemption therefrom, in either case, to the extent applicable to such Award.
3.3 Limit to Directors. No Director shall be granted Awards under the Plan in any consecutive 12-month period having a value of more than $700,000.
ARTICLE IV
GRANTING OF AWARDS
4.1 Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom one or more Awards shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.
4.2 Award Agreement. Each Award may be evidenced by an Award Agreement stating the terms and conditions applicable to such Award, consistent with the requirements of the Plan.
4.3 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
4.4 Minimum Vesting Period. Subject to Article X and Sections 3.1(c), 5.6, 6.1(c), 7.1(c), 8.5(b) and 9.1(c) of the Plan, all Shares that are subject to Awards shall be granted subject to a minimum vesting period of at least twelve (12) months; provided, that up to five percent (5%) of the Shares initially available under the Plan as of the Effective Date may be granted as Awards that are not subject to the minimum vesting period requirement.
ARTICLE V
OPTIONS
5.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
5.2 Eligibility for Incentive Stock Options. No Incentive Stock Option shall be granted to any individual who is not an Employee of the Company or any "parent corporation" or "subsidiary corporation" of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively).
5.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
5.4 Option Term. The term of each Option shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Notwithstanding anything to the contrary in this Section 5.4, if the original term of an Option held by a Participant expires during a

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period subject to the Insider Trading Policy, the term of such Option shall be extended until the tenth business day following the end of such period, at which time any unexercised portion of the Option shall expire. The Award Agreement shall set forth the time period, including the time period following a termination of employment or other service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the stated term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any termination of employment or other service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Option relating to such a termination of employment or other service.
5.5 Option Vesting.
(a) The terms and conditions pursuant to which an Option vests in the Participant and becomes exercisable shall be set forth in the applicable Award Agreement. Such vesting may be based on service with the Company or any Affiliate, attainment of one or more of the Performance Goals, or any other criteria selected by the Administrator.
(b) No portion of an Option which is unexercisable at a Participant's termination of employment or other service shall thereafter become exercisable, except as may be otherwise provided in the applicable Award Agreement or by action of the Administrator following the grant of the Option.
5.6 Treatment of Options upon Certain Events. The applicable Award Agreement shall provide for the treatment of each Option upon a termination of employment or other service with the Company.
5.7 Substitution of Stock Appreciation Rights. The Administrator may, in its sole discretion, substitute an Award of Stock Appreciation Rights for an outstanding Option at any time prior to or upon exercise of such Option; provided, however, that such Stock Appreciation Rights shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.
5.8 Partial Exercise of Options. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.
5.9 Manner of Exercise of Options. A Participant may exercise an exercisable Option, subject to applicable requirements set forth in the Award Agreement, by paying the full exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in accordance with one or more of the following: (i) cash or check, (ii) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award), in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, or (iii) other form of legal consideration acceptable to the Administrator. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
5.10 Notification Regarding Disposition. The Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two (2) years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one (1) year after the transfer of such Shares to such Participant.
5.11 Prohibition on Repricing. Subject to limitations imposed by Section 409A of the Code or other applicable law and the limitations contained in Section 13.1 herein, and except in connection with an equitable adjustment pursuant to Section 3.2 herein, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.
ARTICLE VI
RESTRICTED STOCK
6.1 Award of Restricted Stock.

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(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
(b) The Award Agreement shall set forth the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by applicable law.
(c) The Award Agreement shall set forth the treatment of each Award of Restricted Stock upon a termination of employment or other service with the Company.
6.2 Rights as Stockholders. Upon issuance of Restricted Stock, the Participant shall have, except as otherwise provided herein or in the Award Agreement, all the rights of a stockholder with respect to said Shares. This includes, but is not limited to, the right to vote Shares of Restricted Stock as the record owner thereof and the right to receive dividends and other distributions payable to an Eligible Individual during the restriction period; provided, however, that any dividends or other distributions with respect to the Shares shall be (i) credited by the Company to an account for the Participant and accumulated without interest until the date upon which the underlying Award becomes vested and (ii) reconveyed to the Company without further consideration or any act or action by the Participant if for any reason the underlying Award is cancelled, terminated, forfeited or fails to vest. In no event shall dividends and other distributions be paid or distributed with respect to Shares of Restricted Stock until the vesting restrictions of the underlying Award lapse.
6.3 Restrictions. All Shares of Restricted Stock (including any Shares received by Participants thereof with respect to Shares of Restricted Stock as a result of stock dividends, stock splits or any other Change in Capitalization) shall, in the terms of an applicable Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Participant's duration of employment, directorship or consultancy with the Company, the Performance Goals, Company or Affiliate performance, individual performance or other criteria selected by the Administrator. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing Shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.
6.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
ARTICLE VII
RESTRICTED STOCK UNITS
7.1 Award of Restricted Stock Units.
(a) The Administrator is authorized to grant Restricted Stock Units to Eligible Individuals, and shall determine the terms and conditions, including the restrictions, applicable to each award of Restricted Stock Units, which terms and conditions shall be set forth in the Award Agreement and shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock Units as it deems appropriate. The Award Agreement shall set forth the time and form of payment of each award of Restricted Stock Units.
(b) The Administrator shall specify, or permit the Participant to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units shall be issued (or cash in lieu thereof shall be paid), which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become

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nonforfeitable. Such conditions and dates shall be established in accordance with the applicable provisions of Section 409A of the Code or an exemption therefrom.
(c) The Award Agreement shall set forth the treatment of each Award of Restricted Stock Units upon a termination of employment or other service with the Company. On the distribution dates, the Company shall issue to the Participant one unrestricted, fully transferable Share (or, if provided in the Award Agreement, the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.
ARTICLE VIII
PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
STOCK PAYMENTS, OTHER INCENTIVE AWARDS
8.1 Performance Awards.
(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual. The vesting and value of Performance Awards may be linked to any one or more of the Performance Goals or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods as set forth in the Award Agreement. Performance Awards may be paid in cash, Shares or a combination of both, as set forth in the Award Agreement.
(b) Without limiting Section 8.1(a) hereof, the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.
(c) Performance Awards shall be paid, unless otherwise determined by the Committee, no later than 2 ½ months after the tax year in which the Performance Award vests. Unless otherwise provided in the applicable Performance Goals or Award Agreement, a Participant shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such applicable Performance Period are achieved.
8.2 Dividend Equivalents.
(a) Subject to Section 8.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula, at such time and subject to such limitations as set forth in the applicable Award Agreement, provided, however, Dividend Equivalents with respect to Shares covered by an Award shall be (i) subject to the same vesting requirements, settlement provisions, and other terms and conditions as the underlying Award to which they relate, (ii) only paid or distributed to a Participant at the same time or times and to the same extent that the vesting conditions (including Performance Goals), if any, are subsequently satisfied and the Award vests with respect to such Shares, and (iii) reconveyed to the Company without further consideration or any act or action by the Participant if for any reason the underlying Award is cancelled, terminated, forfeited or fails to vest. In no event shall Dividend Equivalents be paid or distributed until the vesting restrictions of the underlying Award lapse. A Participant shall have no right to any outstanding Dividend Equivalents granted in tandem with an Award, if such Award is expired, forfeited or otherwise terminated.
(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
8.3 Stock Payments. The Administrator is authorized to make one or more Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Goals or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator.
8.4 Other Incentive Awards. The Administrator is authorized to grant Other Incentive Awards to any Eligible Individual, which Awards may cover Shares or the right to purchase Shares or have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, Shares, stockholder value or stockholder return, in each case, on a specified date or dates or over any period or periods determined by the Administrator. The terms and conditions applicable to such Other Incentive

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Awards shall be set forth in the applicable Award Agreement. Other Incentive Awards may be linked to any one or more of the Performance Goals or other specific criteria determined appropriate by the Administrator and may be payable in cash or Shares.
8.5 Other Terms and Conditions.
(a) All applicable terms and conditions of each Award described in this Article VIII, including without limitation, as applicable, the term, vesting conditions and exercise/purchase price applicable to the Award, shall be set by the Administrator in its sole discretion, provided, however, that the value of the consideration paid by a Participant for an Award shall not be less than the par value of a Share, unless otherwise permitted by applicable law.
(b) The rights of Participants granted Performance Awards, Dividend Equivalents, Stock Payments or Other Incentive Awards upon termination of employment or other service shall be set forth in the Award Agreement.
ARTICLE IX
STOCK APPRECIATION RIGHTS
9.1 Grant of Stock Appreciation Rights.
(a) The Administrator is authorized to grant Awards of Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.
(b) Each Award of Stock Appreciation Rights shall entitle the Participant (or other individual entitled to exercise the Award of Stock Appreciation Rights pursuant to the Plan) to exercise all or a specified portion of the Award of Stock Appreciation Rights (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per Share of the Stock Appreciation Rights from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Stock Appreciation Rights that shall have been exercised, subject to any limitations the Administrator may impose or as set forth in the Award Agreement. The exercise price per Share subject to each Award of Stock Appreciation Rights shall be set by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date the Stock Appreciation Rights are granted.
(c) The Award Agreement shall set forth the treatment of each Award of Stock Appreciation Rights upon a termination of employment or other service with the Company.
9.2 Stock Appreciation Right Vesting.
(a) The Award Agreement shall set forth the period during which a Participant shall vest in an Award of Stock Appreciation Rights and have the right to exercise such Stock Appreciation Rights (subject to Section 9.4 hereof) in whole or in part. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Goals or any other criteria selected by the Administrator.
(b) No portion of an Award of Stock Appreciation Rights which is unexercisable upon termination of employment or other service shall thereafter become exercisable, except as may be otherwise provided in an Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Rights; provided, that in no event shall an Award of Stock Appreciation Rights become exercisable following its expiration, termination or forfeiture.
9.3 Manner of Exercise. A Participant may exercise an exercisable Stock Appreciation Right as follows, subject to applicable requirements established by the Administrator; full payment of the applicable withholding taxes shall be made to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Rights, or portion thereof, are exercised, in a manner permitted by Section 6.2 in respect of Options.
9.4 Stock Appreciation Right Term. The term of each Award of Stock Appreciation Rights shall be set forth in the Award Agreement; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Rights are granted. Notwithstanding anything to the contrary in this Section 9.4, if the original term of a Stock Appreciation Right held by a Participant expires during a period subject to the Insider Trading Policy, the term of such Stock Appreciation Right shall be extended until the tenth business day following the end of such period, at which time any unexercised portion of the Stock Appreciation Right shall expire. The

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Award Agreement shall set forth the time period, including any time period following a termination of employment or other service, during which the Participant has the right to exercise any vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Award term. Except as limited by the requirements of Section 409A of the Code, the Administrator may extend the term of any outstanding Stock Appreciation Rights, and may extend the time period during which vested Stock Appreciation Rights may be exercised in connection with any termination of employment or other service of the Participant, and, subject to Section 13.1 hereof, may amend any other term or condition of such Stock Appreciation Rights relating to such a termination of employment or other service.
9.5 Prohibition on Repricing. Subject to limitations imposed by Section 409A of the Code or other applicable law and the limitations contained in Section 13.1 herein, and except in connection with an equitable adjustment pursuant to Section 3.2, in no event shall the exercise price with respect to an Award be reduced following the grant of an Award, nor shall an Award be cancelled in exchange for a replacement Award with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.
ARTICLE X
CHANGE IN CONTROL
10.1 Change in Control Treatment of Outstanding Awards. Unless otherwise determined by the Board and/or evidenced in an Award Agreement:
(a) Performance Awards. In the event that a Change in Control occurs during a Performance Period, then immediately prior to the Change in Control, (1) the Performance Goals subject to each outstanding Performance Award shall be deemed to be achieved at the actual level of performance based on an assumed Performance Period ending as of the date immediately prior to the Change in Control, (2) each such Performance Award shall then cease to be subject to the achievement of the Performance Goals and (3) each such Performance Award shall vest in full at the end of the Performance Period provided the Participant is employed by or is providing services to the Company or any Affiliate on such date, subject to the terms of this Section 10.1.
(b) Assumption/Substitution of Awards. With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event that (1) a Change in Control occurs and (2) during the twenty-four (24) month period following such Change in Control a Participant's employment or service is terminated without Cause by the Company or any Affiliate or the Participant resigns from employment or service from the Company or any Affiliate with Good Reason, then:
(i) Any and all Options and Stock Appreciation Rights shall become fully vested and exercisable;
(ii) Any and all Restricted Stock Awards, Restricted Stock Units Awards, Performance Awards, Dividend Equivalent Awards, Stock Payment Awards or Other Incentive Award shall become fully vested and all restrictions, payment conditions and forfeiture conditions applicable to such Award shall lapse and be settled as soon as reasonable practicable, but in no event later than ten (10) days following such termination of employment; and
(iii) Notwithstanding anything to the contrary, if the Change in Control event does not constitute a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code, and if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then the vesting of such Award shall be accelerated as of the date of termination of employment, but the Company shall pay such Award on its scheduled payment date (which may be a "separation from service" within the meaning of Section 409A of the Code), but in no event more than 90 days following the scheduled payment date.
(c) No Assumption/Substitution of Awards. With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control,
(i) Any and all Options and Stock Appreciation Rights shall become fully vested and exercisable;
(ii) Any and all Restricted Stock Awards, Restricted Stock Units Awards, Performance Awards, Dividend Equivalent Awards, Stock Payment Awards or Other Incentive Award shall become fully vested and all restrictions, payment conditions and forfeiture conditions applicable to such Award shall lapse

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and be settled as soon as reasonable practicable, but in no event later than ten (10) days following the Change in Control; and
(iii) Notwithstanding anything to the contrary, if the Company determines any Award constitutes deferred compensation subject to Section 409A of the Code, then to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the vesting of such Award shall be accelerated as of the effective date of the Change in Control in accordance with clauses (i) and (ii) above, but the Company shall pay such Award on its scheduled payment date, but in no event more than 90 days following the scheduled payment date.
(d) Restrictive Covenants Agreements. The Participant's obligations under restrictive covenants contained in any Award Agreement or any other agreement with the Company or any Affiliate of the Company shall not lapse upon a Change in Control.
(e) Assumed/Substituted. For purposes of this Section 10.1, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award is (1) based on shares of common stock that are traded on an established U.S. securities market and (2) of comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if an Award that relates to Shares shall instead relate to the common stock of the acquiring or ultimate parent entity.
(f) Cashout of Awards. Notwithstanding any other provision of the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Administrator may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control over the exercise or purchase price per Share subject to the Award multiplied by (ii) the number of Shares granted under the Award. Without limiting the generality of the foregoing, in the event that the consideration paid per Share in the Change in Control is less than or equal to the exercise or purchase price per Share subject to the Award, then the Administrator may, in its discretion, cancel such Award without any consideration upon the occurrence of a Change in Control.
ARTICLE XI
ADDITIONAL TERMS OF AWARDS
11.1 Tax Withholding and Consequences. The Company and its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's social security, Medicare and any other employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising in connection with any Award. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company or an Affiliate withhold Shares otherwise issuable under an Award (or allow the surrender of Shares), provided that the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding in such amount that will not cause adverse accounting consequences for the Company and its Affiliates and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another governmental entity. Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to any Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Stock Option has or will qualify as an "incentive stock option" within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining to non-qualified plans of deferred compensation, will or will not apply.
11.2 Transferability of Awards.
(a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;
(b) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the

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Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to the satisfaction of these conditions shall be null and void and of no effect; and
(c) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him or her under the Plan; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable program or Award Agreement, be exercised by his personal representative or by any individual empowered to do so under the deceased Participant's will or under the then-applicable laws of descent and distribution.
11.3 Conditions to Issuance of Shares.
(a) Notwithstanding anything herein to the contrary, neither the Company nor its Affiliates shall be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b) All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.
(c) The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, the treatment of such fractional Shares, including, but not limited to whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company and/or its Affiliates may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Award, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.4 Forfeiture and Recoupment Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that any proceeds, gains or other economic benefit must be paid to the Company and the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, in either case, if (i) a termination of employment or other service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Participant at any time, or during a specified time period, engages in any activity which violates any applicable restrictive covenants of the Company, as may be further specified in an Award Agreement, (iii) the Participant incurs a termination of employment or other service for Cause or (iv) the Participant at any time engages in unlawful and/or fraudulent activity or an activity which constitutes a breach of the Company's Code of Conduct policy as in effect from time to time or a breach of the Participant's employment agreement, as may be further specified in an Award Agreement. In addition, all Awards made under the Plan shall be subject to any clawback or recoupment policies of the Company, as in effect from time to time, or as otherwise required by law.
11.5 Leave of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence. A Participant shall not cease to be considered an Employee, Non-Employee Director or Consultant, as applicable, in the case of any (a) leave of absence approved by the Company, or (b) transfer between locations of the Company or between the Company and any of its Affiliates or any successor thereof.

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ARTICLE XII
ADMINISTRATION
12.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and shall be referred to herein as the "Administrator." Unless otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a "non-employee director" as defined by Rule 16b-3 of the Exchange Act and an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision; provided, however, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof.
12.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan and all Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend any Award Agreement, provided that the rights or obligations of the holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment unless the consent of the Participant is obtained or such amendment is otherwise permitted under Section 13.1 hereof; provided, however, the Participant's consent shall not be required for any amendment required under applicable laws, rules or regulations. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Actor the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.
12.3 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:
(a) Designate Eligible Individuals to receive Awards;
(b) Determine the type or types of Awards to be granted to each Eligible Individual;
(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;
(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Accelerate the vesting of an Award after the grant of an Award; provided, that in no event shall an Award become exercisable following its expiration, termination or forfeiture;
(i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

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(j) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
12.4 Decisions Binding. The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.
12.5 Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or to one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article XII; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board and the Committee.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
13.1 Amendment, Suspension or Termination of the Plan. The Plan may be amended or terminated at any time by action of the Board. However, no amendment may, without stockholder approval, except as set forth in Section 3.2 herein, (i) increase the aggregate number of Shares available for Awards, (ii) extend the term of the Plan, (iii) materially expand the types of awards available under the Plan, (iv) change the definition of Eligible Individual to add a category or categories of individuals who are eligible to participate in the Plan, (v) delete or limit the prohibition against repricing of Options or Stock Appreciation Rights contained in Sections 5.11 and 9.5, or (vi) make other changes which require approval by the stockholders of the Company in order to comply with applicable law or applicable stock market rules. No amendment or termination of the Plan may adversely modify any individual's rights under an outstanding Award unless such individual consents to the modification in writing.
13.2 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
13.3 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.
13.4 Governing Law. The Plan and any programs and agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
13.5 Section 409A. The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required in

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order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant's termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant's separation from service (or upon the Participant's death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Section 409A of the Code, if required to avoid accelerated taxation and/or tax penalties, a Change in Control shall be deemed to have occurred for purposes of the payment or settlement of such Award under the Plan only if a "change in the ownership of the corporation," a "change in effective control of the corporation" or a "change in the ownership of a substantial portion of the assets of the corporation," within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred under Section 409A of the Code.
13.6 No Rights to Awards. No Eligible Individual or other individual shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other individuals uniformly.
13.7 Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any program or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.
13.8 Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.9 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
13.10 Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
13.11 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.
13.12 Term of Plan. The Plan shall terminate on February 27, 2033, but all outstanding Awards as of the date of termination shall remain in effect and the terms of the Plan shall apply until such Award terminates as provided in the applicable Award Agreement.
13.13 Not an Employment Contract. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant of an Award any right with respect to the continuation of his or her employment, consulting, Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment, consulting, Board member relationship or other association with the Company and its Affiliates.

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ANNEX C

Proposed Amendment to the Certificate of Incorporation of Anywhere Real Estate, Inc.

As amended, Article IX would read as follows, with additions indicated by bold underlining and deletions by strike-out:
ARTICLE IX
LIMITED LIABILITY
~~To the extent permitted by the DGCL, a~~ No director or Officer (as defined below) of the Corporation will ~~not~~ be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or Officer, except for liability of: (i) a director or Officer for any breach of the director's or Officer’s duty of loyalty to the Corporation or its stockholders, (ii) a director or Officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL (or any successor provision thereto), ~~or~~ (iv) a director or Officer for any transaction from which the director or Officer derived any improper personal benefit, or (v) an Officer in any action by or in the right of the Corporation. Any amendment, repeal or ~~amendment or modification~~ elimination of this Article IX ~~by the stockholders of the Corporation or by changes in applicable law, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and will not adversely affect any limitation on the personal liability of any director of the Corporation at the time of~~ will not adversely affect its application with respect to an act or omission by a director or Officer occurring before such amendment, repeal or ~~amendment or modification or adoption of such inconsistent provision~~ elimination. If any provision of the DGCL is amended to authorize ~~corporate action~~ the further ~~eliminating or limiting~~ elimination or limitation of the ~~personal~~ liability of directors or Officers, then the liability of ~~our~~ directors and/or Officers (as applicable) of the Corporation will be eliminated or limited to the fullest extent ~~permitted~~ authorized by the DGCL, as so amended. All references in this Article IX to an "Officer" shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.

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ANYWHERE REAL ESTATE INC.
ATTN: ALICIA SWIFT
175 PARK AVENUE
MADISON, NJ 07940

SCAN TO
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ANYWHERE REAL ESTATE INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors for a one-year term expiring in 2024 and until their successors are duly elected and qualified.

Nominees:	**For**	**Against**	**Abstain**
1a. Fiona P. Dias	☐	☐	☐
1b. Matthew J. Espe	☐	☐	☐
1c. V. Ann Hailey	☐	☐	☐
1d. Bryson R. Koehler	☐	☐	☐
1e. Duncan L. Niederauer	☐	☐	☐
1f. Egbert L. J. Perry	☐	☐	☐
1g. Ryan M. Schneider	☐	☐	☐
1h. Enrique Silva	☐	☐	☐
1i. Sherry M. Smith	☐	☐	☐
1j. Christopher S. Terrill	☐	☐	☐
1k. Felicia Williams	☐	☐	☐
1l. Michael J. Williams	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	**For**	**Against**	**Abstain**
2. Advisory Approval of the Compensation of Our Named Executive Officers.	☐	☐	☐
3. Ratification of the Appointment of PricewaterhouseCoopers LLP to serve as our Registered Public Accounting Firm for 2023.	☐	☐	☐
4. Proposal to approve the Second Amended and Restated 2018 Long-Term Incentive Plan.	☐	☐	☐
5. Proposal to approve the amendment of our Certificate of Incorporation to limit the liability of certain officers of the Company.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D97496-P88634

ANYWHERE REAL ESTATE INC.
2023 Annual Meeting of Stockholders
May 3, 2023 9:00 AM
This proxy is solicited on behalf of the Board of Directors of Anywhere Real Estate Inc. for the Annual Meeting of Stockholders to be held May 3, 2023

The undersigned hereby appoint(s) Ryan M. Schneider, Charlotte C. Simonelli and Marilyn J. Wasser, or any of them, as proxies, each with the power of substitution and each with all of the powers that the undersigned would possess if personally present at the 2023 Annual Meeting of Stockholders of Anywhere Real Estate Inc., and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Anywhere Real Estate Inc. that the undersigned is/are entitled to vote at such meeting to be held at 9:00 AM, EDT on May 3, 2023, virtually at www.virtualshareholdermeeting.com/HOUS2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all nominees for director in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side